Exhibit 4.7

Execution Version

TRUST INDENTURE

DATED AS OF THE 16th DAY OF JUNE, 2021

BETWEEN

PARKLAND CORPORATION, AS ISSUER

AND

COMPUTERSHARE TRUST COMPANY OF CANADA, AS TRUSTEE

PROVIDING FOR THE ISSUE OF

3.875% SENIOR NOTES DUE 2026

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1

1.1	Definitions	1

1.2	Meaning of “Outstanding”	37

1.3	Interpretation	37

1.4	Headings, Etc.	37

1.5	Statute Reference	37

1.6	Day not a Business Day	38

1.7	Applicable Law	38

1.8	Monetary References	38

1.9	Invalidity, Etc.	38

1.10	Language	38

1.11	Successors and Assigns	38

1.12	Benefits of Indenture	38

1.13	Trust Indenture Legislation	38

1.14	Conversion of Currency	39

1.15	Accounting Terms; Changes in Generally Accepted Accounting Principles	39

1.16	Financial Calculations for Limited Condition Transactions	40

ARTICLE 2 THE NOTES		41

2.1	Issue and Designation of Notes; Ranking	41

2.2	Additional Notes	41

2.3	Interest	42

2.4	Currency of Payment	42

2.5	Additional Amounts	42

2.6	Form of Notes	44

2.7	Execution, Authentication and Delivery of Notes	45

2.8	Appointment of Trustee and Depositary	45

2.9	Registrar and Paying Agent	45

2.10	Paying Agent to Hold Money in Trust	46

2.11	Book Entry Only Notes	46

2.12	Global Notes	47

2.13	Interim Notes	47

2.14	Mutilation, Loss, Theft or Destruction	48

2.15	Concerning Interest	48

i

2.16	Payments of Amounts Due on Maturity	49

2.17	Legends on Notes	50

2.18	Payment of Interest	52

2.19	Record of Payment	54

2.20	Representation Regarding Third Party Interest	54

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP		54

3.1	Register of Certificated Notes	54

3.2	Global Notes	54

3.3	Transferee Entitled to Registration	56

3.4	No Notice of Trusts	56

3.5	Registers Open for Inspection	56

3.6	Transfers and Exchanges of Notes	56

3.7	Closing of Registers	63

3.8	Charges for Registration, Transfer and Exchange	64

3.9	Ownership of Notes	64

3.10	Cancellation and Destruction	65

ARTICLE 4 REDEMPTION AND PURCHASE OF NOTES		65

4.1	Redemption of Notes	65

4.2	Optional Redemption	65

4.3	Mandatory Redemption; Open Market Purchases; Tenders	67

4.4	Places of Payment	67

4.5	Partial Redemption	67

4.6	Notice of Redemption	68

4.7	Notes Due on Redemption Dates	69

4.8	Deposit of Redemption Monies	69

4.9	Failure to Surrender Notes Called for Redemption	70

4.10	Cancellation of Notes Redeemed	70

4.11	Purchase of Notes for Cancellation	70

ARTICLE 5 COVENANTS OF THE ISSUER		71

5.1	Payment of Principal, Premium, and Interest	71

5.2	Maintenance of Office or Agency	71

5.3	Provision of Reports and Financial Information	72

5.4	Compliance Certificate	73

5.5	Payment of Taxes and Other Claims	74

5.6	Stay, Extension and Usury Laws	74

5.7	Keeping of Books	74

5.8	Restricted Payments	75

5.9	Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries	80

5.10	Limitations in Incurrence of Indebtedness	82

5.11	Limitation on Asset Sales	86

5.12	Limitations on Transactions with Affiliates	91

5.13	Limitation on Liens	92

5.14	Offer to Purchase Notes upon Change of Control	93

5.15	Corporate Existence	95

5.16	Business Activities	95

5.17	Additional Guarantees	95

5.18	Designation of Subsidiaries as Restricted or Unrestricted	96

5.19	Further Instruments and Acts	97

5.20	Covenant Termination	97

5.21	SEC Reporting Covenant	98

ARTICLE 6 DEFAULT AND ENFORCEMENT		98

6.1	Events of Default	98

6.2	Acceleration of Maturity; Rescission, Annulment and Waiver	100

6.3	Collection of Indebtedness and Suits for Enforcement by Trustee	101

6.4	Trustee May File Proofs of Claim	102

6.5	Trustee May Enforce Claims Without Possession of Notes	103

6.6	Application of Monies by Trustee	103

6.7	No Suits by Holders	104

6.8	Unconditional Right of Holders to Receive Principal, Premium and Interest	104

6.9	Restoration of Rights and Remedies	105

6.10	Rights and Remedies Cumulative	105

6.11	Delay or Omission Not Waiver	105

6.12	Direction by Holders	105

6.13	Notice of Event of Default	105

6.14	Waiver of Stay or Extension Laws	106

6.15	Undertaking for Costs	106

6.16	Judgment Against the Issuer	106

6.17	Immunity of Officers and Others	106

6.18	Notice of Payment by Trustee	106

6.19	Trustee May Demand Production of Notes	107

ARTICLE 7 DISCHARGE AND DEFEASANCE		107

7.1	Satisfaction and Discharge	107

7.2	Option to Effect Legal Defeasance or Covenant Defeasance	108

7.3	Legal Defeasance and Discharge	108

7.4	Covenant Defeasance	108

7.5	Conditions to Legal or Covenant Defeasance	109

7.6	Application of Trust Funds	111

7.7	Repayment to the Issuer	111

7.8	Continuance of Rights, Duties and Obligations	111

ARTICLE 8 MEETINGS OF HOLDERS		112

8.1	Purpose, Effect and Convention of Meetings	112

8.2	Notice of Meetings	112

8.3	Chair	113

8.4	Quorum	113

8.5	Power to Adjourn	113

8.6	Voting	113

8.7	Poll	114

8.8	Proxies	114

8.9	Persons Entitled to Attend Meetings	114

8.10	Powers Exercisable by Extraordinary Resolution	115

8.11	Powers Cumulative	116

8.12	Minutes	116

8.13	Instruments in Writing	116

8.14	Binding Effect of Resolutions	117

8.15	Evidence of Rights of Holders	117

ARTICLE 9 SUCCESSORS TO THE ISSUER AND THE RESTRICTED SUBSIDIARIES		117

9.1	Restrictions on Amalgamation, Consolidation, Merger and Sale of Certain Assets	117

9.2	Vesting of Powers in Successor	120

ARTICLE 10 CONCERNING THE TRUSTEE		120

10.1	No Conflict of Interest	120

10.2	Replacement of Trustee	120

10.3	Duties of Trustee	121

10.4	Reliance Upon Declarations, Opinions, etc.	121

10.5	Evidence and Authority to Trustee, Opinions, etc.	122

10.6	Officers’ Certificates Evidence	123

10.7	Experts, Advisers and Agents	123

10.8	Trustee May Deal in Notes	124

10.9	Investment of Monies Held by Trustee	124

10.10	Trustee Not Ordinarily Bound	124

10.11	Trustee Not Required to Give Security	125

10.12	Trustee Not Bound to Act on Issuer’s Request	125

10.13	Conditions Precedent to Trustee’s Obligations to Act Hereunder	125

10.14	Authority to Carry on Business	125

10.15	Compensation and Indemnity	126

10.16	Acceptance of Trust	126

10.17	Anti-Money Laundering	126

10.18	Privacy	127

ARTICLE 11 AMENDMENT, SUPPLEMENT AND WAIVER		127

11.1	Ordinary Consent	127

11.2	Special Consent	128

11.3	Without Consent	128

11.4	Form of Consent	129

11.5	Notice of Amendments	129

11.6	Supplemental Indentures	129

ARTICLE 12 SUBSIDIARY GUARANTEES		130

12.1	Guarantee	130

12.2	Guarantee Absolute	131

12.3	Waivers	133

12.4	Subrogation	133

12.5	No Waiver; Remedies	133

12.6	Continuing Guarantee; No Right of Set-Off; Independent Obligation	134

12.7	Guarantors May Consolidate, Etc., on Certain Terms	134

12.8	Benefits Acknowledged	134

12.9	Expenses	134

12.10	Release of Guarantee	134

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ARTICLE 13 NOTICES		135

13.1	Notice to Issuer	135

13.2	Notice to Holders	135

13.3	Notice to Trustee	136

13.4	Mail Service Interruption	136

ARTICLE 14 MISCELLANEOUS		136

14.1	Copies of Indenture	136

14.2	Force Majeure	136

14.3	Service of Process	137

14.4	Time of Essence	137

ARTICLE 15 EXECUTION AND FORMAL DATE		137

15.1	Execution	137

15.2	Formal Date	137

APPENDICES

APPENDIX A - FORM OF NOTE

APPENDIX B - FORM OF CERTIFICATE OF TRANSFER

APPENDIX C - FORM OF SUPPLEMENTAL INDENTURE FOR GUARANTEE

THIS INDENTURE made as of the 16th day of June, 2021.

BETWEEN:

PARKLAND CORPORATION, an Alberta corporation having its head office in the City of Calgary, in the Province of Alberta (hereinafter called the “Issuer”);

AND

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company subsisting under the laws of Canada and registered to carry on business in the Province of Alberta (hereinafter called the “Trustee”).

WITNESSETH THAT:

WHEREAS the Issuer considers it desirable for its business purposes to create and issue 3.875% senior notes due 2026 from time to time in the manner and subject to the terms and conditions set forth in this Indenture.

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee.

NOW THEREFORE it is hereby covenanted, agreed and declared as set forth herein:

ARTICLE 1

INTERPRETATION

1.1 Definitions

In this Indenture (including the recitals hereto) and in the Notes, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings:

“144A U.S. Legend” has the meaning given to that term in Section 2.17(a).

“Accounting Change” has the meaning set forth in Section 1.15(a).

“Accounting Change Notice” has the meaning set forth in Section 1.15(a).

“Acquired Indebtedness” means (a) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business) existing at the time such Person becomes a Restricted Subsidiary and (b) with respect to the Issuer or any of its Restricted Subsidiaries, any Indebtedness of a Person (including, for the avoidance of doubt, Indebtedness incurred in the ordinary course of such Person’s business to acquire assets used or useful in its business), other than the Issuer or a Restricted Subsidiary, existing at the time such Person is amalgamated, merged or consolidated with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any of its Restricted Subsidiaries in connection with the acquisition of an asset or assets from another Person.

“Additional Amounts” has the meaning set forth in Section 2.5(a)(iii).

“Additional Notes” means Notes (other than the Notes issued on the Issue Date and any Notes issued in exchange or in replacement (in whole or in part) for such initial Notes) issued under this Indenture in accordance with Section 2.2.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” has the meaning given to that term in Section 5.12(a).

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

“Applicable Securities Legislation” means, at any time, applicable securities laws (including rules, regulations, policies, instruments and blanket orders) in each of the provinces and territories of Canada and in the United States of America and each state thereof.

“asset” means any asset or property, including, without limitation, Equity Interests.

“Asset Acquisition” means:

(a)

an Investment by the Issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary, or shall be amalgamated, merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries; or

(b)

the acquisition by the Issuer or any of its Restricted Subsidiaries of all or substantially all of the assets of any other Person (other than a Restricted Subsidiary) or any division or line of business of any such other Person (other than in the ordinary course of business).

“Asset Sale” means:

(1)

any sale, conveyance, transfer, lease, assignment or other disposition by the Issuer or any of its Restricted Subsidiaries to any Person other than the Issuer or any of its Restricted Subsidiaries (including by means of a sale and leaseback transaction or an amalgamation, merger or consolidation), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business; or

(2)

any issuance of Equity Interests of a Restricted Subsidiary (other than Preferred Shares of Restricted Subsidiaries issued in compliance with Section 5.10) to any Person other than the Issuer or any of its Restricted Subsidiaries in one transaction or a series of related transactions (the actions described in these clauses (1) and (2), collectively, for purposes of this definition, a “transfer”).

For purposes of this definition, the term “Asset Sale” shall not include:

(a)	transfers of cash or Cash Equivalents;

(b)	transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.14 or Article 9;

(c)	Permitted Investments and Restricted Payments permitted under Section 5.8;

(d)	the creation of or realization on any Permitted Lien and any disposition of assets resulting from the enforcement or foreclosure of any such Permitted Lien;

(e)	transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(f)

sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other Intellectual Property, and licenses, leases or subleases of other assets, of the Issuer or any of its Restricted Subsidiaries to the extent not materially interfering with the business of the Issuer and the Restricted Subsidiaries;

(g)	a disposition of inventory in the ordinary course of business;

(h)

a disposition of receivables in connection with (i) the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring and similar arrangements, or (ii) any Qualified Securitization Financing;

(i)

dispositions of Investments and other assets in joint venture entities or unincorporated joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements, facilities connection agreements and similar binding arrangements; provided that the net cash proceeds, if any, received by the Issuer or any of its Restricted Subsidiaries of the Issuer in connection with such disposition shall be deemed proceeds of an “Asset Sale,” subject to clause (k) below;

(j)

the trade or exchange by the Issuer or any of its Restricted Subsidiaries of any asset for any other asset or assets (other than securities) that are used in a Permitted Business; provided, that the Fair Market Value of the asset or assets received by the Issuer or any of its Restricted Subsidiaries in such trade or exchange (including any cash or Cash Equivalents) is at least equal to the Fair Market Value (as determined in good faith and acting reasonably by the Board of Directors or an executive officer of the Issuer or of such Restricted Subsidiary with responsibility for such transaction, which determination shall be conclusive evidence of compliance with this provision) of the asset or assets disposed of by the Issuer or any of its Restricted Subsidiaries pursuant to such trade or exchange; and, provided, further, that if any cash or Cash Equivalents are used in such trade or exchange to achieve an exchange of equivalent value, that the amount of such cash and/or Cash Equivalents received shall be deemed proceeds of an “Asset Sale,” subject to clause (k) below;

(k)

any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $35 million;

(l)

any Asset Sale pursuant to a condemnation, expropriation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure; and

(m)	any sale or other disposition of Equity Interests or other securities of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, an Unrestricted Subsidiary.

“Authentication Order” has the meaning given to that term in Section 2.7(c).

“Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding Up and Restructuring Act (Canada), each as now and hereafter in effect, any successors to such statutes, any other applicable insolvency, winding-up, dissolution, restructuring, reorganization, liquidation, or other similar law of any jurisdiction, and any law of any jurisdiction (including any corporate law relating to arrangements, reorganizations, or restructurings) permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Beneficial Holder” means any Person who holds a beneficial interest in a Global Note as shown on the books of the Depository or a Participant.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person and (b) in any other case, the functional equivalent of the foregoing or, in each case, other than for purposes of the definition of “Change of Control,” any duly authorized committee of such body.

“Board Resolution” means a copy of a resolution certified by any Officer of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Book Entry Only Notes” means Notes which are to be held only by or on behalf of the Depository.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in Calgary, Alberta or the State of New York are authorized or required by law to close.

“Canada Bond Yield” means, on any date, the bid yield to maturity on such date compounded semi-annually which a non-callable non-amortizing Government of Canada nominal bond would be expected to carry if issued, in Canadian dollars in Canada, at 100% of its principal amount on such date with a term to maturity which most closely approximates the remaining term to June 16, 2023 of the Notes on such date, as determined by the Issuer based on a linear interpolation of the yields represented by the arithmetic average of bids observed in the market place at or about 11h00 (Eastern Time), on the relevant date for each of the two outstanding non-callable non-amortizing Government of Canada nominal bonds which have the terms to maturity which most closely span the remaining term to June 16, 2023 of the Notes on such date, where such arithmetic average is based in each case on the bids quoted to an independent investment dealer acting as agent of the Issuer by two independent registered members of the Investment Industry Regulatory Organization of Canada selected by the Issuer (and acceptable to the Trustee, acting reasonably), calculated in accordance with standard practice in the industry.

“Canada Yield Price” means the price for the Notes, as determined by an independent investment dealer selected by the Issuer and acceptable to the Trustee, acting reasonably, as of the Business Day immediately preceding the day on which the notice of redemption for prepayment is given, equal to the sum of the present values of (a) the redemption price of such Note at June 16, 2023 pursuant to Section 4.2(d), plus (b) the scheduled payments of interest on the Notes remaining between the date of redemption and June 16, 2023 (not including any portion of the scheduled payments of interest accrued as of the relevant redemption date) discounted to the relevant redemption date on a semi-annual basis (assuming a 365-day year) at the discount rate equal to the sum of the Canada Bond Yield for such Notes and the Canada Yield Spread.

“Canada Yield Spread” means 1.00% (or 100 basis points).

“Canadian dollars”, “C$” and “$” each means the lawful money of Canada.

“Canadian Government Obligations” means direct non-callable obligations of, or guaranteed by, Canada for the payment of which guarantee or obligations the full faith and credit of Canada is pledged.

“Canadian Private Placement Legend” means the legend set forth in Section 2.17(b), which is required to be placed on all Notes issued under this Indenture until such legend is no longer required under Applicable Securities Legislation.

“Cash Equivalents” means:

(a)	Canadian dollars, U.S. dollars, pounds sterling or euro;

(b)

marketable obligations issued or directly and fully guaranteed or insured by the United States of America, the Canadian government or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof), maturing within three years of the date of acquisition thereof;

(c)

demand and time deposits and certificates of deposit of any lender under any Credit Facility or any Eligible Bank organized under the laws of the United States, any state thereof or the District of Columbia or under the laws of Canada or any province or territory thereof or a U.S. or Canadian branch of any other Eligible Bank maturing within three years of the date of acquisition thereof;

(d)

commercial paper issued by any Person incorporated in the United States or Canada rated at least “A1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s or at least “F-1” or the equivalent thereof by Fitch or at least “R-1” or the equivalent thereof by DBRS or an equivalent rating by a nationally recognized rating agency if each of S&P, Moody’s and DBRS cease publishing ratings of commercial paper issuers generally, and in each case maturing not more than one year after the date of acquisition thereof;

(e)

repurchase obligations with a term of not more than one year for underlying securities of the types described in clause (b) above entered into with any Eligible Bank and maturing not more than one year after such time;

(f)

securities issued and fully guaranteed by any state, commonwealth or territory of the United States of America, any province or territory of Canada or by any political subdivision or taxing authority thereof, rated at least “A2” by Moody’s or “A” by S&P or “A” by Fitch or “A” by DBRS and having maturities of not more than three years from the date of acquisition;

(g)	investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (f) above;

(h)

Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A” or higher from DBRS, “A2” or higher from Moody’s or “A” or higher from Fitch, in each case with maturities not exceeding two years from the date of acquisition; and

(i)	demand deposit accounts maintained in the ordinary course of business.

“CDS” means CDS Clearing and Depository Services Inc. and its successors.

“Change of Control” means the occurrence of any of the following events:

(a)

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, to any Person;

(b)

the consummation of any transaction (other than a transaction described in clause (d) below including the exceptions thereto) the result of which is that any Person or group of Persons is or becomes the beneficial owner of (with beneficial ownership being defined and calculated pursuant to Section 1.8 of National Instrument 62-104 (Take-Over Bids and Issuer Bids), as amended, restated, supplemented or replaced from time to time), or controls, directly or indirectly, Voting Shares representing 50% or more of the voting power of the total outstanding Voting Shares of the Issuer;

(c)

the Issuer amalgamates or consolidates with, or merges with or into, any Person, or any Person amalgamates or consolidates with, or merges with or into the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Shares of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the Voting Shares of the Issuer outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for Voting Shares of the surviving, continuing or transferee Person or any parent thereof constituting, a majority of the outstanding Voting Shares of such surviving, continuing or transferee Person or any parent thereof (immediately after giving effect to such issuance) and (ii) immediately after such transaction, no Person becomes the beneficial owner of (with beneficial ownership being defined and calculated pursuant to Section 1.8 of National Instrument 62-104 (Take-Over Bids and Issuer Bids), as amended, restated, supplemented or replaced from time to time), or controls, directly or indirectly, Voting Shares representing 50% or more of the voting power of the total outstanding Voting Shares of the surviving, continuing or transferee Person or any parent thereof; and

(d)	the adoption by the shareholders of the Issuer of a Plan of Liquidation other than a Plan of Liquidation governed by Section 9.1.

For purposes of this definition, a Person shall not be deemed to have beneficial ownership of securities subject to a stock or share purchase agreement, merger or amalgamation agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (b) above if (i) the Issuer becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Shares of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Shares immediately prior to that transaction, or (B) immediately following that transaction, the holders of the Issuer’s Voting Shares immediately prior to that transaction (or another holding company satisfying the requirements of this sentence) are the beneficial owners, directly or indirectly, of more than 50% of the Voting Shares of such holding company.

“Change of Control Offer” has the meaning given to that term in Section 5.14(a).

“Change of Control Payment Date” has the meaning given to that term in Section 5.14(a).

“Change of Control Purchase Price” has the meaning given to that term in Section 5.14(a).

“Change of Control Triggering Event” means the occurrence of a Change of Control and, so long as the Notes are rated, a related Ratings Decline.

“Common Shares” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common shares whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common shares in the capital of such Person.

“Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow” for any period means, with respect to any specified Person, without duplication, the sum of the amounts for such period of:

(a)	Consolidated Net Income; plus

(b)

in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any of its Restricted Subsidiaries only if a corresponding amount would be permitted at the date of determination to be distributed to such specified Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders:

(i)	Consolidated Income Tax Expense;

(ii)	Consolidated Amortization Expense;

(iii)	Consolidated Depreciation Expense;

(iv)	Consolidated Interest Expense;

(v)	all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period; and

(vi)

any expenses or non-recurring charges (including any unusual or non-recurring operating expenses attributable to the implementation of cost-savings initiatives) (other than depreciation or amortization expense) related to any Qualified Equity Offering, Permitted Investment, acquisition, disposition, restructuring, recapitalization, or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including: (A) such fees, premiums, expenses or charges related to the offering of the Notes and (B) any amendment or other modification of the Notes, in each case determined on a consolidated basis in accordance with GAAP; plus

(c)

the amount of run rate cost savings and synergies projected in good faith by the Issuer in connection with any Asset Sales or Asset Acquisitions; provided that (i) such cost savings and synergies shall be reasonably determined in good faith by a responsible financial or accounting officer of the Issuer and (ii) the steps necessary for the realization of such cost savings and synergies have been or are expected by the Issuer to be taken within 18 months following such Asset Sale or Asset Acquisition; minus

(d)

the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period (excluding any non-cash items to the extent they represent the reversal of an accrual of a reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period).

“Consolidated Debt” as of any date means an amount equal to the sum of the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Financing Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit) outstanding on such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” for any period means the depreciation and depletion expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, on any date of determination, with respect to any Person, the ratio of (x) Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the “Transaction Date”) to (y) Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(a)

the incurrence of any Indebtedness or the issuance of any Disqualified Equity Interests of the Issuer or Disqualified Equity Interests or Preferred Shares of any of its Restricted Subsidiaries (and the application of the proceeds thereof including the repayment of any other Indebtedness) and any repayment, repurchase or redemption of other Indebtedness or other Disqualified Equity Interests or Preferred Shares (and the application of the proceeds therefrom including the repayment of any other Indebtedness) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, repurchase, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(b)

any Asset Sale or Asset Acquisition including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including or excluding, as applicable, any Consolidated Cash Flow (including any pro forma expense and cost reductions occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date), as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period;

provided, that such pro forma calculations shall be reasonably determined in good faith by a responsible financial or accounting officer of the Issuer and shall be set forth in an Officers’ Certificate signed by such Officer which states (i) the amount of such adjustment or adjustments; (ii) that such adjustment or adjustments are based on the reasonable good faith belief of the Issuer at the time of such execution; and (iii) that the steps necessary for the realization of such adjustments have been or are expected by the Issuer to be taken within 18 months following such transaction.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1)

interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2)

if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)

notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Interest Expense” for any period means, with respect to the Issuer and its Restricted Subsidiaries, the sum, without duplication, of:

(a)	the total interest expense of the Issuer and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication:

(i)	imputed interest with respect to Financing Lease Obligations and Excluded Lease Obligations;

(ii)

all interest, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings;

(iii)	the net costs associated with Hedging Obligations related to interest rates;

(iv)

amortization of debt issuance costs, debt discount or premium and other financing fees and expenses (other than the amortization or write off of any such costs, discounts, premium, fees or expenses incurred under or in connection with the incurrence of Indebtedness outstanding or available under this Indenture or the Credit Agreement on the Issue Date);

(v)	the interest portion of any deferred payment obligations;

(vi)	all other non-cash interest expense;

(vii)	all interest payable with respect to discontinued operations;

(viii)	all interest on any Indebtedness described in clause (g) or (h) of the definition of “Indebtedness”; plus

(b)	the total capitalized interest of the Issuer and its Restricted Subsidiaries for such period; plus

(c)

all dividend payments, whether paid or accrued and whether or not in cash, on any series of Disqualified Equity Interests of the Issuer or any of its Restricted Subsidiaries or any Preferred Shares of any of its Restricted Subsidiaries (other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Issuer or payable solely to the Issuer or a Restricted Subsidiary), excluding, without duplication, the cumulative effect of any change in accounting principles or policies.

“Consolidated Leverage Ratio” means, as of any date of determination, with respect to the Issuer, the ratio of (a) Consolidated Debt at such date minus the amount of unrestricted cash and Cash Equivalents at such date to (b) Consolidated Cash Flow (as determined for the four consecutive fiscal quarters ending with the Issuer’s most recent fiscal quarter for which annual or quarterly internal financial statements are available), in each case adjusted in accordance with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio”.

“Consolidated Net Income” for any period means the net income (or loss) of such Person and its Restricted Subsidiaries, in each case for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(a)

the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Restricted Subsidiaries during such period;

(b)

except to the extent included in the net income (or loss) of the Issuer pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Restricted Subsidiary or is merged into or amalgamated or consolidated with the Issuer or any of its Restricted Subsidiaries or (ii) the assets of such Person are acquired by the Issuer or any of its Restricted Subsidiaries;

(c)

for the purposes of calculating the Restricted Payments Basket only, the net income of any of its Restricted Subsidiaries (other than a Guarantor) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends has been legally waived; provided, however, that such net income shall be included in determining Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary to such Person or another Restricted Subsidiary as a dividend in compliance with such restriction;

(d)

for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by amalgamation, merger, consolidation or transfer of its assets, any income (or loss) of the successor prior to such amalgamation, merger, consolidation or transfer of assets;

(e)

any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any of its Restricted Subsidiaries upon (i) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any of its Restricted Subsidiaries or (ii) any Asset Sale by the Issuer or any of its Restricted Subsidiaries;

(f)	to the extent deducted in the calculation of net income, any non-cash compensation charge relating to stock options or other equity-based awards;

(g)	gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

(h)	unrealized gains and losses with respect to Hedging Obligations;

(i)	the cumulative effect of any change in accounting principles or policies;

(j)

the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any acquisition consummated before or after the Issue Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes;

(k)	extraordinary, non-recurring or unusual gains and losses and the related tax effect; and

(l)	any non-cash impairment charges, asset write-ups, asset write-downs or asset write-offs, in each case, pursuant to GAAP.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the heading “Total Assets” (or any like heading) on a consolidated balance sheet of such Person and its Restricted Subsidiaries less, to the extent included in a determination of “Total Assets,” and without duplication, all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other like amounts classified as intangible assets in accordance with GAAP; after giving effect to any Asset Acquisition or Asset Sale as of such date.

“Corporate Trust Office” means the corporate trust offices of the Trustee in the Provinces of Alberta and Ontario at which, at any particular time, its corporate trust business related to this Indenture shall be administered, which offices, at the date hereof, are located at (a) Suite 800, 324 – 8th Avenue SW Calgary, Alberta T2P 2Z2 and (b) 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1.

“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee or retained or employed by the Issuer and reasonably acceptable to the Trustee.

“Credit Agreement” means the senior secured credit agreement in effect on the Issue Date by and among the Issuer and certain of its Subsidiaries, as borrowers, Canadian Imperial Bank of Commerce, as agent, and the financial institutions party thereto in their capacity as lenders, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as such agreement or facility may be further amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder).

“Credit Facilities” means, with respect to the Issuer or any Guarantor, one or more credit or debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or Debt Issuances, in each case, with banks, investment banks, insurance companies, mutual or other institutional lenders or investors providing for, among other things, revolving credit loans, debt securities, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, letters of guarantee or Debt Issuances, in each case, as such agreements may be amended, refinanced, restated, refunded or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) with respect to all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, group of lenders or institutional lenders or investors.

“Custodian” means any receiver, receiver-manager, trustee, assignee, liquidator, monitor, or similar official under any Bankruptcy Law.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, waste, willful destruction, bad faith and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“DBRS” means DBRS Limited, and its successors.

“Debt Issuances” means, with respect to the Issuer or any Guarantor, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means (a) any Event of Default or (b) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 3.2(b) and 3.6 hereof, substantially in the form set out in Appendix A hereto, except that such Note will not bear the Global Note Legend.

“Depository” means, with respect to the Notes issuable or issued in the form of one or more Global Notes, the Person designated as depository by the Issuer pursuant to this Indenture until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a depository under this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 5.11.

“Designation” has the meaning given to this term in Section 5.18.

“Designation Amount” has the meaning given to this term in Section 5.18.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable (in each case, at the option of the holder thereof), is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Stated Maturity of the Notes; provided, however, that any class of Equity Interests of such

Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to repurchase or redeem such Equity Interests upon the occurrence of a change in control or an Asset Sale occurring prior to the 91st day after the Stated Maturity of the Notes shall not constitute Disqualified Equity Interests if the change of control or asset sale provisions applicable to such Equity Interests are no more favourable to such holders than the provisions described in Sections 5.14 and 5.11, respectively, and such Equity Interests specifically provide that the Issuer will not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described in Sections 5.14 and 5.11, respectively.

“Eligible Bank” shall mean any commercial bank organized or incorporated under the laws of Canada or the United States of America having, or which is the principal banking subsidiary of a bank holding company having, capital and surplus aggregating in excess of $5,000 million (or in the equivalent thereof in a foreign currency as of the date of determination) and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization.

“Equity Interests” of any Person means (a) any and all shares or other equity interests (including Common Shares, Preferred Shares, limited liability company interests, trust units and partnership interests) in such Person and (b) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding from all of the foregoing any debt securities convertible into Equity Interests, regardless of whether such debt securities include any right of participation with Equity Interests.

“Event of Default” has the meaning given to that term in Section 6.1 and any other event defined as an “Event of Default” in this Indenture.

“Excess Cash” means, for any period of four consecutive fiscal quarters ending with the Issuer’s most recent fiscal quarter for which annual or quarterly internal financial statements are available, Consolidated Cash Flow for such period minus the sum of:

(a)	Consolidated Interest Expense for such period;

(b)	consolidated cash income taxes payable by the Issuer for such period; and

(c)	maintenance capital expenditures incurred by the Issuer during such period.

“Excess Proceeds” has the meaning given to that term in Section 5.11(d).

“Excluded Lease Obligations” means those obligations of the Issuer or any of its Restricted Subsidiaries under Excluded Leases which are included as liabilities on a balance sheet of the Issuer.

“Excluded Leases” of any Person means, without duplication:

(a)

any leases (whether entered into before or after the Issue Date) that would have been classified as operating leases pursuant to GAAP as in effect prior to the effective date of International Financial Reporting Standards 16; and

(b)

any leases of (i) real property for office premises, service stations or retail stores (and, in each case, personal property related thereto), (ii) motor vehicles, trailers, fuel transportation tanks, rolling stock or shipping vessels (and, in each case, equipment related thereto), (iii) real and/or personal property consisting of storage facilities which are not located on the site of any refinery and/or processing facilities owned or leased by such Person or (iv) intellectual property;

provided that none of such leases are included in clause (b) or (c) of the definition of “Financing Lease”.

“Existing Notes” means, collectively, the US$500 million aggregate principal amount of 5.875% Senior Notes due 2027 of the Issuer, issued under a trust indenture dated as of July 10, 2019 between the Issuer as issuer and Computershare Trust Company, N.A., as U.S. trustee and Computershare Trust Company of Canada as Canadian trustee, the $300 million aggregate principal amount of 6.50% Senior Notes due 2027 of the Issuer, issued under a trust indenture dated as of November 21, 2018 between the Issuer as issuer and Computershare Trust Company of Canada as trustee, the C$400 million aggregate principal amount of 6.00% Senior Notes due 2028 of the Issuer, issued under a trust indenture dated June 23, 2020 between the Issuer as issuer and Computershare Trust Company of Canada as trustee, the C$600 million aggregate principal amount of 4.375% Senior Notes due 2029 of the Issuer, issued under a trust indenture dated March 25, 2021 between the Issuer as issuer and Computershare Trust Company of Canada as trustee, and the US$800 million aggregate principal amount of 4.500% Senior Notes due 2029 of the Issuer, issued under a trust indenture dated as of April 13, 2021 between the Issuer as issuer, Computershare Trust Company, N.A., as U.S. trustee, and Computershare Trust Company of Canada as Canadian trustee.

“Extraordinary Resolution” means in respect of Notes, subject to Section 8.13, a resolution passed as an extraordinary resolution by the affirmative votes of the Holders of at least 66 2/3% of the outstanding principal amount of Notes represented and voting on a poll at a meeting of Holders duly convened for the purpose and held in accordance with the provisions of this Indenture.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith (a) in the case of an asset whose price would be greater than $125 million, by the Board of Directors of the Issuer or a duly authorized committee thereof, as evidenced by a resolution of such Board of Directors or committee and (b) in all other cases, by senior management of the Issuer.

“FATCA” means (a) Sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) (including regulations and guidance thereunder) (the “Code”), (b) any successor version thereof, (c) any agreement entered into pursuant to Section 1471(b)(1) of the Code or (d) any law, regulation, rule or practice implementing an intergovernmental agreement or approach thereto.

“Financing Lease” means, for any Person and without duplication:

(a)	a lease (other than an Excluded Lease) that is required by GAAP to be shown as a liability on a consolidated balance sheet of such Person;

(b)	any lease of (i) refinery and/or processing facilities or (ii) storage facilities located on the site of any such refinery and/or processing facilities; and

(c)	any lease where the leased property was acquired by the applicable lessor in a sale and leaseback transaction with such Person.

“Financing Lease Obligations” means those obligations of the Issuer or any of its Restricted Subsidiaries under a Financing Lease which are included as liabilities on a balance sheet of the Issuer.

“Financial Reports” has the meaning given to that term in Section 5.3.

“Financial Term” has the meaning given to that term in Section 1.15(a).

“Fitch” means Fitch Ratings, Inc. and its successors.

“GAAP” means generally accepted accounting principles, consistently applied, which are in effect in Canada from time to time and applicable to the Issuer, including IFRS; provided that, unless otherwise specified herein, all computations of ratios under this Indenture shall be made on the basis of generally accepted accounting principles which are in effect in Canada on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.17(c), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means one or more Notes of the Issuer representing the aggregate principal amount of Notes and held by, or on behalf of, a Depository, and including, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); “guarantee”, when used as a verb, and “guaranteed” have correlative meanings.

“Guarantee” means, individually, any guarantee of payment of the Notes provided by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such guarantees.

“Guarantors” means each Restricted Subsidiary on the Issue Date that is a guarantor of the obligations under the Credit Agreement, and each other Person that is required to, or at the election of the Issuer, does become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Guarantee in accordance with the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, option, forward purchase or similar agreements or arrangements intended to manage exposure to interest rates or currency exchange rates or commodity prices (including, without limitation, for purposes of this definition, rates for electrical power used in the ordinary course of business), either generally or under specific contingencies.

“Holder” means any registered holder, from time to time, of the Notes.

“Holders’ Request” means an instrument signed in one or more counterparts by the Holder or Holders of not less than 25% in aggregate principal amount of the outstanding Notes requesting the Trustee to take an action or proceeding permitted by this Indenture; provided that in the case of any action or proceeding permitted by this Indenture in respect of any particular series of outstanding Notes, “Holders’ Request” means an instrument signed in one or more counterparts by the Holder or Holders of not less than 25% in aggregate principal amount of the outstanding Notes of such series requesting the Trustee to take such action or proceeding.

“IFRS” means International Financial Reporting Standards including International Accounting Standards and Interpretations together with their accompanying documents which are set by the International Accounting Standards Board, the independent standard-setting body of the International Financial Reporting Standards Foundation (the “IFRS Foundation”), and the International Financial Reporting Standards Interpretations Committee, the interpretative body of the IFRS Foundation but only to the extent the same are adopted by the Chartered Professional Accountants of Canada (“CPA Canada”) as generally accepted accounting principles in Canada and then subject to such modifications thereto as are agreed by CPA Canada.

“incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (a) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (b) neither the accrual of interest nor the accretion of original issue discount or the accretion or accumulation of dividends on any Equity Interests shall be deemed to be an incurrence of Indebtedness. The term “incurrence” has a correlative meaning.

“Indebtedness” of any Person at any date means, without duplication:

(a)	all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(b)	all obligations of such Person evidenced by bonds, debentures, banker’s acceptances, notes, tender cheques or other similar instruments;

(c)

all reimbursement obligations of such Person in respect of drawings under letters of credit, letters of guarantee and similar credit transactions that have not been reimbursed within three Business Days of the related drawing;

(d)

all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except deferred compensation, trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services and not overdue by more than 180 days unless subject to a bona fide dispute;

(e)

the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person or, with respect to any Subsidiary that is not a Guarantor, any Preferred Shares which are not held by the Issuer or a Guarantor;

(f)	all Financing Lease Obligations and Excluded Lease Obligations of such Person;

(g)	all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(h)

all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or its Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(i)

to the extent not otherwise included in this definition, Hedging Obligations of such Person to the extent that such Hedging Obligations are entered into for speculative purposes, it being understood that Hedging Obligations of such Person that are not entered into for speculative purposes shall not constitute “Indebtedness”; and

(j)	all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of any Indebtedness which is incurred at a discount to the principal amount at maturity thereof as of any date shall be deemed to have been incurred at the accreted value thereof as of such date. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such

Person for any such contingent obligations at such date and, in the case of Indebtedness under clause (g) where there is no recourse, by contract or operation of law, with respect to the payment of such Indebtedness to any other property or assets of such Person or any of its Subsidiaries, the lesser of (x) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured by such Lien. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests or Preferred Shares that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests or Preferred Shares as if such Disqualified Equity Interests or Preferred Shares were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(a)	Non-Recourse Equity Pledge Debt; and

(b)

any indebtedness which has been defeased in accordance with IFRS or defeased pursuant to the deposit of money or cash equivalents (in an amount sufficient to satisfy all such indebtedness at Stated Maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness.

“Indenture” means this indenture (including, for the avoidance of any doubt, the preamble and recitals hereto), as originally executed or as it may from time to time be supplemented, amended, restated, or otherwise modified in accordance with the terms hereof.

“Indenture Obligations” means all Obligations of the Issuer and the Guarantors due or to become due under or in connection with this Indenture, the Notes and the Guarantees, including the principal of and Premium, if any, and interest on the Notes, interest on the overdue principal, if any, and interest on any overdue interest to the extent lawful, and all other Obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture, the Notes or the Guarantees or otherwise owed to the Trustee and/or the Holders according to the terms hereof and thereof.

“Independent Director” means a director of the Issuer who is independent with respect to the transaction at issue.

“Initial Notes” means the $600 million in aggregate principal amount of Notes issued by the Issuer on the Issue Date.

“Intellectual Property” means all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of the Issuer’s or any of its Restricted Subsidiaries’ business.

“Interest Payment Date” means June 16 and December 16 in each year, commencing on December 16, 2021.

“Interest Period” means the period commencing on the later of (a) the date of issue of the Notes and (b) the immediately preceding Interest Payment Date on which interest has been paid, and ending on the date immediately preceding the Interest Payment Date in respect of which interest is payable on the Notes.

“Investment Grade Rating” means a rating equal to or higher than “BBB-” (or the equivalent) by S&P, “Baa3” (or equivalent) by Moody’s or “BBB (low)” (or equivalent) by DBRS or, if any such agency ceases to rate the Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating by any other “designated rating organization” within the meaning of National Instrument 51-102 Continuous Disclosure Obligations, as the case may be, selected by the Issuer, which shall be substituted for any or all of S&P, Moody’s or DBRS, as the case may be.

“Investments” of any Person means:

(a)

all direct or indirect investments by such Person in any other Person (including Affiliates) in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(b)

all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (b) of the definition thereof);

(c)	all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(d)	the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of an Investment pursuant to clause (d) shall be the Designation Amount determined in accordance with Section 5.18. If the Issuer or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any of its Restricted Subsidiaries, or any of its Restricted Subsidiaries issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. Notwithstanding the foregoing, purchases or redemptions of Equity Interests or debt securities of the Issuer shall be deemed not to be Investments.

“Issue Date” means the date on which the Initial Notes are originally issued under this Indenture, being June 16, 2021.

“Issuer” means Parkland Corporation, a corporation subsisting under the laws of the Province of Alberta, and any successor Person resulting from any transaction permitted by Section 9.1(a).

“Issuer Order” means an order or direction in writing signed by any one Officer or director of the Issuer.

“Issuer’s Auditors” means an independent firm of chartered accountants duly appointed as auditors of the Issuer.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, Financing Lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, but excluding, for certainty, (a) deemed security interests arising under Section 1(1)(tt)(ii) of the Personal Property Security Act (Alberta) or similar legislation with respect to transfers of accounts, consignments of goods and (b) the rights of lessors in respect of the leased property under Excluded Leases.

“Limited Condition Transaction” means any acquisition or other Investment, including by way of purchase, merger, amalgamation or consolidation or similar transaction (including repayment of Indebtedness of the Person acquired, or that is secured by the assets acquired in such acquisition or investment) or unconditional repayment or redemption of, or offer to purchase, any Indebtedness, and, in each case, the incurrence of Indebtedness, Disqualified Equity Interests or Preferred Shares in connection therewith, by the Issuer or one or more of the Restricted Subsidiaries, with respect to which the Issuer or any such Restricted Subsidiaries have entered into an agreement or is otherwise contractually committed to consummate and the consummation of which is not expressly conditioned upon the availability of, or on obtaining, third-party financing (or, if such a condition does exist, the Issuer or any such Restricted Subsidiaries would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained).

“LVTS” means the large value electronic money transfer system operated by the Canadian Payments Association and any successor thereto.

“Maturity” means, when used with respect to any Note, the date on which the principal of such Note or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Maturity Account” means an account or accounts required to be established by the Issuer (and which shall be maintained by and subject to the control of the Paying Agent) for the Notes issued pursuant to and in accordance with this Indenture.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale, net of:

(a)	brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Asset Sale;

(b)

provisions for taxes payable (including any withholding or other taxes paid or reasonably estimated to be payable in connection with the transfer to the Issuer of such proceeds from any of its Restricted Subsidiaries that received such proceeds) as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(c)	amounts required to be paid to any Person (other than the Issuer or any of its Restricted Subsidiaries) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(d)	payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(e)

appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Asset Sale and retained by the Issuer or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Net Proceeds Offer” has the meaning set forth in Section 5.11(f)(i).

“Net Proceeds Offer Amount” has the meaning set forth in Section 5.11(g)(i).

“Net Proceeds Offer Period” has the meaning set forth in Section 5.11(g)(i).

“Net Proceeds Purchase Date” has the meaning set forth in Section 5.11(g)(i).

“Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(a)

as to which neither the Issuer nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions and Non-Recourse Equity Pledge Debt, or (iii) constitutes the lender; and

(b)

no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Non-Recourse Equity Pledge Debt” means a guarantee by the Issuer or any of its Restricted Subsidiary of Indebtedness owing to any lender(s) to a joint venture entity or Unrestricted Subsidiary of the Issuer; provided that recourse on such guarantee is limited to (a) a Lien on any intercompany Indebtedness owing by such joint venture entity or Unrestricted Subsidiary to the Issuer or such Restricted Subsidiary, as applicable, (b) a Lien on any Equity Interests in such joint venture entity or Unrestricted Subsidiary owned by the Issuer or such Restricted Subsidiary, as applicable, and/or (c) obligations relating to Customary Recourse Exceptions.

“Notes” means the 3.875% Senior Notes due 2026 issued under this Indenture (including, unless the context otherwise requires, any Additional Notes).

“Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the confidential offering memorandum of the Issuer dated June 2, 2021 in respect of the offering of the Initial Notes.

“Officer” means any of the following officers of the Issuer or any Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, any trustee, the Treasurer or the Secretary.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer in such capacity.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee; provided that the counsel may be an employee of or counsel to the Issuer or the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable.

“Participant” has the meaning given to that term in Section 3.2(d).

“Paying Agent” has the meaning given to that term in Section 2.9(a).

“Payment Default” has the meaning given to that term in Section 6.1(e)(i).

“Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in the Offering Memorandum and includes any business that is generally regarded as part of the fuels distribution business and any other businesses that are reasonably related, incidental, ancillary or complementary thereto or reasonable extensions thereof.

“Permitted Indebtedness” has the meaning set forth in Section 5.10(b).

“Permitted Investment” means:

(a)

Investments by the Issuer or any of its Restricted Subsidiaries in (i) any Restricted Subsidiaries or (ii) any Person that will become immediately after such Investment a Restricted Subsidiary or that will amalgamate, merge or consolidate with or into the Issuer or any of its Restricted Subsidiaries and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such amalgamation, merger or consolidation;

(b)	Investments in the Issuer by any of its Restricted Subsidiaries;

(c)

loans and advances to directors, employees and officers of the Issuer and its Restricted Subsidiaries (i) in the ordinary course of business (including payroll, travel and entertainment related advances) (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Applicable Securities Legislation) and (ii) to purchase Equity Interests of the Issuer not in excess of $7.5 million individually and $25 million in the aggregate outstanding at any one time;

(d)	Hedging Obligations entered into for bona fide hedging purposes of the Issuer or any of its Restricted Subsidiaries and not for the purpose of speculation;

(e)	Investments in cash and Cash Equivalents;

(f)	receivables owing to the Issuer or any of its Restricted Subsidiaries;

(g)

Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or received in compromise or resolution of litigation, arbitration or other disputes with such parties;

(h)

Investments made by the Issuer or any of its Restricted Subsidiaries as a result of non-cash consideration received in connection with (i) an Asset Sale made in compliance with Section 5.11 or (ii) a disposition of assets deemed not to be an Asset Sale under the definition of “Asset Sale”;

(i)	lease, utility and other similar deposits in the ordinary course of business;

(j)

shares, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any of its Restricted Subsidiaries or in satisfaction of judgments;

(k)	repurchases of, or other Investments in, the Notes;

(l)

advances or extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services, the leasing of equipment or the licensing of property in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as the Issuer or the applicable Restricted Subsidiary deems reasonable under the circumstances;

(m)

Investments existing on the Issue Date and amendments, extensions, replacements and renewals thereof; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(n)

Investments the payment for which wholly consists of Qualified Equity Interests of the Issuer; provided, however, that such Qualified Equity Interests will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(o)

Investments the aggregate payments for which do not exceed an amount equal to the aggregate net cash proceeds received by the Issuer after the Issue Date from the issue or sale of Qualified Equity Interests; provided, however, that such net cash proceeds will not increase the amount available for Restricted Payments under the Restricted Payments Basket;

(p)	performance guarantees of any trade or non-financial operating contract (other than such contract that itself constitutes Indebtedness for borrowed money) in the ordinary course of business;

(q)

other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, when taken together with all other Investments made pursuant to this clause (q) since the Issue Date and then outstanding, do not exceed the greater of (i) $625 million and (ii) 10% of the Issuer’s Consolidated Tangible Assets (determined at the time each such Investment is made); and

(r)

any Investment in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such financings or any related Indebtedness.

In determining whether any Investment is a Permitted Investment, the Issuer may in its sole discretion, order and classify, and subsequently reorder and reclassify (based on circumstances existing at the time of such reorder or reclassification) all or any portion of an Investment among the clauses of this definition and any of the provisions of Section 5.8.

“Permitted Liens” means the following types of Liens:

(a)

Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Issuer or its Restricted Subsidiaries, as the case may be, in conformity with GAAP;

(b)

Liens in respect of property of the Issuer or any of its Restricted Subsidiaries imposed by law or contract, which were not incurred or created to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not in the aggregate materially detract from the value of the property of the Issuer or its Restricted Subsidiaries, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(c)

pledges or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance, road transportation and other types of social security regulations;

(d)

Liens (i) incurred in the ordinary course of business to secure the performance of tenders, bids, trade contracts, stay and customs bonds, leases, statutory obligations, surety and appeal bonds, statutory bonds, government contracts, performance and return money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (ii) incurred in the ordinary course of business to secure liability for premiums to insurance carriers;

(e)

Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(f)

Liens arising out of judgments or awards not resulting in a Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(g)

easements, rights of way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) in the aggregate materially interfering with the conduct of the business of the Issuer and its Restricted Subsidiaries and not materially impairing the use of such Real Property in such business;

(h)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(i)

Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset and setoff;

(j)

bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of accounts maintained by the Issuer or any of its Restricted Subsidiaries, in each case granted in the ordinary course of business in favour of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(k)

any interest or title of a lessor under any lease entered into by the Issuer or any of its Restricted Subsidiaries, in the ordinary course so long as such leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(l)

Liens in respect of leases which would be classified as operating leases under GAAP as in effect on December 31, 2018 and the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases, consignments of goods or transfers of accounts or the filing of Personal Property Security Act financing statements in connection with operating leases, consignments of goods or transfers of accounts, in each case to the extent not securing performance of a payment or other obligation;

(m)	Liens securing all of the Notes and Liens securing any Guarantee;

(n)	Liens securing Hedging Obligations;

(o)

Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date; provided that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase; and (ii) such Liens do not encumber any property other than the property subject thereto on the Issue Date (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(p)	Liens in favour of the Issuer or a Restricted Subsidiary;

(q)	Liens securing Indebtedness under the Credit Facilities incurred and then outstanding pursuant to Section 5.10(b)(i);

(r)

Liens arising pursuant to or securing Financing Lease Obligations or Purchase Money Obligations incurred pursuant to Section 5.10(b)(viii); provided that (i) the principal amount of the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired or leased at the time of the incurrence of such Indebtedness, and (ii) any such Liens attach only to the property being financed pursuant to such Financing Lease Obligation or Purchase Money Obligation (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and do not encumber any other property of the Issuer or any of its Restricted Subsidiaries;

(s)

Liens securing Acquired Indebtedness permitted to be incurred under this Indenture; provided that such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or being acquired or merged into the Issuer or a Restricted Subsidiary and the Liens do not extend to assets not subject to such Lien at the time of acquisition (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and are no more favourable in any material respect to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(t)

Liens on property of a Person existing at the time such Person is acquired or amalgamated or merged with or into or consolidated with the Issuer or any of its Restricted Subsidiaries (and not created in anticipation or contemplation thereof); provided that such Liens do not extend to property not subject to such Liens at the time of acquisition (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) and are no more favourable in any material respect to the lienholders than the existing Lien;

(u)

Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (o), (r), (s), (t), this clause (u) and clause (ee) below; provided that such Liens do not extend to any assets other than the assets securing the Indebtedness being refunded, refinanced or extended (plus improvements, accessions, proceeds or dividends or distributions in respect thereof);

(v)

licenses of Intellectual Property granted by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Issuer or such Restricted Subsidiary;

(w)

Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(x)	Liens in favour of the Trustee as provided for in this Indenture on money or property held or collected by the Trustee in its capacity as Trustee;

(y)	Liens securing Specified Cash Management Agreements entered into in the ordinary course of business;

(z)

security deposits, liens or rights of distress required pursuant to or exercisable under any lease for rent not at the time overdue or for compliance with the terms of such lease not at the time in default;

(aa)	Liens on Securitization Assets and related assets incurred in connection with any Qualified Securitization Financing;

(bb)	Liens resulting from the deposit of money or cash equivalents in trust for the purpose of defeasing Indebtedness of the Issuer or any of its Restricted Subsidiaries;

(cc)	Liens relating to future escrow arrangements securing Indebtedness incurred in accordance with this Indenture;

(dd)

other Liens with respect to obligations which do not in the aggregate exceed at any time the greater of (i) $375 million and (ii) 6% of the Issuer’s Consolidated Tangible Assets (measured at the time of the incurrence of such obligations) and after giving pro forma effect to the use of proceeds therefrom; and

(ee)	any additional Lien so long as immediately after giving effect to the creation, incurrence and assumption of such Lien, the Secured Leverage Ratio of the Issuer does not exceed 2.0 to 1.0.

“Person” means any individual, corporation, partnership, limited liability company, unlimited liability company, joint venture entity, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

“Preferred Shares” means, with respect to any Person, any and all preferred or preference shares or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“Premium” means (a) at any time prior to June 16, 2023, (i) if Section 4.2(b) applies, the excess of the redemption price set forth in such provisions over the stated principal amount of the applicable Notes or (ii) if Section 4.2(a) applies, the excess of the redemption price set forth in such provisions over the stated principal amount of the applicable Notes, (b) at any time on or after June 16, 2023, if Section 4.2(d) applies, the excess of the optional redemption price set forth in such paragraph over the principal amount of the applicable Notes and (c) if Section 5.14 applies, 1% of the principal amount of the applicable Notes.

“Purchase Money Obligations” means Indebtedness, excluding Financing Lease Obligations and Excluded Lease Obligations, of the Issuer or any of its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries or the cost of installation, construction or improvement thereof; provided, however, that the amount of such Indebtedness shall not exceed such purchase price or cost.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of such Person or financed, directly or indirectly, using funds (a) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (b) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, the term “Qualified Equity Interests” refers to Qualified Equity Interests of the Issuer.

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of the Issuer (or any direct or indirect parent of the Issuer to the extent the net proceeds therefrom are contributed to the common equity capital of the Issuer or used to purchase Qualified Equity Interests of the Issuer), other than any issuance pursuant to employee benefit plans or otherwise in compensation to officers, directors, trustees or employees.

“Qualified Securitization Financing” means any one or more financings pursuant to which the Issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to any other Person or grant a security interest in, any Securitization Assets (and related assets) in any aggregate principal amount equivalent to the Fair Market Value of such Securitization Assets (and related assets) of the Issuer or any of its Restricted Subsidiaries; provided that (a) the covenants, events of default and other provisions applicable to such financing shall be on market terms (as determined in good faith by the Issuer’s Board of Directors or senior management) at the time such financing is entered into, (b) the interest rate applicable to such financing shall be a market interest rate (as determined in good faith by the Issuer’s Board of Directors or senior management) at the time such financing is entered into, (c) such financing shall be non-recourse to the Issuer or any of its Restricted Subsidiaries except to a limited extent customary for such transactions, and (d) the aggregate outstanding amount under such financings is not greater than $150 million at any time.

“Ratings Decline” means the occurrence of a decrease in the rating of the Notes by one or more gradations (including gradations within the rating categories, as well as between categories) by one of DBRS, Moody’s or S&P (or, if any such agency ceases to rate the Notes, the credit rating from any other “designated rating organization” within the meaning of National Instrument 51-102 Continuous Disclosure Obligations that is assigned to the Notes), within 90 days before or after the earlier of (a) a Change of Control, (b) the date of public notice of the occurrence of a Change of Control or (c) public notice of the intention of the Issuer to effect a Change of Control (which 90 day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by an applicable rating agency); provided, however, that notwithstanding the foregoing, a Ratings Decline shall not be deemed to have occurred so long as the Notes have an Investment Grade Rating from any two of DBRS, Moody’ s or S&P.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Record Date” means June 1 and December 1 in each year (whether or not a Business Day).

“Redemption Date” has the meaning given to that term in Section 4.6.

“Redemption Notice” has the meaning given to that term in Section 4.6.

“Redemption Price” has the meaning given to that term in Section 4.1.

“Redesignation” has the meaning given to such term in Section 5.18.

“refinance” means to refinance, repay, prepay, replace or renew.

“Refinancing Indebtedness” means Indebtedness or Disqualified Equity Interests of the Issuer or a Restricted Subsidiary incurred in exchange for, or the proceeds of which are used to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any Indebtedness of the Issuer or any of its Restricted Subsidiaries (the “Refinanced Indebtedness”); provided that:

(a)

the principal amount (or accreted value, in the case of Indebtedness issued at a discount) of the Refinancing Indebtedness does not exceed the principal amount (and accreted value, as the case may be) of the Refinanced Indebtedness plus the amount of accrued and unpaid interest on the Refinanced Indebtedness, any reasonable premium paid to the holders of the Refinanced Indebtedness and reasonable expenses incurred in connection with the incurrence of the Refinancing Indebtedness;

(b)	Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuer or any Guarantor;

(c)

if the Refinanced Indebtedness was subordinated in right of payment to the Notes or the Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is subordinate in right of payment to the Notes or the Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(d)

the Refinancing Indebtedness has a Stated Maturity either (i) no earlier than the Stated Maturity of the Refinanced Indebtedness being repaid or amended or (ii) no earlier than 91 days after the maturity date of the Notes;

(e)

the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes;

(f)

the proceeds of the Refinancing Indebtedness shall be used within 90 days of the incurrence thereof to redeem, refinance, replace, defease, discharge, refund or otherwise retire for value the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed, refinanced, replaced, defeased, discharged, refunded or otherwise retired for value within one year of the incurrence of the Refinancing Indebtedness; and

(g)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is secured Indebtedness, no material additional security is granted in respect thereof.

“Registrar” has the meaning given to that term in Section 2.9(a).

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act.

“Relevant Taxing Authority” means any jurisdiction in which the Issuer or any Guarantor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which any payment is made by the Issuer or any Guarantor hereunder or, in each case, any agency or political subdivision thereof or therein.

“Restricted Definitive Note” means one or more Definitive Notes substantially in the form set out in Appendix A hereto, except bearing the 144A U.S. Legend.

“Restricted Global Note” means a Global Note substantially in the form set out in Appendix A hereto bearing the Global Note Legend, the Canadian Private Placement Legend and the 144A U.S. Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will initially be issued in a denomination equal to the outstanding principal amount of the Notes sold in the United States in reliance on Applicable Securities Legislation and Rule 144A.

“Restricted Payment” means any of the following:

(a)

the declaration or payment of any dividend or any other distribution (whether made in cash, securities or other property) on or in respect of Equity Interests of the Issuer or any of its Restricted Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer or any of its Restricted Subsidiaries, including, without limitation, any payment in connection with any amalgamation, merger or consolidation involving the Issuer or any of its Restricted Subsidiaries but excluding (a) dividends or distributions payable solely in Qualified Equity Interests or through accretion or accumulation of such dividends on such Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of its Equity Interests on a pro rata basis, based on their respective holdings of the applicable class of Equity Interests);

(b)

the purchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (including, without limitation, any payment in connection with any amalgamation, merger or consolidation involving the Issuer);

(c)	any Investment other than a Permitted Investment; or

(d)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except for: (i) a payment of interest or principal not earlier than one year prior to the Stated Maturity thereof and (ii) a payment of any such Indebtedness owed to the Issuer or any of its Restricted Subsidiaries.

“Restricted Payments Basket” has the meaning given to such term in Section 5.8(a).

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.

“Rule 144A” means Rule 144A promulgated under the U.S. Securities Act.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission, including any successor thereto.

“Secured Debt” means, at any time, that portion of Consolidated Debt that is secured by a Lien on assets of the Issuer or a Restricted Subsidiary at such time.

“Secured Leverage Ratio” means, as of any date of determination, with respect to the Issuer, the ratio of (a) Secured Debt at such date minus the amount of unrestricted cash and Cash Equivalents at such date to (b) Consolidated Cash Flow (as determined for the four consecutive fiscal quarters ending with the Issuer’s most recent fiscal quarter for which annual or quarterly internal financial statements are available), in each case adjusted in accordance with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio”.

“Securitization Assets” means any accounts receivable or inventory of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business subject to a Qualified Securitization Financing.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not the Issuer or any of its Restricted Subsidiaries in connection with any Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Significant Acquisition” means an Asset Acquisition by the Issuer or any of its Restricted Subsidiaries that would constitute a “significant acquisition” within the meaning of National Instrument 51-102 Continuous Disclosure Obligations, as in effect on the Issue Date.

“Significant Subsidiary” means (a) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated pursuant to the U.S. Securities Act as such Regulation was in effect on the Issue Date and (b) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Sections 6.1(g) or 6.1(h) has occurred and is continuing, would constitute a Significant Subsidiary under clause (a) of this definition.

“Specified Cash Management Agreements” means any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Issuer or any Guarantor and any financial institution, including, without limitation, any centralized banking agreement between the Issuer and/or any Guarantor, and The Bank of Nova Scotia or any other lender providing for the administration of and netting of balances between Canadian bank accounts maintained by the Issuer and certain Subsidiaries with The Bank of Nova Scotia or any other lender, as amended, restated or otherwise modified from time to time including, but not limited to, through the addition of new Subsidiaries as parties thereto and withdrawals of Subsidiaries therefrom from time to time, and including any replacement thereof entered into by the Issuer and any Subsidiaries with The Bank of Nova Scotia or any other lender from time to time.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which any payment of interest or principal of such Indebtedness is due and payable, but shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is expressly subordinated in right of payment to the Notes or the Guarantees, respectively.

“Subsidiary” means, with respect to any Person:

(a)

any corporation, limited liability company, association, trust or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

(b)

any partnership or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof), whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) that Person or any Subsidiary of that Person is a controlling general partner or otherwise controls such entity.

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Successor Person” has the meaning given to it in Section 9.1(a)(i).

“Supplemental Indenture” means an indenture supplemental to this Indenture which may be executed, acknowledged and delivered for any of the purposes set out in Section 11.6.

“Taxes” means any present or future tax, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Relevant Taxing Authority.

“Triggering Indebtedness” means (a) Indebtedness under the Credit Facilities incurred pursuant to Section 5.10(b)(i), (b) the Existing Notes and Refinancing Indebtedness in respect thereof, and (c) Indebtedness incurred pursuant to Section 5.10(a) to the extent that the principal amount of such Indebtedness exceeds $150 million, excluding, in each case, Indebtedness owing to the Issuer or a Restricted Subsidiary.

“Trust Indenture Legislation” has the meaning given to that term in Section 1.13(a).

“Trustee” means Computershare Trust Company of Canada in its capacity as trustee under this Indenture and its successors and permitted assigns in such capacity.

“United States” or “U.S.” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

“Unrestricted Definitive Note” means one or more Definitive Notes substantially in the form set out in Appendix A hereto, except that such Definitive Notes do not bear and are not required to bear the 144A U.S. Legend.

“Unrestricted Global Note” means a Global Note substantially in the form set out in Appendix A hereto bearing the Global Note Legend and the Canadian Private Placement Legend but without the 144A U.S. Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee that will initially be issued in a denomination equal to the outstanding principal amount of Notes sold in the provinces of Canada in reliance on Applicable Securities Legislation and Regulation S.

“Unrestricted Subsidiary” means (a) any Subsidiary that at the time of determination shall be designated as an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 5.18, and (b) any Subsidiary of an Unrestricted Subsidiary; provided that if any such Person shall be redesignated as a Restricted Subsidiary by the Board of Directors of the Issuer in accordance with Section 5.18, then such Person shall cease to be an Unrestricted Subsidiary.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and including the rules and regulations promulgated thereunder.

“U.S. Securities Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and including the rules and regulations promulgated thereunder.

“Voting Shares” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of shares or other relevant Equity Interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining instalment, sinking fund, serial maturity or other required payment of principal, including payment at Stated Maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” means a Restricted Subsidiary, all of the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or another Wholly-Owned Subsidiary.

1.2	Meaning of “Outstanding”

Every Note issued, authenticated and delivered in accordance with this Indenture shall be deemed to be outstanding until it is cancelled or redeemed or delivered to the Trustee for cancellation or redemption for monies or a new Note is issued in substitution for it pursuant to Section 2.14 or the payment for redemption thereof shall have been set aside under Section 4.8; provided that:

(a)

when a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding; and

(b)	Notes which have been partially redeemed or purchased shall be deemed to be outstanding only to the extent of the unredeemed or unpurchased part of the principal amount thereof.

1.3	Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Appendices refer, unless otherwise specified, to articles of and appendices to this Indenture;

(c)	all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture;

(d)

words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them; and

(e)

“this Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include the Guarantees, as applicable, and any and every Supplemental Indenture.

1.4	Headings, Etc.

The division of this Indenture into Articles, Sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.5	Statute Reference

Any reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.6	Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.7	Applicable Law

This Indenture and the Notes shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as Alberta contracts.

1.8	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

1.9	Invalidity, Etc.

Each provision in this Indenture or in a Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof or thereof.

1.10	Language

Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise. The parties hereto have required that this Indenture and all documents and notices related thereto be drawn up in English.

1.11	Successors and Assigns

All covenants and agreements in this Indenture by the Issuer on its own behalf and on behalf of its Restricted Subsidiaries shall bind their respective successors and assigns, as applicable, whether expressed or not.

1.12	Benefits of Indenture

Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their respective successors or assigns hereunder, any Paying Agent, any Registrar, the Holders and the Trustee, any benefit or any legal or equitable right, remedy or claim under this Indenture.

1.13	Trust Indenture Legislation.

(a)

In this Indenture, the term “Trust Indenture Legislation” means the provisions, if any, of any statute of Canada or a province thereof, and of regulations under any such statute, relating to trust indentures and to the rights, duties, and obligations of trustees under trust indentures and of Persons issuing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

(b)

If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with a mandatory requirement of Trust Indenture Legislation, such mandatory requirement shall prevail. The Issuer, the Trustee, and each Holder shall at all times, in relation to this Indenture and any action to be taken hereunder, observe and comply with and be entitled to the benefits of Trust Indenture Legislation, as applicable.

1.14	Conversion of Currency

(a)

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under this Indenture to the Holder from another currency to Canadian dollars, the Issuer and each Guarantor agree, and each Holder by holding a Note will be deemed to have agreed, to the fullest extent that the Issuer, each Guarantor and they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase Canadian dollars with such other currency in Toronto, Ontario on the Business Day preceding the day on which final judgment is given.

(b)

The Issuer’s and the Guarantors’ obligations to any Holder will, notwithstanding any judgment in a currency (the “judgment currency”) other than Canadian dollars, be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in such judgment currency, such Holder may in accordance with normal banking procedures purchase Canadian dollars with the judgment currency. If the amount of the Canadian dollars so purchased is less than the amount originally to be paid to such Holder or the Trustee in the judgment currency (as determined in the manner set forth in Section 1.14(a)), as the case may be, each of the Issuer and the Guarantors, jointly and severally, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder and the Trustee, as the case may be, against any such loss. If the amount of the Canadian dollars so purchased is more than the amount originally to be paid to such Holder or the Trustee, as the case may be, such Holder or the Trustee, as the case may be, will pay the Issuer or the applicable Guarantor such excess; provided that such Holder or the Trustee, as the case may be, shall not have any obligation to pay any such excess as long as a Default under the Notes or this Indenture has occurred and is continuing or if the Issuer or the Guarantors shall have failed to pay any Holder any amounts then due and payable under such Note or this Indenture, in which case such excess may be applied by such Holder or the Trustee to such obligations.

1.15	Accounting Terms; Changes in Generally Accepted Accounting Principles

(a)

If there occurs a material change in GAAP after the Issue Date, and such change would require disclosure under GAAP in the financial statements of the Issuer and would cause an amount required to be determined for the purposes of any of the financial calculations or financial terms under this Indenture (each a “Financial Term”) to be materially different than the amount that would be determined without giving effect to such change, the Issuer shall notify the Trustee of such change (an “Accounting Change”). Such notice (an “Accounting Change Notice”) shall describe the nature of the Accounting Change, its effect on the Issuer’s current and immediately prior year’s financial statements in accordance with GAAP and state whether the Issuer desires to revise the method of calculating the applicable Financial Term (including the revision of any of the defined terms used in the determination of such Financial Term) in order that amounts determined after giving effect to such Accounting Change and the revised method of calculating such Financial Term will approximate the amount that would be determined without giving effect to such Accounting Change and without giving effect to the revised method of calculating such Financial Term. The Accounting Change Notice shall be delivered to the Trustee within 90 days of the end of the fiscal quarter in which the Accounting Change is implemented or, if such Accounting Change is implemented in the fourth fiscal quarter or in respect of an entire fiscal year, within 120 days of the end of such period. Promptly after receipt from the Issuer of an Accounting Change Notice the Trustee shall deliver to each Holder a copy of such notice.

(b)

If the Issuer so indicates that it wishes to revise the method of calculating the Financial Term, the Issuer shall in good faith provide to the Trustee the revised method of calculating the Financial Term within 90 days of the Accounting Change Notice and such revised method shall take effect from the date of the Accounting Change Notice. For certainty, if no notice of a desire to revise the method of calculating the Financial Term in respect of an Accounting Change is given by the Issuer within the applicable time period described above, the method of calculating the Financial Term shall not be revised in response to such Accounting Change and all amounts to be determined pursuant to the Financial Term shall be determined after giving effect to such Accounting Change.

1.16	Financial Calculations for Limited Condition Transactions

When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares and the use of proceeds thereof), the date of determination of such basket or ratio and of any Default or Event of Default may, at the option of the Issuer, be the date the definitive agreement(s) for such Limited Condition Transaction is entered into. Any such ratio or basket shall be calculated on a pro forma basis, including with such adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Interest Coverage Ratio,” after giving effect to such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares and the use of proceeds thereof) as if they had been consummated at the beginning of the applicable period for purposes of determining the ability to consummate any such Limited Condition Transaction; provided that if the Issuer elects to make such determination as of the date of such definitive agreement(s), then (a) the Issuer shall be deemed to be in compliance with such ratios or baskets solely for purposes of determining whether the Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares and the use of proceeds thereof) are permitted under this Indenture, and (b) such ratios or baskets shall not be tested at the time of consummation of such Limited Condition Transaction or related transactions; provided, further, that if the Issuer elects to have such determinations occur at the time of entry into such definitive agreement(s), any such transactions (including any incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreement(s) is entered into and shall be deemed outstanding thereafter for purposes of calculating any ratios or baskets under this Indenture after the date of such definitive agreement(s) and before the consummation of such Limited Condition Transaction, unless such definitive agreement(s) is terminated or such Limited Condition Transaction or incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Shares or such other transaction to which pro forma effect is being given does not occur. The Trustee will have no responsibility to make any calculations pursuant to this Section 1.16.

ARTICLE 2

THE NOTES

2.1	Issue and Designation of Notes; Ranking

In accordance with this Indenture, the Issuer is authorized to issue a series of Notes designated “3.875 % Senior Notes due 2026”. The Notes may be issued from time to time, subject to the conditions and limitations in this Indenture, shall be dated on the date of issue thereof, and shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will become due and payable, together with accrued and unpaid interest thereon, on June 16, 2026. Each Note will rank equal in right of payment with each other Note (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, will rank senior in right of payment to all present and future Subordinated Indebtedness of the Issuer and equal in right of payment to all of the Issuer’s other present and future Indebtedness that is not expressly subordinated in right of payment to the Notes other than any Indebtedness that ranks senior to the Notes by operation of law.

2.2	Additional Notes

The aggregate principal amount of Notes which may be issued under this Indenture on the Issue Date will consist of and initially be limited to $600 million in lawful money of Canada. The Issuer shall be entitled, subject to Section 5.10, to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and the first Interest Payment Date, and which shall bear the same designation and designating letters as those applied to such previous issue and will be numbered consecutively upwards in respect of such denominations of Notes in like manner and following the numbers of the Notes of such previous issue. The Notes issued on the date hereof, and any Additional Notes, shall be treated as a single class for all purposes under this Indenture (including, waivers, amendments, redemptions and offers to purchase). With respect to any Additional Notes, the Issuer shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture, and the Holder(s), issue date and first Interest Payment Date of such Additional Notes.

2.3	Interest

The Notes will bear interest on the unpaid principal amount thereof at the rate of 3.875% per annum in accordance with Section 2.15, compounded semi-annually and payable in arrears in respect of each Interest Period (after, as well as before, Maturity, default and judgment, with overdue interest at the same rate) on each Interest Payment Date in accordance with Section 2.18. The first Interest Payment Date for the Initial Notes will be December 16, 2021, and will be in an amount equal to $19.3750 per $1,000 principal amount of the Notes. Interest on the Notes shall be payable in equal semi-annual amounts; provided that for any Interest Period that is shorter than a full semi-annual interest period, interest shall be computed on the basis of a year of 365 days or 366 days, as applicable, and the actual number of days elapsed in the relevant period and will accrue from day to day.

2.4	Currency of Payment

The principal of, and interest and Premium (if any) on, the Notes will be payable in Canadian dollars.

2.5	Additional Amounts

(a)

All payments made to a Holder or beneficial owner of a Note by or on behalf of the Issuer under or with respect to the Notes or by or on behalf of any Guarantor pursuant to its Guarantee, will be made without withholding or deduction for or on account of any taxes imposed or levied by or on behalf of any Relevant Taxing Authority, unless required by law or the interpretation or administration thereof. If the Issuer or a Guarantor is obligated to withhold or deduct any amount on account of taxes imposed by any Relevant Taxing Authority from any payment made to a Holder or beneficial owner of a Note with respect to the Notes, the Issuer or such Guarantor will:

(i) make such withholding or deduction;

(ii) remit the full amount deducted or withheld to the Relevant Taxing Authority in accordance with the applicable law;

(iii) subject to the limitations below, pay to each Holder, as additional interest, such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such taxes had not been withheld or deducted;

(iv) furnish to the Trustee for the benefit of the Holders, within 60 days after the date payment of any taxes are due pursuant to applicable law, certified copies of an official receipt of the Relevant Taxing Authority for all amounts deducted or withheld pursuant to applicable law, or if such receipts are not reasonably obtainable, other evidence of payment by the Issuer or such Guarantor of those taxes; and

(v) at least 15 days prior to each date on which any Additional Amounts are payable (or, if the obligation to pay any Additional Amounts does not arise more than 20 days prior to the applicable payment date, reasonably promptly after such obligation arises), deliver to the Trustee an Officers’ Certificate setting forth the calculation of the Additional Amounts to be paid and such other information as the Trustee may request to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

(b)	Notwithstanding Section 2.5(a), neither the Issuer nor a Guarantor will pay Additional Amounts with respect to a payment made to any Holder or beneficial owner of a Note (an “Excluded Holder”):

(i) with which the Issuer, such Guarantor or any transferee to whom a Note is assigned or otherwise transferred, does not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii) that is a “specified non-resident shareholder” of the Issuer or such Guarantor or a non-resident person who does not deal at arm’s length with a specified shareholder of the Issuer or such Guarantor, both for the purposes of subsection 18(5) of the Income Tax Act (Canada);

(iii) which is subject to such taxes by reason of the Holder or the beneficial owner being a resident, domicile or national of, or engaged in business or maintaining a permanent establishment or other physical presence in or otherwise having some present or former connection with the Relevant Taxing Authority otherwise than by the mere acquisition, holding, disposition or enforcement of the Notes or the receipt of payments thereunder;

(iv) for or on account of any taxes imposed or deducted or withheld by reason of the failure of the Holder or beneficial owner of the Notes to complete, execute and deliver to the Issuer or a Guarantor, as the case may be, any form or document, to the extent applicable to such Holder or beneficial owner and such Holder or beneficial owner is legally eligible to comply with, that may be required by law (including any applicable tax treaty) or by reason of administration of such law and which is reasonably requested in writing to be delivered to the Issuer or such Guarantor in order to enable the Issuer or such Guarantor to make payments on the Notes or pursuant to any Guarantee, as the case may be, without deduction or withholding for taxes, or with deduction or withholding of a lesser amount, which form or document shall be delivered within 60 days of a written request therefor by the Issuer or such Guarantor;

(v) for or on account of any estate, inheritance, gift, sales, wealth or net worth, goods and services, harmonized sales, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

(vi) for or on account of any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes (other than taxes payable pursuant to Regulation 803 of the Income Tax Act (Canada), or any similar successor provision);

(vii) where the payment could have been made without deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later;

(viii) if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment, to the extent that such payment would be required to be included in income under the laws of the Relevant Taxing Authority for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settler, partner or beneficial owner been the Holder thereof;

(ix) that is imposed under FATCA; or

(x) any combination of (i) through (ix).

(c)

Any reference in this Indenture to the payment of principal, Premium, if any, interest, purchase price, redemption price or any other amount payable under or with respect to any Note, will be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Issuer’s and the Guarantors’ obligation to make payments of Additional Amounts will survive any termination of this Indenture or the defeasance of any rights thereunder.

(d)

The Issuer and each Guarantor will, jointly and severally, indemnify and hold harmless each Holder or beneficial owner of a Note (other than an Excluded Holder) and upon written request reimburse each such Holder or beneficial owner of a Note for the amount of (i) any taxes so levied or imposed by a Relevant Taxing Authority and paid by such Holder or beneficial owner of a Note as a result of payments made under or with respect to the Notes, and (ii) any taxes levied or imposed by a Relevant Taxing Authority and paid by such Holder or beneficial owner of a Note with respect to any reimbursement under (i) above, but excluding any such taxes with respect to which such Holder or beneficial owner of a Note is an Excluded Holder or any income or profits taxes imposed by a Relevant Taxing Authority.

2.6	Form of Notes

(a)

The Notes and the Trustee’s certificate of authentication shall be substantially in the form set out in Appendix A hereto, together with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.

(b)

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(c)

Notes may be typed, engraved, printed, lithographed or reproduced in a different form, or partly in one form and partly in another, as the Issuer may determine. The execution of any such Notes by the Issuer and the authentication by the Trustee in accordance with Section 2.7 of any such Notes will be conclusive evidence that such Notes are Notes authorized by this Indenture.

2.7	Execution, Authentication and Delivery of Notes

(a)

All Notes shall be signed (either manually or by electronic or facsimile signature) by any two authorized directors or officers of the Issuer, holding office at the time of signing. An electronic or facsimile signature upon a Note shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be. Notwithstanding that any individual whose signature, either manual or in facsimile or other electronic means, appears on a Note as a director or officer may no longer hold such office at the date of the Note or at the date of the authentication and delivery thereof, such Note shall be valid and binding upon the Issuer and the Holder thereof shall be entitled to the benefits of this Indenture.

(b)

No Notes will be entitled to any right or benefit under this Indenture or be valid or obligatory for any purpose unless such Notes have been authenticated by or on behalf of the Trustee substantially in the form provided for herein. Such authentication upon any Notes will be conclusive evidence, and the only evidence, that such Notes have been duly authenticated, issued and delivered and that the Holder is entitled to the benefits hereof.

(c)

Subject to the terms of this Indenture, the Trustee shall from time to time authenticate one or more Notes (including Global Notes) for original issue on the issue date for such Notes or otherwise to permit transfers in accordance with Section 3.6 upon and in accordance with an Issuer Order (an “Authentication Order”), without the Trustee receiving any consideration therefor. Each such Authentication Order shall specify the principal amount of such Notes to be authenticated and the date on which such Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount specified in the Authentication Orders provided in respect of original issues of Notes except as provided in Section 2.14. Except as provided in Section 5.10, there is no limit on the amount of Notes that may be issued hereunder.

(d)

The certificate by or on behalf of the Trustee authenticating Notes will not be construed as a representation or warranty of the Trustee as to the validity of this Indenture or of any Notes or their issuance (except the due authentication thereof by the Trustee) or as to the performance by the Issuer of its obligations under this Indenture or any Notes and the Trustee will be in no respect liable or answerable for the use made of the proceeds of such Notes. The certificate by or on behalf of the Trustee authenticating Notes issued under this Indenture will constitute a representation and warranty by the Trustee that such Notes have been duly authenticated by and on behalf of the Trustee pursuant to the provisions of this Indenture.

2.8	Appointment of Trustee and Depositary

(a)	The Trustee will be the trustee for the Notes, subject to Article 10.

(b)	The Issuer initially appoints CDS to act as Depository with respect to the Notes.

2.9	Registrar and Paying Agent

(a)

The Issuer shall maintain for the Notes an office or agency where such Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Notes may be surrendered for payment (“Paying Agent”). The Registrar shall keep a register of such Notes and of their transfer and exchange.

(b)

The Issuer may appoint one or more co-registrars and one or more additional paying agents for the Notes in such other locations as it shall determine. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Registrar or Paying Agent which is not a party to this Indenture. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar for the Notes.

(c)

The Issuer initially appoints the Trustee at its corporate office in Calgary, Alberta to act as the Registrar, transfer agent, authentication agent and Paying Agent with respect to the Notes and appoints Computershare Trust Company N.A., in Golden, Colorado as a co-transfer agent.

2.10	Paying Agent to Hold Money in Trust

The Issuer shall require each Paying Agent, other than the Trustee, to agree in writing that the Paying Agent will, and the Trustee when acting as Paying Agent agrees that it will, hold in trust, for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, Premium, if any, and interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

2.11	Book Entry Only Notes

(a)

Subject to Section 3.2(b) and the provisions of the Notes, Notes shall be issued as a Book Entry Only Notes represented by a Global Note. Each Global Note authenticated in accordance with this Indenture shall be registered in the name of the Depository designated for such Global Note or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture. Beneficial interests in a Global Note will not be shown on the register or the records maintained by the Depository but will be represented through book entry accounts of Participants on behalf of the Beneficial Holders of such Global Note in accordance with the rules and procedures of the Depository. None of the Issuer or the Trustee shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository on account of the beneficial interest in any Global Notes or for maintaining, reviewing or supervising any records relating to such beneficial interests therein. Except as otherwise provided in this Indenture, Beneficial Holders of Global Notes shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive Definitive Notes and shall not be considered owners or holders thereof under this Indenture. Nothing herein shall prevent the Beneficial Holders from voting such Global Notes using duly executed proxies.

(b)

Every Note authenticated and delivered upon registration or transfer of a Global Note, or in exchange for or in lieu of a Global Note or any portion thereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Notes or a nominee thereof.

2.12	Global Notes

Notes issued to a Depository in the form of Global Notes shall be subject to the following in addition to the provisions of Section 3.2, unless and until Definitive Notes have been issued to Beneficial Holders pursuant to Section 3.2(b):

(a)	the Trustee may deal with such Depository for all purposes as the sole holder of the Notes and as the authorized representative of the Beneficial Holders of such Notes;

(b)

the rights of the Beneficial Holders of such Notes shall be exercised only through such Depository and the rights of Beneficial Holders shall be limited to those established by applicable law and agreements between the Depository and the Participants and between such Participants and Beneficial Holders, and must be exercised through a Participant in accordance with the rules and procedures of the Depository;

(c)

whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders evidencing a specified percentage of the outstanding Notes, the Depository shall be deemed to be counted in that percentage to the extent that it has received instructions to such effect from Beneficial Holders or Participants;

(d)

such Depository will make book-entry transfers among the direct Participants of such Depository and will receive and transmit distributions of principal, Premium and interest on the Notes to such direct Participants for subsequent payment to the Beneficial Holders thereof;

(e)

the direct Participants of such Depository shall have no rights under this Indenture or under or with respect to any of the Notes held on their behalf by such Depository, and such Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Notes represented by such Global Notes for all purposes whatsoever; and

(f)

whenever a notice or other communication is required to be provided to Holders, the Trustee shall provide all such notices and communications to the Depository for subsequent delivery of such notices and communications to the Beneficial Holders in accordance with Applicable Securities Legislation and the procedures of the Depository.

2.13	Interim Notes

Pending the delivery of Definitive Notes to the Trustee, the Issuer may issue and the Trustee authenticate in lieu thereof (but subject to the same provisions, conditions and limitations as set forth in this Indenture) interim printed, mimeographed or typewriter Notes in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to Definitive Notes when the same are ready for delivery; or the Issuer may execute and deliver to the Trustee and the Trustee authenticate a temporary Note for the whole principal amount of Notes then authorized to be issued hereunder and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Note so delivered to it, as the Issuer and the Trustee may approve entitling the holders thereof to Definitive Notes when the same are ready for delivery; and, when so issued and certified, such interim or temporary Notes or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Notes duly issued hereunder and, pending the exchange thereof for Definitive Notes, the holders of the interim or temporary Notes or interim certificates shall be deemed without duplication to be Holders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Issuer shall have delivered the Definitive Notes to the Trustee, the Trustee shall call in for exchange all temporary or interim Notes or certificates that shall have been issued and forthwith after such exchange shall cancel the same. No charge shall be made by the Issuer or the Trustee to the holders of such interim or temporary Notes or interim certificates for the exchange thereof. All interest paid upon interim or temporary Notes or certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

2.14	Mutilation, Loss, Theft or Destruction

In case any of the Notes issued hereunder shall become mutilated or be lost, stolen or destroyed, the Issuer, in its discretion, may issue, and thereupon the Trustee shall authenticate and deliver, a new Note upon surrender and cancellation of the mutilated Note, or in the case of a lost, stolen or destroyed Note, in lieu of and in substitution for the same, and the substituted Note shall be in a form approved by the Trustee and shall entitle the Holder thereof to the benefits of this Indenture and shall rank equally in accordance with its terms with all other Notes issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Note shall furnish to the Issuer and to the Trustee such evidence of the loss, theft or destruction of the Note as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Note.

2.15	Concerning Interest

(a)

All Notes issued hereunder, whether originally or upon exchange or in substitution for previously issued Notes (including for certainty Notes issued under Sections 2.13 and 2.14), shall accrue and bear interest (i) from and including their respective issue date, or (ii) from and including the last Interest Payment Date therefor to which interest shall have been paid or made available for payment on such outstanding Notes, whichever shall be the later, in all cases, to and excluding the next Interest Payment Date therefor.

(b)

Subject to accrual of any interest on unpaid interest from time to time, interest on a Note will cease to accrue from the Maturity of such Note (including, for certainty, if such Note was called for redemption, the Redemption Date); unless upon due presentation and surrender of such Note for payment on or after the Maturity thereof, such payment is improperly withheld or refused.

(c)

If the date for payment of any amount of principal, Premium or interest in respect of a Note is not a Business Day at the place of payment, then payment thereof will be made on the next Business Day and the Holder of such Note will not be entitled to any further interest on such principal, or to any interest on such interest, Premium or other amount so payable, in respect of the period from the date for payment to such next Business Day.

(d)

The Holder of any Note at the close of business on the Record Date immediately preceding any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Note subsequent to such Record Date and prior to such Interest Payment Date, except if and to the extent the Issuer shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid to the Holder of such Note as at the close of business on a subsequent record date (which shall be not less than two Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of all affected Notes not less than 15 days preceding such subsequent record date.

(e)

Wherever in this Indenture or any Note there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or the Note, and express mention of interest on amounts in default in any of the provisions of this Indenture will not be construed as excluding such interest in those provisions of this Indenture where such express mention is not made.

(f)

Unless otherwise specifically provided in this Indenture or the terms of any Note, interest on the Notes shall be payable in equal semi-annual amounts; provided that for any Interest Period that is shorter than a full semi-annual interest period, interest on the Notes shall be computed on the basis of a year of 365 days or 366 days, as applicable, and the actual number of days elapsed in the relevant period and will accrue from day to day. For purposes of disclosure under the Interest Act (Canada), whenever interest is calculated under a Note on the basis of a year which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as an annual rate by multiplying such rate of interest by a fraction, the numerator of which is the actual number of days in such calendar year, and the denominator of which is the number of days in the deemed year.

2.16	Payments of Amounts Due on Maturity

(a)	Subject to Section 2.16(b), the following provisions shall apply to all Notes:

(i)

in the case of fully registered Notes, the Issuer shall establish and maintain with the Paying Agent a Maturity Account for the Notes. On or before 11:00 a.m. (Calgary time) on the Business Day before the Stated Maturity date for the Notes, the Issuer shall deposit in the applicable Maturity Account by wire transfer or certified cheque an amount sufficient to pay all amounts payable in respect of the outstanding Notes (less any taxes required by law to be deducted or withheld therefrom). The Paying Agent will pay to each Holder of such Notes entitled to receive payment, the principal amount of, and Premium (if any) on, such Notes, upon surrender of such Notes to the Paying Agent or at any branch of the Trustee designated for such purpose from time to time by the Issuer and the Trustee. The deposit or making available of such amounts into the applicable Maturity Account will satisfy and discharge the liability of the Issuer for the Notes to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any taxes deducted or withheld as aforesaid) and such Notes will thereafter not be considered as outstanding under this Indenture to such extent and such Holder will have no other right than to receive out of the money so deposited or made available the amount to which it is entitled. Failure to make a deposit or make funds available as required to be made pursuant to this Section 2.16(a)(i) will constitute Default in payment on the Notes in respect of which the deposit or making available of funds was required to have been made; and

(ii)

in the case of any Notes issued and outstanding in the form of or represented by Global Notes, on or before 11:00 a.m. (Calgary time) on the Business Day before the Stated Maturity date for such Notes, the Issuer shall deliver to the Depository by electronic funds transfer an amount sufficient to pay the amount payable in respect of such Global Notes (less any Taxes required by law to be deducted or withheld therefrom). The Issuer shall pay to the Depository the principal amount of, and Premium (if any) on, such Global Notes, against receipt of the relevant Global Notes. The delivery of such electronic funds to the Depository will satisfy and discharge the liability of the Issuer for the Notes to which the electronic funds relates to the extent of the amount deposited or made available (plus the amount of any Taxes deducted or withheld as aforesaid) and such Notes will thereafter not be considered as outstanding under this Indenture unless such electronic funds transfer is not received. Failure to make delivery of funds available as required pursuant to this Section 2.16(a)(ii) will constitute Default in payment on the Notes in respect of which the delivery or making available of funds was required to have been made.

(b)

Notwithstanding Section 2.16(a), all payments in excess of $25 million (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the LVTS. Neither the Trustee nor the Paying Agent shall have any obligation to disburse funds pursuant to Section 2.16(a)(i) unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable date of Maturity. The Paying Agent shall, if it accepts any funds received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

2.17	Legends on Notes

(a)

Unless otherwise provided in the Notes, Notes will not be registered under any United States federal or state securities laws, and any Notes issued and sold in the United States or to or for the account of U.S. persons (as such term is defined in Regulation S under the U.S. Securities Act) will be issued and sold only to Persons who are QIBs within the meaning of, and in reliance on, Rule 144A under the U.S. Securities Act, as well as all Notes issued in exchange for or in substitution of the foregoing securities, and shall bear, unless otherwise directed by the Issuer, a legend substantially in the following form (the “144A U.S. Legend”):

“THE NOTES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF PARKLAND CORPORATION (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH

APPLICABLE LOCAL LAWS AND REGULATIONS, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION, AND IN THE CASE OF (D) OR (E), AFTER AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER HAS BEEN FURNISHED TO THE ISSUER.

IF THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION (AND, IF REQUIRED BY COMPUTERSHARE TRUST COMPANY OF CANADA, AN OPINION OF COUNSEL), IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE ISSUER, TO THE EFFECT THAT THE SALE OF THESE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.”

In addition, the Trustee understands and acknowledges that, subject to Section 3.6, Notes will also bear the Canadian Private Placement Legend until such legend is no longer required under Applicable Securities Legislation.

(b)

The Trustee acknowledges and understands that the Notes have not been and will not be qualified for sale to the public under Applicable Securities Legislation. The Trustee acknowledges and understands that the Notes, and each Note issued in exchange therefor or in substitution thereof, will bear a legend in substantially the following form (the “Canadian Private Placement Legend”) until the legend is no longer required under Applicable Securities Legislation:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE MUST NOT TRADE THIS NOTE BEFORE [INSERT DATE WHICH IS FOUR MONTHS AND A DAY AFTER ISSUE DATE]”

(c)	Each Global Note shall bear a legend in substantially the following form, subject to such modification as required by the applicable Depository (the “Global Note Legend”):

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO PARKLAND CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTES ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE.”

(d)	Prior to the issuance of Notes, the Issuer shall notify the Trustee, in writing, concerning which Notes are to be certificated and are to bear the legend or legends described in this Section 2.17.

2.18	Payment of Interest

(a)

As interest becomes due on each fully registered Note (except on redemption thereof, when interest may at the option of the Issuer be paid upon surrender of such Note), the Issuer, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee, payment of such interest including any Additional Amounts (less any taxes required by law to be deducted or withheld therefrom) to the order of the Holder of such Note at the close of business on the Record Date immediately preceding the applicable Interest Payment Date and addressed to the Holder at the Holder’s last address appearing on the register (or in the case of joint Holders, to such address of one of the joint Holders), unless such Holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least two days prior to each Interest Payment Date and if payment is made by other means (such as electronic transfer of funds; provided that the Trustee must receive confirmation of receipt of funds prior to being able to wire funds to Holders), such payment shall be made in a manner whereby the Holder receives credit for such payment on the Interest Payment Date. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any taxes deducted or withheld as aforesaid, satisfy and discharge all liability for interest including any Additional Amounts on such Note to such extent, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Issuer shall issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Issuer is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on any Note in the manner provided above, the Issuer may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above. If payment is made through the Trustee, by 11:00 a.m. (Calgary time) at least one Business Day prior to the related Interest Payment Date for a Note or to the date of mailing the cheques for the interest due on such Interest Payment Date, whichever is earlier, the Issuer shall deliver sufficient funds to the Trustee by electronic transfer or certified cheque or make such other arrangements for the provision of funds as may be agreeable between the Trustee and the Issuer in order to effect such interest payment hereunder.

(b)

So long as the Notes or any portion thereof are issued in the form of or represented by a Global Note, then all payments of interest on such Global Note shall be made by 11:00 a.m. (Calgary time) at least one Business Day prior to the related Interest Payment Date by electronic funds transfer made payable to the Depository or its nominee for subsequent payment to Beneficial Holders of the applicable interests in that Global Note, unless the Issuer and the Depository otherwise agree.

(c)

Notwithstanding Sections 2.18(a) and 2.18(b), all payments in excess of $25 million (or such other amount as determined from time to time by the Canadian Payments Association or any successor thereto) shall be made by the use of the LVTS. Neither the Trustee nor Paying Agent, as applicable, shall have any obligation to disburse funds in respect of any Note pursuant to Section 2.18(a) unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable with respect to such Interest Payment Date for such Note. The Trustee or Paying Agent, as applicable, shall, if it accepts any funds received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

2.19	Record of Payment

The Trustee will maintain accounts and records evidencing any payment, by it or any other Paying Agent on behalf of the Issuer, of principal, Premium (if any) and interest in respect of Notes, which accounts and records will constitute, in the absence of manifest error, prima facie evidence of such payment.

2.20	Representation Regarding Third Party Interest

The Issuer hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of the Issuer, either (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case the Issuer hereby agrees to complete, execute and deliver forthwith to the Trustee a declaration, in the Trustee’s prescribed form or in such other form as may be reasonably satisfactory to it, as to the particulars of such third party.

ARTICLE 3

REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Register of Certificated Notes

(a)

With respect to Notes issuable in whole or in part as registered Notes, the Issuer shall cause to be kept by and at the principal office of the Trustee in Calgary, Alberta or by such other Registrar as the Issuer, with the approval of the Trustee, may appoint at such other place or places, if any, as may be specified in the Notes or as the Issuer may designate with the approval of the Trustee, a register in which shall be entered the names and addresses of the Holders and particulars of the Notes held by them respectively and of all transfers of Notes. Such registration shall be noted on the relevant Notes by the Trustee or other Registrar unless a new Note shall be issued upon such transfer.

(b)

No transfer of a registered Note shall be valid unless made on such register referred to in Section 3.1(a) by the Holder or such Holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee or other Registrar upon surrender of the Notes together with a duly executed form of transfer acceptable to the Trustee or other Registrar and upon compliance with such other reasonable requirements as the Trustee or other Registrar may prescribe, and unless the name of the transferee shall have been noted on the Note by the Trustee or other Registrar.

3.2	Global Notes

(a)

With respect to Notes issuable as or represented by, in whole or in part, one or more Global Notes, the Issuer shall cause to be kept by and at the principal office of the Trustee in Calgary, Alberta or by such other Registrar as the Issuer, with the approval of the Trustee, may appoint at such other place or places, if any, as the Issuer may designate with the approval of the Trustee, a register in which shall be entered the name and address of the Holder of each such Global Note (being the Depository, or its nominee, for such Global Note) and particulars of the Global Note held by it, and of all transfers thereof. If any Notes are at any time not Global Notes, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Notes.

(b)

Notwithstanding any other provision of this Indenture, a Global Note may not be transferred by the Holder thereof and, accordingly, subject to Section 3.6, no Definitive Notes shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the Trustee, a Board Resolution or an Officers’ Certificate:

(i)	Definitive Notes may be issued to Beneficial Holders at any time after:

(A)

the Issuer has determined that CDS (1) is unwilling or unable to continue as Depository for Global Notes, or (2) ceases to be eligible to be a Depository, and, in each case the Issuer is unable to locate a qualified successor to its reasonable satisfaction;

(B)

the Issuer has determined, in its sole discretion, or is required by law, to terminate the book-entry only registration system in respect of such Global Notes and has communicated such determination or requirement to the Trustee in writing, or the book-entry system ceases to exist; or

(C)

the Trustee has determined that an Event of Default has occurred and is continuing with respect to Notes issued as Global Notes; provided that Beneficial Holders representing, in the aggregate, not less than 50% of the aggregate outstanding principal amount of the Notes advise the Depository in writing, through the Participants, that the continuation of the book-entry only registration system for the Notes is no longer in their best interests; or

(ii)

Global Notes may be transferred (A) if such transfer is required by applicable law, as determined by the Issuer and Counsel, or (B) by a Depository to a nominee of such Depository, or by a nominee of a Depository to such Depository, or to another nominee of such Depository, or by a Depository or its nominee to a successor Depository or its nominee.

(c)

Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b)(i) or upon the transfer of a Global Note to a Person other than a Depository or a nominee thereof in accordance with Section 3.2(b)(i)(A), the Trustee shall notify all Beneficial Holders, through the Depository, of the availability of Definitive Notes. Upon surrender by the Depository of the Global Notes and receipt of new registration instructions from the Depository, the Trustee shall deliver the Definitive Notes to the Beneficial Holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Notes will be governed by Section 3.1 and the remaining provisions of this Article 3.

(d)

It is expressly acknowledged that transfer of beneficial ownership in any Note issuable in the form of or represented by a Global Note will be effected only (i) with respect to the interests of participants in the Depository (“Participants”), through records maintained by the Depository or its nominee for the Global Note, and (ii) with respect to interests of Persons other than Participants, through records maintained by Participants. Beneficial Holders who are not Participants but who desire to purchase, sell or otherwise transfer ownership of or other interest in Notes represented by a Global Note may do so only through a Participant.

3.3	Transferee Entitled to Registration

The transferee of a Note shall be entitled, after the appropriate form of transfer is deposited with the Trustee or other Registrar and upon compliance with all other conditions for such transfer required by this Indenture or by law, to be entered on the register as the owner of such Note free from all equities or rights of set-off or counterclaim between the Issuer and the transferor or any previous Holder of such Note, save in respect of equities of which the Issuer is required to take notice by law (including any statute or order of a court of competent jurisdiction).

3.4	No Notice of Trusts

None of the Issuer, the Trustee and any Registrar or Paying Agent will be bound to take notice of or see to the performance or observance of any duty owed to a third Person, whether under a trust, express, implied, resulting or constructive, in respect of any Note by the Holder or any Person whom the Issuer or the Trustee treats, as permitted or required by law, as the owner or the Holder of such Note, and may transfer the same on the direction of the Person so treated as the owner or Holder of the Note, whether named as Trustee or otherwise, as though that Person were the Beneficial Holder thereof.

3.5	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall, subject to applicable law, at all reasonable times be open for inspection by the Issuer, the Trustee or any Holder. Every Registrar, including the Trustee, shall from time to time when requested so to do by the Issuer or by the Trustee, in writing, furnish the Issuer or the Trustee, as the case may be, with a list of names and addresses of Holders entered on the registers kept by them and showing the principal amount and serial numbers of the Notes held by each such Holder; provided that the Trustee shall be entitled to charge a reasonable fee to provide such a list.

3.6	Transfers and Exchanges of Notes

(a)

Transfer and Exchange of Global Notes. A Global Note may be transferred in whole and not in part only pursuant to Section 3.2(b)(ii). A beneficial interest in a Global Note may not be exchanged for a Definitive Note other than pursuant to Section 3.2(b)(i). A Global Note may not be exchanged for another Note other than as provided in this Section 3.6(a), however, beneficial interests in a Global Note may be transferred as provided in Section 3.6(b) or 3.6(c), as applicable.

(b)

Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture, applicable laws and the Applicable Procedures. Beneficial interests in the Restricted Global Notes and the Unrestricted Global Notes shall be subject to restrictions on transfer as set forth herein to the extent required by Applicable Securities Legislation. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii), as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)

Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in the Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note if such beneficial interest is being transferred in accordance with the transfer restrictions set forth in the 144A U.S. Legend. Beneficial interests in the Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect transfers described in this Section 3.6(b)(i).

(ii)

All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.6(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or a Beneficial Holder, in each case, given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase, or (B) (1) a written order from a Participant or a Beneficial Holder, in each case, given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred, and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer referred to in (B)(1) above. Upon satisfaction of all of the requirements for transfer of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under Applicable Securities Legislation, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 3.6(f).

(iii)

Transfer of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the transfer complies with the requirements of Section 3.6(b)(ii) and the Registrar receives a certificate from such holder in the form of Appendix B hereto, including the applicable certifications in item (2) thereof, and, other than if the Registrar receives the certification in item

2(a) of Appendix B, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the 144A U.S. Legend are no longer required in order to maintain compliance with the U.S. Securities Act.

If any such transfer is effected pursuant to subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.7(c) hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iii).

(iv)

Transfer of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Note. Beneficial interests in an Unrestricted Global Note can be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Restricted Global Note if the transfer complies with the requirements of Section 3.6(b)(ii) and the Registrar receives a certificate in the form of Appendix B hereto, including the certifications in item (1) thereof.

If any such transfer is effected pursuant to subparagraph (iv) at a time when a Restricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.7(c) hereof, the Trustee shall authenticate one or more Restricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iv) immediately above.

(c)

Transfer or Exchange of Beneficial Interests in the Global Notes for Definitive Notes. A holder of a beneficial interest in a Global Note may exchange such beneficial interest for a Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note only upon the occurrence of any of the preceding events in Section 3.2(b)(i) and satisfaction of the conditions set forth in Section 3.6(b)(ii). Upon the occurrence of any such preceding event and receipt by the Registrar of the documentation referred to in the appropriate subparagraph of this Section 3.6(c), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 3.6(f), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 3.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Beneficial Holder. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. The foregoing requirements shall apply to all transfers pursuant to this Section 3.6(c).

(i)

Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a QIB in accordance with Rule 144A under the U.S. Securities Act who takes delivery thereof in the form of a Restricted Definitive Note upon the receipt by the Registrar of a certificate substantially in the form of Appendix B hereto, including the certifications in item (1) thereof.

Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.6(c)(i) shall bear the 144A U.S. Legend and shall be subject to all restrictions on transfer contained therein.

(ii)

Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note upon the receipt by the Registrar of a certificate from such holder substantially in the form of Appendix B hereto, including the applicable certifications in item (2) thereof, and, other than if the Registrar receives the certifications in item 2(a) of Appendix B, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the Rule 144A Legend are no longer required in order to maintain compliance with the U.S. Securities Act.

(iii)

Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in an Unrestricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives a certificate from such holder in the form of Appendix B hereto, including the applicable certifications in item 2 thereof.

(iv)

Beneficial Interests in Unrestricted Global Notes to Restricted Definitive Notes. A holder of a beneficial interest in an Unrestricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note upon the receipt by the Registrar of a certificate from such holder substantially in the form of Appendix B hereto, including the certifications in item (1) thereof. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 3.6(c)(iv) shall bear the 144A U.S. Legend and shall be subject to all restrictions on transfer contained therein.

(d)	Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.

(i)

Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. A Holder of a Restricted Definitive Note may transfer such Restricted Definitive Note (A) to a QIB in accordance with Rule 144A under the U.S. Securities Act, (B) pursuant to and in accordance with Rule 144 under the U.S. Securities Act or pursuant to another exemption from registration under the U.S. Securities Act, or (C) to the Issuer or a Subsidiary thereof, who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note upon the receipt by the Registrar of a certificate substantially in the form of Appendix B hereto, including the certifications in item (1), (3)(a) or (3)(b) thereof, as applicable.

Upon satisfaction of the conditions in this Section 3.6(d)(i), the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the Restricted Global Note.

(ii)

Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the Registrar receives a certificate from such Holder substantially in the form of Appendix B hereto, including the applicable certifications in item (2) thereof, and, other than if the Registrar receives the certifications in item 2(a) of Appendix B hereto, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the 144A U.S. Legend are no longer required in order to maintain compliance with the U.S. Securities Act.

Upon satisfaction of the conditions of this Section 3.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)

Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the Registrar receives a certificate from such Holder in the form of Appendix B hereto, including the applicable certifications in item (2) thereof. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Notes.

(iv)

Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes. A Holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Note to a QIB in accordance with Rule 144A under the U.S. Securities Act who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note if the Registrar receives a certificate substantially in the form of Appendix B hereto, including the certifications in item (1) thereof, and the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the Restricted Global Note.

(v)

If any transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (i) to (iv) immediately above at a time when an Unrestricted Global Note or Restricted Global Note, as applicable, has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.7 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes or Restricted Global Notes, as applicable, in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)

Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 3.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 3.6(e).

(i)

Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note transferred to a QIB in accordance with Rule 144A may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives a certificate substantially in the form of Appendix B hereto, including the certifications in item (1) thereof.

(ii)

Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives a certificate substantially in the form of Appendix B hereto, including the applicable certifications in item (2) thereof, and, other than if the Registrar receives the certification in item 2(a) of Appendix B hereto, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the U.S. Securities Act and that the restrictions on transfer contained herein and in the 144A U.S. Legend are no longer required in order to maintain compliance with the U.S. Securities Act.

(iii)

Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives a certificate from such Holder substantially in the form of Appendix B hereto, including the applicable certifications in item (2) thereof. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(iv)

Unrestricted Definitive Notes to Restricted Definitive Notes. Any Unrestricted Definitive Notes transferred to a QIB in accordance with Rule 144A may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives a certificate substantially in the form of Appendix B hereto, including the certifications in item (1) thereof.

(f)

Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 3.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(g)	General Provisions Relating to Transfers and Exchanges.

(i)

To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer’s Authentication Order in accordance with Section 2.7 or at the Registrar’s request.

(ii)

No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.13, 5.11 and 5.14).

(iii)

Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)

All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)

The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 Business Days before the day of any selection of Notes for redemption under Section 4.1 hereof and ending at the close of business on the day of selection, or (B) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date, or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or a Net Proceeds Offer.

(vi)

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Registrar or Paying Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and Premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Registrar or Paying Agent or the Issuer shall be affected by notice to the contrary.

(vii)	The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.7.

(viii)

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(ix)

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.7.

(x)	All certifications, certificates and Opinions of Counsel required to be submitted pursuant to this Section 3.6 to effect a registration of transfer or exchange may be submitted by facsimile.

3.7	Closing of Registers

(a)	Neither the Issuer nor the Trustee nor any Registrar shall be required to:

(i)	make transfers or exchanges of Notes on any Interest Payment Date for such Notes or during the period from any Record Date to the related Interest Payment Date;

(ii)

make transfers or exchanges of Notes during the period commencing 15 days before the date of any selection of any registered Notes to be redeemed (as applicable) to and including the mailing of a Redemption Notice to Holders thereof; or

(iii)	make transfers or exchanges of Notes which have been selected or called for redemption unless upon due presentation thereof for redemption such Notes are not redeemed.

(b)

Subject to any restriction provided in this Indenture, the Issuer with the approval of the Trustee may at any time close any register for the Notes (other than those kept at the principal office of the Trustee in Calgary, Alberta) and transfer the registration of any Notes registered thereon to another register (which may be an existing register) and thereafter such Notes shall be deemed to be registered on such other register. Notice of such transfer shall be given to the Holders of such Notes.

3.8	Charges for Registration, Transfer and Exchange

For each Note exchanged, registered, transferred or discharged from registration, the Trustee or other Registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Note issued (such amounts to be agreed upon from time to time by the Trustee and the Issuer), and payment of such charges and reimbursement of the Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Holder hereunder:

(a)	for any exchange, registration, transfer or discharge from registration of any Note applied for within a period of two months from the date of the first delivery thereof

(b)	for any exchange of any interim or temporary Note or interim certificate that has been issued under Section 2.13 for a Definitive Note;

(c)	for any exchange of a Global Note as contemplated in Section 3.2; or

(d)	for any exchange of any Note resulting from a partial redemption or repurchase under Section 4.5, 4.11, 5.11 or 5.14.

3.9	Ownership of Notes

(a)

The Holder for the time being of any Note shall be entitled to the principal, Premium, if any, and/or interest evidenced by such Note, free from all equities or rights of set-off or counterclaim between the Issuer and the original or any intermediate Holder thereof (except in respect of equities of which the Issuer is required to take notice by law) and all Persons may act accordingly and the receipt of any such Holder for any such principal, Premium, if any, or interest shall be a valid discharge to the Trustee, any Registrar and to the Issuer for the same and none shall be bound to inquire into the title of any such Holder.

(b)

Where Notes are registered in more than one name, the principal, Premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all or any of such Holders, failing written instructions from them to the contrary, and the receipt of any one of such Holders therefor shall be a valid discharge, to the Trustee, any Registrar and to the Issuer.

(c)

In the case of the death of one or more joint Holders, the principal, Premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such Holders and to the estate of the deceased and the receipt by such survivor or survivors and the estate of the deceased thereof shall be a valid discharge by the Trustee, any Registrar and the Issuer.

(d)

Unless otherwise required by law, the Person in whose name any Note is registered shall for all purposes of this Indenture (other than Section 2.5 and Section 7.5(a)) be and be deemed to be the owner thereof and payment of or on account of the principal of, Premium, if any, and interest on such Note shall be made only to or upon the order in writing of such Holder.

(e)

Notwithstanding any other provision of this Indenture, all payments in respect of Notes issuable in the form of or represented by a Global Note shall be made to the Depository or its nominee for subsequent payment by the Depository or its nominee to the Beneficial Holders.

3.10	Cancellation and Destruction

All matured Notes shall forthwith after payment of all Obligations thereunder be delivered to the Trustee or to a Person appointed by it or by the Issuer with the approval of the Trustee and cancelled by the Trustee. All Notes which are cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Issuer, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Notes so destroyed.

ARTICLE 4

REDEMPTION AND PURCHASE OF NOTES

4.1	Redemption of Notes

Notes may be redeemed before the Stated Maturity thereof, in whole at any time or in part from time to time, at the option of the Issuer and in accordance with and subject to the provisions set out in this Indenture, including those relating to the payment of any required redemption price (“Redemption Price”).

4.2	Optional Redemption

(a)

At any time prior to June 16, 2023, the Issuer may on any one or more occasions redeem up to an aggregate of 40% of the aggregate principal amount of Notes (including any Additional Notes), upon not less than 10 days’ nor more than 60 days’ notice, at a Redemption Price of 103.875 % of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with an amount not greater than the net cash proceeds of one or more Qualified Equity Offerings; provided that:

(i)

at least 50% of the aggregate principal amount of the Notes (including Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Issuer and its Subsidiaries); and

(ii)	each such redemption occurs within 180 days of the date of the closing of the related Qualified Equity Offering.

(b)

At any time prior to June 16, 2023, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 10 days’ nor more than 60 days’ notice, at a Redemption Price equal to the greater of (a) the Canada Yield Price and (b) 101% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)	Except pursuant to Subsections 4.2(a) and 4.2(b) the Notes will not be redeemable at the Issuer’s option prior to June 16, 2023.

(d)

On or after June 16, 2023, the Issuer may, on any one or more occasions, redeem all or a part of the Notes upon not less than 10 days’ nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if any, on the Notes redeemed, to but excluding the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 16 of the years indicated below:

Year	Percentage
2023	101.938%
2024	100.969%
2025 and thereafter	100.00%

(e)

If the Issuer or any Guarantor becomes obligated to pay any Additional Amounts as a result of a change in the laws, treaties or regulations of any Relevant Taxing Authority, or a change in any official position regarding the application, interpretation or administration thereof (including a holding by a court of competent jurisdiction) or assessing practice with respect thereto, the enactment or adoption of which change is publicly announced on or after the date of this Indenture and such Additional Amounts cannot (as certified in an Officers’ Certificate to the Trustee) be avoided by the use of reasonable measures available to the Issuer or the applicable Guarantor, then the Issuer may, at its option, redeem the affected Notes, in whole but not in part, upon not less than 10 days’ nor more than 60 days’ notice (such notice to be provided not more than 90 days before the next date on which the Issuer or any Guarantor would be obligated to pay Additional Amounts, if a payment on the Notes were due on such date), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date). Notice of the Issuer’s intent to redeem the affected Notes shall not be effective until such time as it delivers to the Trustee an Opinion of Counsel stating that the Issuer or the applicable Guarantor is obligated to pay Additional Amounts because of an amendment to or change in law, treaty or regulation or other position as described in this paragraph.

4.3	Mandatory Redemption; Open Market Purchases; Tenders

(a)

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes; provided, however, that the Issuer may be required to offer to purchase the Notes pursuant to Sections 5.11 and 5.14.

(b)

In connection with any tender offer for the notes (including in connection with any Change of Control Offer or Net Proceeds Offer), if Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not validly withdraw such notes in such tender offer and the Issuer, or any third party Person approved in writing by the Issuer making such tender offer in lieu of the Issuer, purchases all of the notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party Person will have the right, upon not less than 10 days’ nor more than 60 days’ prior notice, given not more than 30 days following any such purchase date, to redeem (with respect to the Issuer) or purchase (with respect to a third party Person) all notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the redemption date or purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the redemption date or purchase date).

4.4	Places of Payment

The Redemption Price will be payable upon presentation and surrender of the Notes called for redemption at any of the places where the principal of such Notes is expressed to be payable and at any other places specified in the Redemption Notice.

4.5	Partial Redemption

(a)	If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(i)	if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

(ii)

if the Notes are not listed on any national securities exchange, on a pro rata basis, or based on a method that most nearly approximates a pro rata selection as the Trustee deems fair and appropriate unless otherwise required by applicable law or depository requirements, provided that if less than all the Notes are to be redeemed at any time pursuant to Section 4.2(a), the Trustee will select Notes for redemption as described in clause (ii) immediately above unless that method is otherwise prohibited. Subject to the foregoing, Notes or portions of Notes the Trustee selects for redemption shall be in minimum amounts of $2,000 or a multiple of $1,000 in excess thereof.

(b)

If Notes are to be redeemed in part only, the Redemption Notice that relates to such Notes will state the portion of the principal amount of such Notes that is to be redeemed. In the event that one or more of such Notes becomes subject to redemption in part only, upon surrender of any such Notes for payment of the Redemption Price, together with interest accrued to but excluding the applicable Redemption Date, the Issuer shall execute and the Trustee shall authenticate and deliver without charge to the Holder thereof or upon the Holder’s order one or more new Notes for the unredeemed part of the principal amount of the Notes so surrendered or, with respect to Global Notes, the Trustee shall make notations on the Global Notes of the principal amount thereof so redeemed. Unless the context otherwise requires, the terms “Note” or “Notes” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Note which in accordance with the foregoing provisions has become subject to redemption.

4.6	Notice of Redemption

Notices of redemption (the “Redemption Notice”) of any Notes shall be given to the Holders of the Notes so to be redeemed not more than 60 days nor less than 10 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 13.2; provided that Redemption Notices in respect of optional redemptions of Notes may be mailed more than 60 days prior to a Redemption Date if the Redemption Notice is issued in connection with a satisfaction and discharge of this Indenture. Every such Redemption Notice shall specify the aggregate principal amount of Notes called for redemption, the Redemption Date, the Redemption Price and the places of payment and shall state that interest upon the principal amount of Notes called for redemption shall cease to be payable from and after the Redemption Date. Redemption Notices, including without limitation, upon a Qualified Equity Offering, debt issuance, other offering or other corporate transaction or event may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Qualified Equity Offering, debt issuance, other offering or other corporate transaction or event. If a notice of redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion) or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person. In addition, unless all the outstanding Notes are to be redeemed, the Redemption Notice shall specify:

(a)	the distinguishing letters and numbers of the Notes which are to be redeemed (as are registered in the name of such Holder);

(b)	if such Notes are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Notes so selected;

(c)	in the case of Global Notes, that the redemption will take place in such manner as may be agreed upon by the Depository, the Trustee and the Issuer; and

(d)	in all cases, the principal amounts of such Notes or, if any such Note is to be redeemed in part only, the principal amount of such part.

Notwithstanding Section 13.2, in the event that all Notes to be redeemed are Global Notes, publication of the Redemption Notice shall not be required.

4.7	Notes Due on Redemption Dates

Upon a Redemption Notice having been given as provided in Section 4.6, all the Notes so called for redemption or the principal amount to be redeemed of the Notes called for redemption, as the case may be, shall thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the Stated Maturity specified in such Notes, anything therein or herein to the contrary notwithstanding. From and after such Redemption Date, if the monies necessary to redeem such Notes shall have been deposited as provided in Section 4.8 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such Redemption Notices shall have been lodged with it, interest upon the Notes shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

4.8	Deposit of Redemption Monies

(a)

Upon Notes being called for redemption, the Issuer shall deposit with the Trustee or any Paying Agent to the order of the Trustee, on or before 11:00 a.m. (Calgary time) on the Business Day prior to the Redemption Date specified in the Redemption Notice, such sums of money as may be sufficient to pay the Redemption Price of the Notes so called for redemption, plus accrued and unpaid interest thereon up to but excluding the Redemption Date and including any Additional Amounts, less any Taxes required by law to be deducted or withheld therefrom. The Issuer shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid, to the Holders of such Notes so called for redemption, upon surrender of such Notes, the principal, Premium (if any) and interest (if any) to which they are respectively entitled on redemption.

(b)

Payment of funds to the Trustee upon redemption of Notes shall be made by electronic transfer or certified cheque or pursuant to such other arrangements for the provision of funds as may be agreed between the Issuer and the Trustee in order to effect such payment hereunder. Notwithstanding the foregoing, (i) all payments in excess of $25 million (or such other amount as determined from time to time by the Canadian Payments Association) shall be made by the use of the LVTS; and (ii) in the event that payment must be made to the Depository, the Issuer shall remit payment to the Trustee by LVTS. The Trustee shall have no obligation to disburse funds pursuant to this Section 4.8 unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable on the applicable Redemption Date. The Trustee shall, if it accepts any funds received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

4.9	Failure to Surrender Notes Called for Redemption

In case the Holder of any Note so called for redemption shall fail on or before the Redemption Date so to surrender such Holder’s Note, or shall not within such time specified on the Redemption Notice accept payment of the redemption monies payable, or give such receipt therefor, if any, as the Trustee may require, such redemption monies may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside and, to that extent, such Note shall thereafter not be considered as outstanding hereunder and the Holder thereof shall have no other right except to receive payment of the Redemption Price of such Note, plus any accrued but unpaid interest thereon to but excluding the Redemption Date and including any Additional Amounts, less any taxes required by law to be deducted or withheld, out of the monies so paid and deposited, upon surrender and delivery up of such Holder’s relevant Note. In the event that any money required to be deposited hereunder with the Trustee or any Paying Agent on account of principal, Premium, if any, or interest, if any, on Notes issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Trustee or such Paying Agent to the Issuer on its demand, and thereupon the Trustee shall not be responsible to Holders of such Notes for any amounts owing to them and subject to applicable law, thereafter the Holders of such Notes in respect of which such money was so repaid to the Issuer shall have no rights in respect thereof except to obtain payment of the money due from the Issuer, subject to any limitation period provided by the laws of Alberta.

4.10	Cancellation of Notes Redeemed

Subject to the provisions of Sections 4.5 and 4.11 as to Notes redeemed or purchased in part, all Notes redeemed and paid under this Article 4 shall forthwith be delivered to the Trustee and cancelled and no Notes shall be issued in substitution for those redeemed.

4.11	Purchase of Notes for Cancellation

(a)

The Issuer may, at any time and from time to time, purchase or otherwise acquire Notes, whether pursuant to a tender offer, open market purchase, negotiated transactions or otherwise, at any price, in accordance with Applicable Securities Legislation; provided that no Default or Event of Default has occurred and is continuing and such acquisition does not otherwise violate the terms of this Indenture. All Notes so purchased may, at the option of the Issuer, be delivered to the Trustee and cancelled and no Notes shall be issued in substitution therefor.

(b)

If, upon an invitation for tenders, more Notes are tendered at the same lowest price than the Issuer is prepared to accept, the Notes to be purchased by the Issuer shall be selected by the Trustee on a pro rata basis or in such other manner as the Issuer directs in writing and as consented to by the exchange, if any, on which Notes are then listed which the

Trustee considers appropriate, from the Notes tendered by each tendering Holder thereof who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Notes may be so selected, and regulations so made shall be valid and binding upon all Holders thereof, notwithstanding the fact that as a result thereof one or more of such Notes become subject to purchase in part only. The Holder of a Note of which a part only is purchased, upon surrender of such Note for payment, shall be entitled to receive, without expense to such Holder, one or more new Notes for the unpurchased part so surrendered, and the Trustee shall authenticate and deliver such new Note or Notes upon receipt of the Note so surrendered or, with respect to a Global Note, the Depository shall make notations on the applicable Global Note of the principal amount thereof so purchased.

ARTICLE 5

COVENANTS OF THE ISSUER

As long as any Notes remain outstanding, the Issuer hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Holders as follows (unless and for so long as the Issuer and/or one or more of its Subsidiaries are the only Holders (or Beneficial Holders) of the outstanding Notes, in which case the following provisions of this Article 5 shall not apply):

5.1	Payment of Principal, Premium, and Interest

(a)

The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of, Premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal, Premium and interest shall be considered paid on the date due if the Trustee holds, as of 10:00 a.m. (Calgary time) on the Business Day prior to the relevant payment date (or otherwise as specified in this Indenture in respect of such payment) Canadian dollars in immediately available funds sufficient to pay all principal, Premium and interest then due and the Trustee is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

(b)

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and Premium, if any, at the rate of interest applicable to the Notes, and it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue instalments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

5.2	Maintenance of Office or Agency

(a)

The Issuer shall maintain an office or agency where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)	The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.

5.3	Provision of Reports and Financial Information

(a)	The Issuer will provide the Trustee, and the Trustee will deliver to all the Holders, the following information (collectively, the “Financial Reports”):

(i)

(A) within 90 days of the end of each fiscal year, annual audited financial statements for such fiscal year (along with customary comparative results) and (B) within 45 days of the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements for the interim period as at, and for the period ending on, the end of such fiscal quarter (along with comparative results for the corresponding interim period in the prior year), in each case, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to the periods presented and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(ii)

within 10 days after the occurrence of each event constituting a “material change” (as defined in the Securities Act (Alberta)) that would have been required to be reported (pursuant to applicable rules and regulations in effect on the Issue Date) in a report under the Securities Act (Alberta) if the Issuer had been a “reporting issuer” under the Securities Act (Alberta), a report containing substantially all of the information that would have been required to be contained (pursuant to the Securities Act (Alberta) and applicable rules and regulations thereunder) in such report, provided, however, that (x) Financial Reports shall be deemed to have been provided to the Trustee and the Holders once filed on the SEDAR website at www.SEDAR.com and (y) Financial Reports will not be required to include any reconciliation to generally accepted accounting principles in the United States of America with respect to financial information reported pursuant to GAAP.

(b)

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries hold more than 2.5% of Consolidated Tangible Assets, then the quarterly and annual financial information required by Section 5.3(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries excluding such Unrestricted Subsidiaries.

(c)

If and for so long as any Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act and not eligible to be resold pursuant to Rule 144(b)(1) of the U.S. Securities Act, the Issuer will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act (for so long as such information is required in order to permit resales of the Notes pursuant to Rule 144A).

(d)

Unless the Financial Reports are available on SEDAR or any successor system thereto, the Issuer will also maintain a website to which the Beneficial Holders are given free access and on which, not later than the date by which the Financial Reports are required to be provided to the Trustee pursuant to Section 5.3(a), such Financial Reports are made available. Making such Financial Reports so available shall be deemed to satisfy the requirements of 5.3(a) that such Financial Reports be provided to the Trustee and delivered to the Holders.

(e)

Unless the Issuer is a “reporting issuer” (or its equivalent) required to file information with one or more securities regulators in Canada, no later than five Business Days after the date the annual and quarterly Financial Reports have been furnished pursuant to Section 5.3(a)(i), the Issuer shall also hold a live quarterly conference call with the opportunity for participants to ask questions of management. No fewer than three Business Days prior to the date such conference call is to be held, the Issuer shall issue a press release (which release shall be immediately filed on SEDAR or any successor system thereto or, if the applicable Canadian securities regulators do not permit such filing, immediately provided to the Trustee and the Holders) announcing such quarterly conference call, which press release shall contain the time and the date of such conference call and direct the recipients thereof to contact an individual at the Issuer (for whom contact information shall be provided in such notice) to obtain information on how to access such quarterly conference call.

(f)

The Trustee will have no responsibility to determine whether the filing or posting of such financial statements and reports has occurred; delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under the indenture (as to which the Trustee is entitled to rely on Officer’s Certificates).

5.4	Compliance Certificate.

(a)

The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year beginning with the fiscal year ended December 31, 2021, an Officers’ Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that, to his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, Premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b)

The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

5.5	Payment of Taxes and Other Claims

The Issuer shall and shall cause each of the Restricted Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge, or cause to be paid and discharged, all taxes shown to be due and payable on such returns and all other taxes, assessments and governmental levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments and levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer or any Restricted Subsidiary; provided that neither the Issuer nor any Restricted Subsidiary need pay any such taxes or claim if (a) the amount, applicability or validity thereof is contested by the Issuer or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Issuer or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Issuer or such Restricted Subsidiary or (b) the non-payment of all such taxes in the aggregate would not reasonably be expected to have a material adverse effect on the business, affairs or financial condition of the Issuer and the Restricted Subsidiaries, taken as a whole.

5.6	Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

5.7	Keeping of Books

The Issuer shall keep or cause to be kept, and shall cause each Restricted Subsidiary to keep or cause to be kept proper books of record and account, in which full and correct entries (in all material respects) shall be made of all financial transactions and the property and business of the Issuer and the Restricted Subsidiaries in accordance with GAAP.

5.8	Restricted Payments.

(a)

Subject to Section 5.8(b), the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such Restricted Payment:

(i)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)

the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test described in Section 5.10(a); and

(iii)

the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (ii), (iii), (v), (vi), (vii), (viii), (ix), (xi), (xii), (xiii), (xiv) or (xv) of Section 5.8(b)), is less than the sum (the “Restricted Payments Basket”) of (without duplication):

(A)

50% of Consolidated Net Income of the Issuer and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on April 1, 2021 to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

(B)

100% of (1) the aggregate net cash proceeds and (2) the Fair Market Value of (x) marketable securities (other than marketable securities of the Issuer), (y) Equity Interests of a Person (other than the Issuer or a Subsidiary of the Issuer) engaged in a Permitted Business and (z) other assets used in any Permitted Business, received by the Issuer after the Issue Date, in each case as a contribution to its common equity capital or from the issue or sale of Qualified Equity Interests or from the issue or sale of convertible or exchangeable Disqualified Equity Interests or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Qualified Equity Interests (other than Equity Interests or debt securities sold to a Subsidiary of the Issuer or net cash proceeds received by the Issuer from Qualified Equity Offerings to the extent applied to redeem the Notes in accordance with Section 4.2(a)), plus

(C)

100% of the aggregate amount by which Indebtedness or Disqualified Equity Interests (other than any Indebtedness owed to, or Disqualified Equity Interests held by, the Issuer or a Subsidiary) of the Issuer or any of its Restricted Subsidiaries is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness into or for Qualified Equity Interests (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Issuer upon such conversion or exchange), plus

(D)

in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made by the Issuer or any of its Restricted Subsidiaries after the Issue Date (other than the release of any guarantee), an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (1) 100% of the aggregate amount received by the Issuer or any of its Restricted Subsidiaries in cash or other property (valued at the Fair Market Value thereof) as the return of capital with respect to such Investment and (2) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(E)

in the case of the release of any guarantee that was treated as a Restricted Payment made by the Issuer or any of its Restricted Subsidiaries after the Issue Date, an amount equal to the amount of such guarantee that was treated as a Restricted Payment less any amount paid under such guarantee, plus

(F)

upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (1) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (2) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

(b)	Section 5.8(a) will not prohibit:

(i)

the payment of any dividend or redemption payment or the making of any distribution within 60 days after the date of declaration thereof if, on the date of declaration, the dividend, redemption or distribution payment, as the case may be, would have complied with the provisions of this Indenture;

(ii)

any Restricted Payment made in exchange for, or out of the proceeds of, the substantially concurrent issuance and sale of Qualified Equity Interests (other than to a Restricted Subsidiary), with an issuance and sale being deemed substantially concurrent if such Restricted Payment occurs not more than 90 days after such issuance and sale;

(iii)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 5.10 and the other terms of this Indenture, with an incurrence being deemed substantially concurrent if such acquisition or retirement for value occurs not more than 90 days after such incurrence;

(iv)

the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or any of its Restricted Subsidiaries (A) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to Section 5.14 or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 5.11; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Issuer has made the Change of Control Offer or Net Proceeds Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Net Proceeds Offer;

(v)

the redemption, repurchase or other acquisition or retirement for value of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), either (x) upon any such individual’s death, disability, retirement, severance or termination of employment or service or (y) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided, in any case, that the aggregate cash consideration paid for all such redemptions, repurchases or other acquisitions or retirements shall not exceed:

(A)	$15 million during any calendar year (with unused amounts in any calendar year being carried forward to the next succeeding calendar year) plus

(B)

the amount of any net cash proceeds received by or contributed to the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests to its officers, directors or employees that have not been applied to the payment of Restricted Payments pursuant to this clause (v), plus

(C)	the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (v),

and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(vi)

(A) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests of the Issuer or other convertible securities to the extent such Equity Interests of the Issuer represent a portion of the exercise or exchange price thereof, and (B) any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Issuer made in lieu of withholding taxes in connection with any exercise or exchange of stock options, warrants or other similar rights;

(vii)

dividends on Disqualified Equity Interests of the Issuer or Preferred Shares of any of its Restricted Subsidiaries issued in compliance with Section 5.10 to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(viii)	the payment of cash in lieu of fractional Equity Interests of the Issuer;

(ix)	payments or distributions to dissenting shareholders pursuant to applicable law in connection with an amalgamation, merger, consolidation or transfer of assets that complies with Article 9;

(x)

the declaration and payment of any dividend to holders of Common Shares of the Issuer (excluding, for certainty, distributions made pursuant to clause (xi)); provided that (A) the aggregate of all such dividends paid in the Issuer’s then-current fiscal quarter and the immediately preceding three fiscal quarters for which annual or quarterly internal financial statements are available does not exceed 90% of Excess Cash for the four consecutive fiscal quarters ending with the Issuer’s most recent fiscal quarter for which annual or quarterly internal financial statements are available, and (B) the Secured Leverage Ratio of the Issuer would not exceed (1) 3.0 to 1.0 (for the fiscal quarters ending June 30 and September 30) and (2) 3.5 to 1.0 (for the fiscal quarters ending March 31 and December 31), in each case after giving effect to such dividend payment;

(xi)

cash distributions by the Issuer to the holders of Equity Interests of the Issuer in accordance with a distribution reinvestment plan or dividend reinvestment plan to the extent such payments are applied to the purchase of Equity Interests directly from the Issuer;

(xii)

payment of other Restricted Payments from time to time in an aggregate amount not to exceed the greater of (A) $315 million and (B) 5% of the Issuer’s Consolidated Tangible Assets (determined at the time each such Restricted Payment is made);

(xiii)

with respect to any tax period in which the Issuer or any of its Subsidiaries are members of a consolidated, combined, unitary or similar income tax group for Canadian or applicable provincial, state, local, or foreign tax purposes of which a direct or indirect parent of the Issuer is the common parent (a “Tax Group”), distributions to such parent in an amount not to exceed the portion of any Canadian, provincial, state, local, and/or foreign Taxes, as applicable, of such Tax Group that is attributable to the taxable income of the Issuer or its applicable Subsidiaries; provided that, the amount of such distributions with respect to any tax period shall not exceed the amount of such taxes that would have been payable by the Issuer and/or its applicable Subsidiaries with respect to such period had they been taxed as a standalone entity or a standalone consolidated group of corporations for all periods ending after the Issue Date;

(xiv)	the distribution, as a dividend or otherwise, of Equity Interests or other securities of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, any Unrestricted Subsidiary;

(xv)

the payment of any Securitization Fees and purchases of Securitization Assets and related assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing; and

(xvi)	any additional Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment, the Issuer’s Consolidated Leverage Ratio does not exceed 3.0 to 1.0.

provided that: (x) in the case of any Restricted Payment pursuant to clause (x), (xii) or (xvi), no Default shall have occurred and be continuing or occur as a consequence thereof and (y) no issuance and sale of Qualified Equity Interests used to make a payment pursuant to clause (ii) or (v)(B) above or used to make or permit a Permitted Investment pursuant to clause (n) or (o) of the definition thereof shall increase the Restricted Payments Basket to the extent of such payment.

(c)

The amount of each Restricted Payment (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. For the purposes of determining compliance with any Canadian dollar-denominated restriction on Restricted Payments denominated in a foreign currency, the Canadian dollar-equivalent amount of such Restricted Payment shall be calculated based on the relevant currency exchange rate in effect on the date that such Restricted Payment was made.

(d)

For purposes of determining compliance with this covenant, in the event that any Restricted Payment (or a portion thereof) meets the criteria of more than one of the types of Restricted Payments described in clauses (i) through (xvi) above or one or more clauses of the definition of Permitted Investments (or portions of any of the foregoing) or pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may order and classify, and subsequently reorder and reclassify (based on circumstances existing at the time of such reorder or reclassification) such Restricted Payment (or portion thereof) in any manner in compliance with this covenant.

5.9	Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

(a)

Subject to Section 5.9(b), the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to become effective any consensual encumbrance or consensual restriction on the ability of any of its Restricted Subsidiaries to:

(i)

pay dividends or make any other distributions on or in respect of its Equity Interests to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits (it being understood that the priority of any Preferred Shares in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Shares shall not be deemed a restriction on the ability to make distributions on Equity Interests);

(ii)

make loans or advances, or pay any Indebtedness or other obligation owed, to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Issuer or any of its Restricted Subsidiaries to other Indebtedness or obligations incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(iii)	sell, lease or transfer any of its property or assets to the Issuer or any other Restricted Subsidiary;

(b)	Section 5.9(a) will not apply to encumbrances or restrictions existing under or by reason of:

(i)

encumbrances or restrictions existing under agreements existing on the Issue Date (including, without limitation, the Credit Agreement and agreements relating to the Existing Notes) as in effect on that date;

(ii)	encumbrances or restrictions existing under this Indenture, the Notes and the Guarantees;

(iii)

any instrument governing Acquired Indebtedness or Equity Interests of a Person acquired by the Issuer or any of its Restricted Subsidiaries, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired (including after-acquired property);

(iv)

any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after acquired property);

(v)

any amendment, restatement, modification, renewal, supplement, replacement or refinancing of an agreement referred to in clause (i), (ii), (iii), (iv), (v), or (x) of this Section 5.9(b); provided, however, that such amendments, restatements, modifications, renewals, supplements, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive than the encumbrances and restrictions contained in the agreements referred to in clause (i), (ii), (iii) or (iv) of this Section 5.9(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was amalgamated or merged into a Restricted Subsidiary, whichever is applicable;

(vi)	encumbrances or restrictions existing under or by reason of applicable law, regulation or order;

(vii)	non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(viii)	in the case of 5.9(a)(iii), Liens permitted to be incurred under Section 5.13 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(ix)	restrictions imposed under any agreement to sell Equity Interests or assets, as permitted under this Indenture, to any Person pending the closing of such sale;

(x)

any other agreement governing Indebtedness or other obligations entered into after the Issue Date if (A) such agreement contains encumbrances and restrictions that are not materially more restrictive (taken as a whole) with respect to any of its Restricted Subsidiaries than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or (B) any such encumbrance or restriction contained in such Indebtedness is not expected, as determined by the Issuer in good faith, to result in a failure by the Issuer to be able to make scheduled payments of cash interest and principal on the Notes when due;

(xi)

customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements, shareholder agreements and other similar agreements entered into in the ordinary course of business that restrict the disposition or distribution of ownership interests in or assets of such partnership, limited liability company, joint venture, corporation or similar Person;

(xii)

Financing Lease Obligations, Excluded Lease Obligations, Purchase Money Obligations and any Refinancing Indebtedness in respect thereof incurred in compliance with Section 5.10 that impose restrictions of the nature described in Section 5.9(a)(iii) on the assets leased or acquired;

(xiii)	restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business; and

(xiv)	any restrictions in a Qualified Securitization Financing.

5.10	Limitations in Incurrence of Indebtedness

(a)

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that the Issuer or any of its Restricted Subsidiaries may incur additional Indebtedness (including Acquired Indebtedness), in each case, if, after giving effect thereto on a pro forma basis, (i) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be at least 2.00 to 1.00 and (ii) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of incurring the Indebtedness or entering into the transactions relating to such incurrence.

(b)	Notwithstanding Section 5.10(a), each of the following incurrences of Indebtedness shall be permitted (“Permitted Indebtedness”):

(i)

Indebtedness of the Issuer and any of its Restricted Subsidiaries under any of the Credit Facilities in an aggregate principal amount at any time outstanding, including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) not to exceed, as of any date of incurrence, the greater of (A) $2,000 million and (B) 3.50 times the Issuer’s Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements prepared on a consolidated basis in accordance with GAAP are available (determined at the time of incurrence and after giving effect to the pro forma adjustments set forth in the definition of “Consolidated Interest Coverage Ratio”); provided, however, that the amount permitted to be incurred under Credit Facilities pursuant to clause (B) of this section (i) shall be increased to up to 4.0 times the Issuer’s Consolidated Cash Flow (as so determined) in respect of Indebtedness incurred on the closing date of any Significant Acquisition (the “Significant Acquisition Closing Date”) or within two Business Days of such Significant Acquisition Closing Date so long as the portion of any such incurred Indebtedness which exceeds 3.5 times the Issuer’s Consolidated Cash Flow (as so determined) is incurred to finance, directly or indirectly, such Significant Acquisition (in which case such excess portion of the Indebtedness is referred to as an “Incremental Acquisition Financing”); and provided further that any Incremental Acquisition Financing that the Issuer or any of its Restricted Subsidiaries incurs in reliance on the foregoing proviso shall be permanently repaid by the Issuer and its Restricted Subsidiaries under such Credit Facilities within 180 days after the Significant Acquisition Closing Date unless (and solely to the extent) that at the expiration of such 180 day period the Issuer and its Restricted Subsidiaries would be permitted to incur the portion of the Incremental Acquisition Financing that remains outstanding at such time pursuant to clause (A) or (B) of this section (i);

(ii)	Indebtedness represented by the Notes issued on the Issue Date and the Guarantees;

(iii)

Indebtedness of the Issuer and its Restricted Subsidiaries to the extent outstanding on the Issue Date after giving effect to the use of proceeds of the Notes, including without limitation the Existing Notes and the guarantees thereof (other than Indebtedness referred to in clauses (i), (ii), (iv), (vi), (vii), (viii), (ix), (x), (xii));

(iv)

guarantees by the Issuer and its Restricted Subsidiaries of Indebtedness permitted to be incurred in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being guaranteed is Subordinated Indebtedness, then the related guarantee shall be subordinated in right of payment to the Notes or the Guarantees, as the case may be;

(v)	[Intentionally Deleted];

(vi)

Indebtedness of the Issuer owed to and held by a Restricted Subsidiary and Indebtedness of any of its Restricted Subsidiaries owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that:

(A)

if the Issuer is the obligor on Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes;

(B)

if a Guarantor is the obligor on such Indebtedness and a Restricted Subsidiary that is not a Guarantor is the obligee, such Indebtedness is expressly subordinated in right of payment to the Guarantee of such Guarantor; and

(C)

(1) any subsequent issuance or transfer of Equity Interests or any other event which results in any such Indebtedness being held by a Person other than the Issuer or any other Restricted Subsidiary; and (2) any sale or other transfer of any such Indebtedness to a Person other than the Issuer or any other Restricted Subsidiary; shall be deemed, in each case of this clause (C), to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, not permitted by this clause (vi);

(vii)

Indebtedness in respect of workers’ compensation claims, bank guarantees, letters of credit, warehouse receipt or similar facilities, property, casualty or liability insurance, take-or-pay obligations in supply arrangements, self-insurance obligations or completion, performance, bid performance, appeal or surety bonds in each case issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of an advance or credit (other than advances or credit for goods and services in the ordinary course of business and on customary terms and conditions that are customary in the Permitted Business, and other than the extension of credit represented by such letter of credit, guarantee or completion, performance, bid, appeal or surety bond itself);

(viii)

(A) Excluded Lease Obligations, and Refinancing Indebtedness in respect thereof incurred pursuant to clause (xi) and (B) Purchase Money Obligations and Financing Lease Obligations incurred by the Issuer or any Restricted Subsidiary after the Issue Date, and Refinancing Indebtedness in respect thereof incurred pursuant to clause (xi); provided that the aggregate principal amount of all Purchase Money Obligations and Financing Lease Obligations incurred pursuant to this clause 5.10(b)(viii) and which remain outstanding do not, at the time of (and after giving effect to) such incurrence, exceed the greater of (I) $375 million and (II) 6% of the Issuer’s Consolidated Tangible Assets (determined at the time of incurrence and after giving pro forma effect to the use of proceeds therefrom), plus, in each case, the amount of fees, expenses and premiums incurred in connection with any refinancing thereof;

(ix)

Indebtedness arising from the honouring by a bank or other financial institution of a cheque, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds, in each case in the ordinary course of business;

(x)	Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xi)

Refinancing Indebtedness of the Issuer or any of its Restricted Subsidiaries with respect to Indebtedness that was permitted by this Indenture to be incurred under Section 5.10(a) or Section 5.10(b)(ii), (iii), (viii), (xi), or (xviii);

(xii)

indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Issuer or any of its Restricted Subsidiaries or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition;

(xiii)	Indebtedness in respect of Specified Cash Management Agreements entered into in the ordinary course of business;

(xiv)

Indebtedness of Persons incurred and outstanding on the date on which such Person was acquired by the Issuer or any of its Restricted Subsidiaries, or amalgamated, merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries (other than Indebtedness incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation); provided, however, that at the time such Person or assets is/are acquired by the Issuer or a Restricted Subsidiary, or amalgamated, merged or consolidated with the Issuer or any of its Restricted Subsidiaries and after giving pro forma effect to the incurrence of such Indebtedness pursuant to this clause (xiv) and any other related Indebtedness, either (A) the Issuer would have been able to incur $1.00 of additional Indebtedness pursuant to section 5.10(a) or (B) the Consolidated Interest Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such acquisition, amalgamation, merger or consolidation;

(xv)

Indebtedness representing deferred compensation to directors, officers, members of management or employees (in their capacities as such) of the Issuer or any of its Restricted Subsidiaries and incurred in the ordinary course of business;

(xvi)	daylight loans incurred for bona fide tax planning purposes;

(xvii)

unsecured obligations owing under letters of credit, letters of guarantee, performance guarantees and similar instruments issued by one or more financial institutions which are guaranteed by Export Development Canada pursuant to its “Performance Security Guarantee” program (or any replacement program thereto) in any aggregate principal amount not to exceed $150 million; and

(xviii)

additional Indebtedness of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (xviii) and then outstanding and all Refinancing Indebtedness in respect thereof incurred pursuant to clause (xi), will not exceed the greater of (A) $400 million and (B) 6% of the Issuer’s Consolidated Tangible Assets (determined at the time of incurrence and after giving pro forma effect to the use of proceeds therefrom).

(c)	For purposes of determining compliance with this Section 5.10:

(i)

in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (b)(i) through (b)(xviii) of Section 5.10(b) or is entitled to be incurred pursuant to Section 5.10(a), the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described therein (except that Indebtedness incurred under the Credit Agreement on or prior to the Issue Date shall be deemed to have been incurred under clause (b)(i) of Section 5.10(b)), and may later reclassify any item of Indebtedness described in clauses (b)(i) through (b)(xviii) of Section 5.10(b) (provided that at the time of reclassification it meets the criteria in such category or categories);

(ii)

guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as incurred by a Person that could have incurred such Indebtedness;

(iii)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and

(iv)

Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer (or amalgamates, merges or consolidates with or into the Issuer or of its Restricted Subsidiaries) shall be deemed to have been incurred by the Issuer and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary of the Issuer (or amalgamates, merges or consolidates with or into the Issuer or any of its Restricted Subsidiaries), and, if such Indebtedness is not permitted to be incurred as of such date under this Section 5.10, the Issuer shall be in Default of this covenant; provided that any Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction by which such Person becomes a Restricted Subsidiary of the Issuer (or amalgamates, merges or consolidates with or into the Issuer or any of its Restricted Subsidiaries) will be deemed to not be Indebtedness for the purposes of this Section 5.10.

(d)

For the purposes of determining compliance with any Canadian dollar-denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the Canadian dollar-equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the earlier of the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed or first incurred (whichever yields the lowest Canadian dollar equivalent), in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Canadian dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Canadian dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

5.11	Limitation on Asset Sales

(a)	The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate any Asset Sale unless:

(i)

the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the shares and assets subject to such Asset Sale; and

(ii)

at least 75% of the total consideration from such Asset Sale received by the Issuer or such Restricted Subsidiary, as the case may be, together with the consideration received in all other Asset Sales by the Issuer and its Restricted Subsidiaries since the Issue Date (on a cumulative basis), is in the form of cash or Cash Equivalents; for the purposes of this Section 5.11(a)(ii) only, each of the following will be deemed to be cash:

(A)

the amount (without duplication) of any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed or forgiven by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Issuer or such Restricted Subsidiary from or indemnifies the Issuer or such Restricted Subsidiary against further liability;

(B)

the amount of any securities, notes or other obligations received from such transferee that are within 180 days after such Asset Sale converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash actually so received);

(C)

the Fair Market Value of (1) any assets (other than securities) received by the Issuer or any of its Restricted Subsidiaries to be used by it in a Permitted Business, (2) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Person by the Issuer or (3) a combination of (1) and (2); and

(D)

any Designated Non-Cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed 5.0% of the Issuer’s Consolidated Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)

If at any time any non-cash consideration received by the Issuer or any of its Restricted Subsidiaries, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 5.11.

(c)

Notwithstanding Section 5.11(a), the 75% limitation referred to in Section 5.11(a)(ii) shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with this Section 5.11 on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

(d)

If the Issuer or any of its Restricted Subsidiaries engages in an Asset Sale, the Issuer or such Restricted Subsidiary may, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(i)

repay, redeem or otherwise retire (A) obligations under the Credit Agreement, (B) Indebtedness (other than Disqualified Equity Interests or Subordinated Indebtedness) of a Restricted Subsidiary that is not a Guarantor, and/or (C) Indebtedness of the Issuer or a Restricted Subsidiary that is secured by a Lien (in each case other than any Disqualified Equity Interests or Subordinated Indebtedness, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) and, if the obligations repaid are in respect of revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;

(ii)

repay, redeem or otherwise retire obligations under other Indebtedness of the Issuer or a Restricted Subsidiary (in each case other than any Disqualified Equity Interests or Subordinated Indebtedness, and other than Indebtedness owed to the Issuer or an Affiliate of the Issuer); provided that the Issuer shall equally and ratably reduce obligations under the Notes as provided under Section 4.2, through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth in Section 5.11(f) for a Net Proceeds Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(iii)

(A) make any capital expenditure or otherwise invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities and excluding working capital or current assets for the avoidance of doubt) to be used by the Issuer or any of its Restricted Subsidiaries in a Permitted Business, (B) acquire Qualified Equity Interests held by a Person other than the Issuer or any of its Restricted Subsidiaries in a Person that is a Restricted Subsidiary or in a Person engaged in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition or (C) a combination of (A) and (B).

Notwithstanding the foregoing, if any portion of Net Available Proceeds are not invested or reinvested as contemplated by clause (iii) within 365 days of receipt thereof, but the Issuer or any of its Restricted Subsidiaries has, within 365 days of receipt of such Net Available Proceeds, entered into a binding contractual commitment upon customary conditions (including a purchase agreement or purchase order) to make such investments, then the Issuer or such Restricted Subsidiary shall be deemed to have invested such Net Available Proceeds in accordance with clause (iii); provided that, in the event and to the extent such investment shall not be completed in whole or in part in accordance with such binding contractual commitment within 180 days after entering into such binding contractual commitment, such binding contractual commitment shall have been terminated in whole or in part, such investment shall be abandoned in whole or in part, or such Net Available Proceeds are not otherwise applied to fund such investment in whole or in part, then such Net Available Proceeds (or balance of Net Available Proceeds related to the non-completed portion of a binding contractual commitment in the event of a partial completion, termination, abandonment or application) shall constitute Net Available Proceeds from and after the date of such cancellation or termination. The amount of Net Available Proceeds not applied or invested as provided in this Section 5.11(d) will constitute “Excess Proceeds”.

(e)

Pending the final application of any Net Available Proceeds pursuant to this Section 5.11, the Issuer or such Restricted Subsidiary holding such Net Available Proceeds may apply such Net Available Proceeds temporarily to reduce Indebtedness outstanding under a revolving Credit Facility or otherwise invest such Net Available Proceeds in any manner not prohibited by this Indenture.

(f) (i)

On the 366th day after an Asset Sale (or, at the Issuer’s option, an earlier date or any later date contemplated by Section 5.11(d)), if the aggregate amount of Excess Proceeds equals or exceeds $100 million, the Issuer will be required to make an offer to purchase or redeem (a “Net Proceeds Offer”) from all Holders and, to the extent required by the terms of other Pari Passu Indebtedness of the Issuer, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuer to make an offer to purchase or redeem such Pari Passu Indebtedness with the proceeds from any Asset Sale, to purchase or redeem the maximum principal amount of Notes, and any such Pari Passu Indebtedness to which the Net Proceeds Offer applies that may be purchased or redeemed out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of Notes plus accrued and unpaid interest thereon, if any, to but excluding the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, in each case in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof.

(ii)

Within five Business Days after the Issuer is obligated to make a Net Proceeds Offer as described in Section 5.11(f)(i), the Issuer will send a written notice, by first-class mail, to the Holders, accompanied by such information regarding the Issuer and its Subsidiaries as the Issuer in good faith believes will enable such Holders to make an informed decision with respect to such Net Proceeds Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

(g) (i)

The Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Issuer will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this covenant (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Net Proceeds Offer.

(ii)

If the Net Proceeds Purchase Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.

(iii)

On or before the Net Proceeds Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the

Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes so validly tendered and not properly withdrawn, in each case in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this covenant and, in addition, the Issuer will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Indebtedness. The Issuer or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder and the Issuer will mail or deliver to each tendering holder and/or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Issuer, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum denomination in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Issuer will take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Net Proceeds Offer on the Net Proceeds Purchase Date.

(h)

To the extent that the sum of the aggregate principal amount of Notes and Pari Passu Indebtedness validly tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds, or a portion thereof, for any purposes not otherwise prohibited by the provisions of this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness so validly tendered pursuant to a Net Proceeds Offer exceeds the amount of Excess Proceeds, the Issuer shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate outstanding principal amount of Notes and Pari Passu Indebtedness. Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

(i)

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions described under Section 5.14 and/or Article 9 and not by the provisions of this Asset Sale covenant.

(j)	Without limiting the foregoing provisions of this Section 5.11:

(i)	any Holder may decline any offer of prepayment pursuant to this Section 5.11; and

(ii)	the failure of any such Holder to accept or decline any such offer of prepayment shall be deemed to be an election by such Holder to decline such prepayment.

(k)

The Issuer will comply with all Applicable Securities Legislation, and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any Applicable Securities Legislation or applicable laws and regulations conflict with this Section 5.11, the Issuer shall comply with the Applicable Securities Legislation and regulations and will not be deemed to have breached its obligations under this Section 5.11 by virtue of such compliance.

5.12	Limitations on Transactions with Affiliates

(a)

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25 million, unless:

(i)

the terms of such Affiliate Transaction, taken as a whole, are not materially less favourable to the Issuer or such Restricted Subsidiary, as the case may be, than those that would reasonably be expected to have been obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate;

(ii)	with respect to any Affiliate Transaction involving aggregate value in excess of $75 million, an Officer of the Issuer has determined that such Affiliate Transaction complies with clause (i); and

(iii)

with respect to any Affiliate Transaction involving aggregate value in excess of $100 million, a resolution has been adopted by a majority of the Independent Directors approving such Affiliate Transaction.

(b)	The restrictions in Section 5.12(a) shall not apply to:

(i)	transactions exclusively between or among (A) the Issuer and one or more Restricted Subsidiaries or (B) Restricted Subsidiaries;

(ii)

director, trustee, officer and employee compensation (including bonuses) and other benefits (including pursuant to any employment agreement or any retirement, health, stock option or other benefit plan), payments or loans (or cancellation of loans) to employees of the Issuer and indemnification arrangements, in each case, as reasonably determined in good faith by the Issuer’s Board of Directors or senior management;

(iii)	any Permitted Investments;

(iv)	any Restricted Payments which are made in accordance with Section 5.8;

(v)

any agreement in effect on the Issue Date or as thereafter amended or replaced in any manner that, taken as a whole, is not, in the good faith judgment of the Issuer, materially more disadvantageous to the Holders or the Issuer than such agreement as it was in effect on the Issue Date;

(vi)

any transaction with a Person (other than an Unrestricted Subsidiary of the Issuer) which would constitute an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person;

(vii)

(A) any transaction with an Affiliate where the only consideration paid by the Issuer or any of its Restricted Subsidiaries is Qualified Equity Interests or the proceeds therefrom or (B) the issuance or sale of any Qualified Equity Interests and the granting of registration and other customary rights in connection therewith;

(viii)

Guarantees by the Issuer or any Restricted Subsidiary of the performance obligations of Unrestricted Subsidiaries in the ordinary course of business (excluding guarantees of Indebtedness in respect of borrowed money);

(ix)

transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from a Canadian or U.S. nationally recognized accounting, appraisal or investment banking firm stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of 5.12(a)(i); and

(x)	any transaction effected as part of a Qualified Securitization Financing.

5.13	Limitation on Liens

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien (other than Permitted Liens) upon any of its or their property or assets (including Equity Interests of any of its Restricted Subsidiaries), whether owned at the Issue Date or thereafter acquired, which Lien secures Indebtedness, unless contemporaneously with the incurrence of such Lien:

(a)

in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, at least equally and ratably with or prior to such Obligation with a Lien on the same collateral; and

(b)

in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Guarantee, effective provision is made to secure the Notes or such Guarantee, as the case may be, with a Lien on the same collateral that is senior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of the Issuer, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

For purposes of determining compliance with this covenant, in the event that any Lien is permitted under more than one of the provisions described in clauses (a) through (ee) of the definition of “Permitted Liens,” the Issuer shall, in its sole discretion, classify such Lien and may divide and classify such Lien in more than one of the types of Liens described, and may later reclassify and redivide any Lien described in clauses (a) through (ee) of the definition of “Permitted Liens” (provided that at the time of reclassification the applicable Lien is permitted under such provision or provisions).

5.14	Offer to Purchase Notes upon Change of Control

(a)

Subject to Section 5.14(h), upon the occurrence of any Change of Control Triggering Event, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes as described under Section 4.2, each Holder will have the right to require that the Issuer purchase all or any portion (in minimum denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the offer described in Section 5.14(b) (the “Change of Control Offer”) for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase (the “Change of Control Payment Date”).

(b)	No later than 30 days following any Change of Control Triggering Event, the Issuer will deliver, or cause to be delivered, to the Holders, with a copy to the Trustee, a notice:

(i)	describing the transaction or transactions that constitute the Change of Control Triggering Event;

(ii)

offering to purchase, pursuant to the Change of Control Offer, on the Change of Control Payment Date specified in such notice, which shall be a Business Day not earlier than 30 days nor, unless such Change of Control Offer is being made in advance of a Change of Control Triggering Event as contemplated by Section 5.14(h), later than 60 days from the date such notice is delivered, and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(iii)

describing the procedures, as determined by the Issuer, consistent with this Indenture, that Holders must follow to accept the Change of Control Offer, to tender Notes (or portions thereof) for payment and to withdraw an election to tender Notes (or portions thereof) for payment.

(c)

On the Business Day immediately preceding the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Purchase Price in respect of all Notes or portions of Notes properly tendered.

(d)	On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(i)

accept for payment all Notes or portions of Notes (in minimum denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; and

(ii)

deliver or cause to be delivered to the Trustee the Notes accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)

The Paying Agent will promptly deliver to each Holder of Notes properly tendered and not withdrawn the Change of Control Purchase Price for such Notes, with such payment to be made through the facilities of the Depository for all Global Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes so tendered, if any; provided that each such new Note will be in a in minimum denomination in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(f)

If the Change of Control Payment Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant Interest Payment Date to the Person in whose name a Note is registered at the close of business on such record date.

(g)

A Change of Control Offer will be required to remain open for at least 20 Business Days or for such longer period as is required by law. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(h)

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event and a Holder will not have the right to require the Issuer to repurchase any Notes pursuant to a Change of Control Offer if (i) a third party makes an offer to purchase the Notes in the manner, at the times and otherwise in substantial compliance with the requirements set forth in this Section 5.14 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (ii) a Redemption Notice has been given pursuant to Section 4.2 unless and until there is a Default in payment of the applicable Redemption Price. Notwithstanding anything to the contrary contained in this Section 5.14, a Change of Control Offer by the Issuer or a third party may be made in advance of a Change of Control Triggering Event, conditioned upon the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(i)

The Issuer will comply with Applicable Securities Legislation and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of Applicable Securities Legislation or other applicable laws and regulations conflict with the requirements of this Section 5.14, the Issuer shall comply with the Applicable Securities Legislation and such other applicable laws and regulations and will not be deemed to have breached its obligations under this Section 5.14 by virtue of such compliance.

(j)

The provisions in this Indenture relating to the Issuer’s obligation to make a Change of Control Offer may be waived, modified or terminated with the written consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding.

5.15	Corporate Existence

Subject to Section 5.14 and Article 9, as the case may be, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

5.16	Business Activities

The Issuer will engage, and will cause its Restricted Subsidiaries to engage, only in businesses that, when considered together as a single enterprise, are primarily the Permitted Business.

5.17	Additional Guarantees

(a)	If any of the Issuer’s Restricted Subsidiaries that is not a Guarantor incurs or guarantees any Triggering Indebtedness, then the Issuer shall:

(i)

cause such Restricted Subsidiary to execute and deliver to the Trustee within 30 Business Days a supplemental indenture in substantially the form attached hereto as Exhibit C, providing for a Guarantee by such Restricted Subsidiary; and

(ii)

deliver to the Trustee one or more Opinions of Counsel (which may contain customary exceptions) reasonably acceptable to the Trustee that such Guarantee has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

(b)	The Issuer may also elect to cause any other Restricted Subsidiary to issue a Guarantee and become a Guarantor.

5.18	Designation of Subsidiaries as Restricted or Unrestricted

(a)

The Board of Directors of the Issuer may, subject to Section 5.20(b), designate any Subsidiary (including any newly formed or newly acquired Subsidiary or a Person becoming a Subsidiary through amalgamation, merger or consolidation or Investment therein) of the Issuer as an Unrestricted Subsidiary under this Indenture (a “Designation”); provided that:

(i)	no Default shall have occurred and be continuing at the time of or after giving effect to such Designation (unless such Default would be wholly cured by such Designation);

(ii)

the Issuer would be permitted to make, at the time of such Designation, (A) a Permitted Investment or (B) an Investment pursuant to Section 5.8, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date;

(iii)

on the date such Subsidiary is Designated an Unrestricted Subsidiary, such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Issuer or any of its Restricted Subsidiaries unless the terms of the agreement, contract, arrangement or understanding, taken as a whole, are not materially less favourable to the Issuer or the Restricted Subsidiary than those that would reasonably be expected to be obtained at the time from Persons who are not Affiliates of the Issuer; and

(iv)

such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries unless such guarantee is released concurrent with such Designation.

(b)

For purposes of any Designation, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the definition of “Investment.” Such Designation will be permitted only if an Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(c)	The Board of Directors of the Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(i)	no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation;

(ii)	all Liens upon property of such Unrestricted Subsidiary existing at the time of such Redesignation would be permitted Section 5.13;

(iii)

the aggregate Fair Market Value of all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and any such designation will only be permitted if the Investment would be permitted at that time in compliance with Section 5.8;

(iv)

such Redesignation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such Redesignation will only be permitted if such Indebtedness is permitted under Section 5.10, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and

(v)	if required pursuant to Section 5.17, such Unrestricted Subsidiary becomes a Guarantor pursuant to such Section within 10 Business Days of the date on which it is so designated.

5.19	Further Instruments and Acts

Upon request by the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

5.20	Covenant Termination

(a)

Following the first date that (a) the Notes have a rating equal to or higher than “BBB-” (or the equivalent) by S&P, “Baa3” (or equivalent) by Moody’s or “BBB (low) (or equivalent)” by DBRS (or, if any such agency ceases to rate the Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any other “designated rating organization” within the meaning of National Instrument 51-102 Continuous Disclosure Obligations that is selected by the Issuer, which shall be substituted for any or all of S&P, Moody’s or DBRS, as the case may be) and (b) no Default has occurred and is continuing, the Issuer and its Restricted Subsidiaries will no longer be subject to the following provisions:

(i)	Section 5.8;

(ii)	Section 5.9;

(iii)	Section 5.10;

(iv)	Section 5.11;

(v)	Section 5.12;

(vi)	Section 5.17(a); and

(vii)	Section 9.1(a)(iii),

(collectively, the “Eliminated Covenants”).

(b)	After the Eliminated Covenants have been terminated in accordance with Section 5.20(a), the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

5.21	SEC Reporting Covenant

The Issuer confirms to the Trustee that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the U.S. Securities Exchange Act, or have a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act. The Issuer covenants to the Trustee that in the event that (a) any class of its securities shall become registered pursuant to Section 12 of the U.S. Securities Exchange Act or the Issuer shall incur a reporting obligation pursuant to Section 15(d) of the U.S. Securities Exchange Act, or (b) any such registration or reporting obligation shall be terminated by the Issuer in accordance with the U.S. Securities Exchange Act, the Issuer shall promptly deliver to the Trustee an Officers’ Certificate (in a form provided by the Trustee) notifying the Trustee of such registration or termination and such other information as the Trustee may require at the time.

ARTICLE 6

DEFAULT AND ENFORCEMENT

6.1	Events of Default

“Event of Default” means any one of the following events:

(a)	failure to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days;

(b)	failure to pay principal of or Premium, if any, on any of the Notes when it becomes due and payable, whether at Stated Maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(c)

failure by the Issuer or any of its Restricted Subsidiaries to comply with any of their respective agreements or covenants under Article 9 or failure by the Issuer to comply with its obligations to make a Change of Control Offer pursuant to Section 5.14;

(d)

except with respect to the covenants described under clauses (a), (b) and (c) immediately above, failure by the Issuer or any of its Restricted Subsidiaries to comply with any other agreement or covenant in this Indenture and continuance of this failure for 60 days (or, in the case of a failure to comply with Section 5.3, 120 days) after notice of the failure has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(e)

default by the Issuer or any of its Significant Subsidiaries under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness for borrowed money by the Issuer or such Significant Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(i)	is caused by a failure to pay at its Stated Maturity principal on such Indebtedness within the applicable express grace period and any extensions thereof (a “Payment Default”), or

(ii)

results in the acceleration of such Indebtedness prior to its Stated Maturity (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Issuer or such Significant Subsidiary of notice of any such acceleration), and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness with respect to which an event described in clause (i) or (ii) has occurred and is continuing, aggregates $100 million or more;

(f)

one or more judgments (to the extent not covered by insurance) for the payment of money in an aggregate amount in excess of $100 million shall be rendered against the Issuer, any of its Significant Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed;

(g)

the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)	commences a voluntary case;

(ii)	applies for or consents to the entry of an order for relief against it in an involuntary case;

(iii)	applies for or consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv)	makes a general assignment for the benefit of its creditors; or

(v)	generally is not paying its debts as they become due;

(h)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)

is for relief against the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;

(ii)

appoints a Custodian of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries; or

(iii)

orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer or group of Restricted Subsidiaries of the Issuer that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i)

any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under the Guarantee of such Guarantor (other than by reason of release of such Guarantor from its Guarantee in accordance with the terms of this Indenture and such Guarantee).

6.2	Acceleration of Maturity; Rescission, Annulment and Waiver

(a)

If an Event of Default (other than an Event of Default specified in Sections 6.1(g) or 6.1(h) with respect to the Issuer), shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare (an “acceleration declaration”) all amounts owing under the Notes to be due and payable. Upon such acceleration declaration, the aggregate principal (and Premium, if any) of and accrued and unpaid interest on the outstanding Notes shall become due and payable immediately. If an Event of Default specified in Section 6.1(g) or 6.1(h) occurs with respect to the Issuer, then the principal of (and Premium, if any) and accrued and unpaid interest on all of the outstanding Notes will thereupon become and be immediately due and payable without any declaration, notice or other action on the part of the Trustee or any Holder to the extent permitted by applicable law. The Issuer shall deliver to the Trustee, within 10 days after the occurrence thereof, notice of any Payment Default or acceleration referred to in Section 6.1(e).

(b)	At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee:

(i)

the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer, the Holders and the Trustee, may rescind and annul such declaration and its consequences if:

(A)

all existing Events of Default, other than the non-payment of amounts of principal of (and Premium, if any) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

(B)	such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(ii)

the Trustee, so long as it has not become bound to declare the principal and interest on the Notes (or any of them) to be due and payable, or to obtain or enforce payment of the same, shall have the power to waive any Event of Default if, in the Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to rescind and annul such declaration and its consequences;

provided that no such rescission shall affect any subsequent Default or impair any right consequent thereon.

(c)

Notwithstanding Section 6.2(a), in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 6.1(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Issuer and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30 day period which has not been cured or waived during such period.

(d)

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or Premium, if any, on, or the principal of, the Notes.

6.3	Collection of Indebtedness and Suits for Enforcement by Trustee

(a)	The Issuer covenants that if:

(i)	Default is made in the payment of any instalment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days; or

(ii)	Default is made in the payment of the principal of (or Premium, if any on) any Note at the Maturity thereof and such default continues for a period of three Business Days,

the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders, the whole amount then due and payable on such Notes for principal (and Premium, if any) and interest, and interest on any overdue principal (and Premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue instalment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b)

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor (including the Guarantors, if any) upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

(c)

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

6.4	Trustee May File Proofs of Claim

(a)

In case of any pending receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer and its debts or any other obligor upon the Notes (including the Guarantors, if any), and their debts or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal (and Premium, if any) or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)

to file and prove a claim for the whole amount of principal (and Premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(ii)	to collect and receive any moneys or other securities or property payable or deliverable upon the conversion or exchange of such securities or upon any such claims and to distribute the same,

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder.

(b)

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.5	Trustee May Enforce Claims Without Possession of Notes

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the rateable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

6.6	Application of Monies by Trustee

(a)

Except as herein otherwise expressly provided, any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or Premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(i)

first, in payment or in reimbursement to the Trustee of its reasonable compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)

second, but subject as hereinafter in this Section 6.6 provided, in payment, rateably and proportionately to the Holders, of the principal of and Premium (if any) and accrued and unpaid interest and interest on amounts in default on the Notes which shall then be outstanding in the priority of principal first and then Premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, Premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to the Issuer or its assigns and/or the Guarantors, as the case may be;

provided, however, that no payment shall be made pursuant to clause (ii) in respect of the principal, Premium or interest on any Notes held, directly or indirectly, by or for the benefit of the Issuer or any Subsidiary of the Issuer (other than any Notes pledged for value and in good faith to a Person other than the Issuer or any Subsidiary of the Issuer but only to the extent of such Person’s interest therein), except subject to the prior payment in full of the principal, Premium (if any) and interest (if any) on all Notes which are not so held.

(b)

The Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in Section 6.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Notes, but it may retain the money so received by it and invest or deposit the same as provided in Section 10.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment or distribution hereunder.

6.7	No Suits by Holders

Except to enforce payment of the principal of, and Premium (if any) or interest on any Note (after giving effect to any applicable grace period specified therefor in Section 6.1(a)), no Holder shall have any right to institute any action, suit or proceeding at law or in equity with respect to this Indenture or for the appointment of a liquidator, trustee or receiver or for a receiving order under any Bankruptcy Laws or to have the Issuer or any Guarantor wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

(a)	the Holder gives the Trustee written notice of a continuing Event of Default;

(b)	the Holder or Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)	such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)	during such 60 day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and rateable benefit of all the Holders.

6.8	Unconditional Right of Holders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, a Holder shall have the right, which is absolute and unconditional, to receive payment, as provided herein of the principal of (and Premium, if any) and interest on the Notes held by such Holder on the applicable Maturity date and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

6.9	Restoration of Rights and Remedies

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Guarantors (if any), the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

6.10	Rights and Remedies Cumulative

Except as otherwise expressly provided herein, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

6.11	Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

6.12	Direction by Holders

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. However, subject to Subject to Section 10.3, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

6.13	Notice of Event of Default

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Holders in the manner provided in Section 13.2; provided that, notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the Holders of at least 25% of the principal amount of the Notes then outstanding, the Trustee shall not be required to give such notice if the Trustee in good faith shall have determined that the withholding of such notice is in the best interests of the Holders and shall have so advised the Issuer in writing. Notwithstanding the foregoing, notice relating to a Default or Event of Default relating to the payment of principal or interest shall not in any circumstances be withheld.

6.14	Waiver of Stay or Extension Laws

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

6.15	Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

6.16	Judgment Against the Issuer

The Issuer covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Holders, judgment may be rendered against it in favour of the Holders or in favour of the Trustee, as trustee for the Holders, for any amount which may remain due in respect of the Notes and Premium (if any) and the interest thereon and any other monies owing hereunder.

6.17	Immunity of Officers and Others

No director, officer, employee or incorporator of the Issuer or any Guarantor, or shareholder of the Issuer, or annuitant under a plan of which a shareholder of the Issuer is a trustee or carrier will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or this Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release provided for in this Section 6.17 are part of the consideration for issuance of the Notes and the Guarantees.

6.18	Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 13.2 by the Trustee to the Holders of Notes of any payment to be made under this Article 6. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Holders of Notes will be entitled to interest only on the balance (if any) of the principal monies, Premium (if any) and interest due (if any) to them, respectively, on the Notes, after deduction of the respective amounts payable in respect thereof on the day so fixed.

6.19	Trustee May Demand Production of Notes

The Trustee shall have the right to demand production of the Notes in respect of which any payment of principal, interest or Premium (if any) required by this Article 6 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Issuer as the Trustee shall deem sufficient.

ARTICLE 7

DISCHARGE AND DEFEASANCE

7.1	Satisfaction and Discharge

This Indenture will be discharged and will cease to be of further effect (except as to rights of transfer or exchange of Notes which shall survive until all Notes have been cancelled and the rights, protections and immunities of the Trustee) as to all outstanding Notes when either:

(a)

all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation; or

(b) (i)

all Notes not delivered to the Trustee for cancellation otherwise (A) have become due and payable, or (B) will become due and payable within one year by reason of a notice of redemption or otherwise, and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, cash in Canadian dollars, Canadian Government Obligations or a combination of any of the foregoing, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal, Premium (if any) and accrued interest to the date of maturity or redemption) under the Notes not theretofore delivered to the Trustee for cancellation;

(ii)	the Issuer has paid all other sums payable by it under this Indenture; and

(iii)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 7.1(b)(i), the provisions of Sections 7.7 and 7.8 will survive.

7.2	Option to Effect Legal Defeasance or Covenant Defeasance

The Issuer may, at the option of the Board of Directors of the Issuer evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 7.3 or 7.4 applied to all outstanding Notes upon compliance with the conditions set forth in this Article 7.

7.3	Legal Defeasance and Discharge

(a)

Upon the Issuer’s exercise under Section 7.2 of the option applicable to this Section 7.3, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 7.5, be deemed to have been discharged from its obligations, other than the provisions contemplated to survive as set forth below, with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees thereof), which shall thereafter be deemed to be “outstanding” only for the purposes of Sections 7.6 and 7.8 and the other Sections of this Indenture referred to in paragraphs (i) and (ii) below, and to have satisfied all their other obligations under such Notes, this Indenture and the Guarantees (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(i)

the rights of Holders of such Notes to receive payments in respect of the principal of, Premium, if any, and interest on such Notes when such payments are due solely out of the trust referred to in Section 7.6;

(ii)	the Issuer’s obligations under Sections 2.7, 2.8, 2.10, 2.11, 2.12, 2.13, 2.14 and 4.2;

(iii)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith under Sections 7.6, 7.7 and 7.8 and Article 10; and

(iv)	this Section 7.3.

(b)	Subject to compliance with Section 7.2, the Issuer may exercise its option under this Section 7.3 notwithstanding the prior exercise of its option under Section 7.4.

7.4	Covenant Defeasance

Upon the Issuer’s exercise under Section 7.2 of the option applicable to this Section 7.4, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 7.5, be released from each of their obligations under Sections 5.3, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.16, 5.17, 5.18 and 9.1(a)(iii) (collectively, the “Defeased Covenants”) with respect to the outstanding Notes on and after the date the conditions set forth in Section 7.5 are satisfied (hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders thereof (and the consequences of any thereof) in connection with the Defeased Covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any Defeased Covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default hereunder, but, except as specified above, the remainder of this Indenture, such Notes and the obligations of the Guarantors under their respective Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 7.2 of the option applicable to this Section 7.4, and subject to the satisfaction of the conditions set forth in Section 7.5, the events specified in Sections 6.1(c), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(h) and 6.1(i) shall not constitute a Default or Event of Default.

7.5	Conditions to Legal or Covenant Defeasance

(a)	In order to exercise either Legal Defeasance under Section 7.3 or Covenant Defeasance under Section 7.4:

(i)

the Issuer must irrevocably deposit with the Trustee, in trust solely for the benefit of the Holders and free and clear of any Liens or adverse claims, cash in Canadian dollars, non-callable Canadian Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Issuer and delivered to the Trustee, to pay the principal of, Premium (if any) and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(ii)	in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A)	the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling; or

(B)	since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)

in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

(iv)

in the case of Legal Defeasance or Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee and qualified to practice in Canada or a ruling from Canada Revenue Agency to the effect that Holders of the outstanding Notes who are not resident in Canada should not recognize income, gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of the Legal Defeasance or Covenant Defeasance, as applicable, and should be subject to Canadian federal, provincial or territorial income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance or Covenant Defeasance, as applicable, had not occurred;

(v)

no Default shall have occurred and be continuing, either (A) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), or (B) insofar as Defaults from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(vi)

the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(vii)

the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that, after the expiration of three months from the date of deposit and assuming that no intervening bankruptcy event has taken place in respect of the Issuer or any Guarantor between the date of deposit and the expiration of such three month period and assuming that no Holder was a non-arm’s length party with respect to the Issuer or any Guarantor under applicable bankruptcy law, the deposit does not constitute a preferential payment that will be recoverable by a trustee in bankruptcy in Canada pursuant to the provisions of the Bankruptcy and Insolvency Act, R.S.C. 1985, c. B-3, as amended;

(viii)

the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others; and

(ix)

the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for in clauses (i) through (viii) have been complied with.

7.6	Application of Trust Funds

(a)

Subject to Section 7.7, any funds or Canadian Government Obligations deposited with the Trustee pursuant to Section 7.1 or 7.5 in respect of Notes shall be held by the Trustee in trust and applied by it in accordance with the provisions of the applicable Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and Premium, if any) and interest for whose payment such funds or Canadian Government Obligations has been deposited with the Trustee; provided that such funds or Canadian Government Obligations need not be segregated from other funds or obligations except to the extent required by law.

(b)

If (x) the Trustee or Paying Agent is unable to apply any funds or Canadian Government Obligations in accordance with Section 7.1 or 7.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or (y) the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the Issuer’s obligations and the obligations of the Guarantors under this Indenture and the Guarantees will be revived and reinstated and no such defeasance will be deemed to have occurred; provided that if the Issuer or any Guarantor has made any payment in respect of principal of, Premium, if any, or interest on any Notes or, as applicable, other amounts because of the reinstatement of its obligations, the Issuer and such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the funds or Canadian Government Obligations held by the Trustee.

7.7	Repayment to the Issuer

Notwithstanding anything in this Article 7 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any funds or Canadian Government Obligations held by it as provided in Section 7.1 or 7.5 which, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer expressed in a written certification thereof, delivered to the Trustee (which may be the opinion delivered under Section 7.5(a)(i)), are in excess of the amount thereof that would then be required to be deposited to fully satisfy the obligations of the Issuer under Section 7.1(b)(i) or to effect an equivalent Legal Defeasance or Covenant Defeasance.

7.8	Continuance of Rights, Duties and Obligations

(a)

Where trust funds or trust property have been deposited pursuant to Section 7.1 or 7.5, the Holders and the Issuer shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 4.

(b)

In the event that, after the deposit of trust funds or trust property pursuant to Section 7.1 or 7.5, the Issuer is required to make an offer to purchase any outstanding Notes pursuant to the terms hereof, the Issuer shall be entitled to use any trust funds or trust property deposited with the Trustee pursuant to Section 7.1 or 7.5 for the purpose of paying to any Holders of such Notes who have accepted any such offer of the total offer price payable in respect of an offer relating to any such Notes. Upon receipt of an Issuer Order, the Trustee shall be entitled to pay to such Holder from such trust funds or trust property deposited with the Trustee pursuant to Section 7.1 or 7.5 in respect of such Notes which is applicable to the Notes held by such Holders who have accepted any such offer of the Issuer (which amount shall be based on the applicable principal amount of the Notes held by accepting offerees in relation to the aggregate outstanding principal amount of all the Notes).

ARTICLE 8

MEETINGS OF HOLDERS

8.1	Purpose, Effect and Convention of Meetings

(a)

Subject to Section 11.2, wherever in this Indenture a consent, waiver, notice, authorization or resolution of the Holders (or any of them) is required, a meeting may be convened in accordance with this Article 8 to consider and resolve whether such consent, waiver, notice, authorization or resolution should be approved by such Holders. A resolution passed by the affirmative votes of the Holders of at least a majority of the outstanding principal amount of the Notes represented and voting on a poll at a meeting of Holders duly convened for the purpose and held in accordance with the provisions of this Indenture shall constitute conclusively such consent, waiver, notice, authorization or resolution; provided that an Extraordinary Resolution shall be required wherever in this Indenture such consent, waiver, notice, authorization or resolution of the Holders is required to be approved by Extraordinary Resolution.

(b)

At any time and from time to time, the Trustee on behalf of the Issuer may and, on receipt of an Issuer Order or a Holders’ Request and upon being indemnified and funded for the costs thereof to the reasonable satisfaction of the Trustee by the Issuer or the Holders signing such Holders’ Request, will, convene a meeting of all Holders.

(c)

If the Trustee fails to convene a meeting after being duly requested as aforesaid (and indemnified and funded as aforesaid), the Issuer or such Holders may themselves convene such meeting and the notice calling such meeting may be signed by such Person as the Issuer or those Holders designate, as applicable. Subject to Section 8.1(d), every such meeting will be held in Calgary, Alberta or such other place as the Trustee may in any case determine or approve.

(d)

A meeting of Holders may be held as a “virtual” or electronic meeting if required or desired by the Issuer, the Trustee or the Holder(s) so convening the meeting. Such a meeting must allow all Holder(s) electronically present at the meeting to hear the proceedings of the meeting and vote electronically on matters before the meeting.

8.2	Notice of Meetings

Not more than 60 days’ nor less than 21 days’ notice of any meeting of the Holders shall be given to the Holders in the manner provided in Section 13.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it, and to the Issuer, unless such meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held, or if a “virtual” or electronic meeting the electronic link or electronic address for attending the meeting, and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 8. The accidental omission to give notice of a meeting to any Holder shall not invalidate any resolution passed at any such meeting. A Holder may waive notice of a meeting either before or after the meeting.

8.3	Chair

Some individual, who need not be a Holder, nominated in writing by the Trustee shall be chair of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Holders present in person or by proxy shall choose some individual present to be chair.

8.4	Quorum

Subject to this Indenture, at any meeting of the Holders, a quorum shall consist of Holders present in person or by proxy (electronically for a “virtual” or electronic meeting) and representing at least 25% of the principal amount of the outstanding Notes. If a quorum of the Holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if convened by the Holders or pursuant to a Holders’ Request, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Holders present in person or by proxy (electronically for a “virtual” or electronic meeting) shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Notes. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

8.5	Power to Adjourn

The chair of any meeting at which the requisite quorum of the Holders is present may, with the consent of the Holders of a majority in principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6	Voting

On a poll each Holder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $1,000 principal amount of the Notes of which it is the Holder. A proxyholder need not be a Holder. In the case of joint registered Holders of a Note, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them be present in person or by proxy (electronically for a “virtual” or electronic meeting), they shall vote together in respect of the Notes of which they are joint Holders.

8.7	Poll

A poll will be taken on every resolution and Extraordinary Resolution submitted for approval at a meeting of Holders, in such manner as the chair directs, and the results of such polls shall be binding on all Holders. Every resolution, other than an Extraordinary Resolution, will be decided by a majority of the votes cast on the poll for that resolution. An Extraordinary Resolution will require at least 66 2/3% of the votes cast on the poll for that resolution to be in the affirmative in order for it to be passed.

8.8	Proxies

A Holder may be present and vote at any meeting of Holders by an authorized representative. The Issuer (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Holders to be present and vote at any meeting without producing their Notes, and of enabling them to be present and vote at any such meeting by proxy and of depositing instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)

the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any individual signing on behalf of a Holder;

(b)

the deposit of instruments appointing proxies at such place as the Trustee, the Issuer or the Holder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)

the deposit of instruments appointing proxies at some approved place or places, including electronically, other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by other electronic means before the meeting to the Issuer or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Notes, or as entitled to vote or be present at the meeting in respect thereof, shall be Holders and Persons whom Holders have by instrument in writing duly appointed as their proxies.

8.9	Persons Entitled to Attend Meetings

The Issuer and the Trustee, by their respective directors, officers and employees and the respective legal advisors of the Issuer, the Trustee or any Holder may attend any meeting of the Holders, including electronically, but shall have no vote as such.

8.10	Powers Exercisable by Extraordinary Resolution

Subject to Article 11, a meeting of the Holders shall have the following powers exercisable from time to time by Extraordinary Resolution, subject in the case of the matters in paragraphs (g) and (h) to receipt of the prior approval of the exchange, if any, on which any securities of the Issuer are then listed (if required):

(a)

power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(b)

subject to Section 6.2(b), power to restrain any Holder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, Premium or interest on the Notes, or for the execution of any trust or power hereunder;

(c)

power to direct any Holder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 6.2, of the costs, charges and expenses reasonably and properly incurred by such Holder in connection therewith;

(d)

power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any Equity Interests or other securities of the Issuer;

(e)

power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Holders, such of the powers of the Holders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee; provided that the following terms shall apply to the appointment of such committee:

(i)	the resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee;

(ii)	such committee shall consist of such number of members as shall be prescribed in the resolution appointing it and the members need not be themselves Holders;

(iii)

every such committee may elect its chair and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally, and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum; and

(iv)	all acts of any such committee within the authority delegated to it shall be binding upon all Holders;

(f)

power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture;

(g)

power to sanction the exchange of the Notes for or the conversion thereof into shares, units, bonds, notes or other securities or obligations of the Issuer or of any other Person formed or to be formed;

(h)

power to authorize the distribution in specie of any shares, units, bonds, notes, securities or other Obligations received pursuant to a transaction authorized under the provisions of Section 8.10(g); and

(i)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Holders or by any committee appointed pursuant to Section 8.10(e).

8.11	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or powers thereafter from time to time. No powers exercisable by Extraordinary Resolution will derogate in any way from the rights of the Issuer pursuant to this Indenture.

8.12	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Issuer, and any such minutes as aforesaid, if signed by the chair of the meeting at which such resolutions were passed or proceedings had, or by the chair of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

8.13	Instruments in Writing

Any consent, waiver, notice, authorization or resolution of the Holders which may be given by resolution at a meeting of the Holders pursuant to this Article 8 may also be given by the Holders of not less than 50% of the aggregate principal amount of the outstanding Notes by a signed instrument in one or more counterparts, except for matters required to be approved by Extraordinary Resolution in which case such matter may be approved by an instrument signed by 66 2/3% of the aggregate principal amount of outstanding Notes, and the expressions “resolution” or “Extraordinary Resolution” when used in this Indenture will include instruments so signed. Notice of any resolution or Extraordinary Resolution passed in accordance with this Section 8.13 will be given by the Trustee to the affected Holders within 30 days of the date on which such resolution or Extraordinary Resolution was passed.

8.14	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 8 at a meeting of Holders shall be binding upon all the Holders, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 8.13 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder and the Trustee (subject to the provisions for its indemnity herein contained) shall, subject to applicable law, be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

8.15	Evidence of Rights of Holders

(a)

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Holders may be in any number of concurrent instruments of similar tenor signed or executed by such Holders. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney will be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to such notary public or other officer the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

(b)	Notwithstanding Section 8.15(a), the Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

ARTICLE 9

SUCCESSORS TO THE ISSUER AND THE RESTRICTED SUBSIDIARIES

9.1	Restrictions on Amalgamation, Consolidation, Merger and Sale of Certain Assets

(a)

The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, amalgamate, consolidate, or merge with or into or wind up or dissolve into another Person (whether or not the Issuer is the surviving Person), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) unless:

(i)	either:

(A)	the Issuer will be the surviving or continuing Person; or

(B)

the Person (if other than the Issuer) formed by or surviving or continuing from such amalgamation, consolidation, merger, winding up or dissolution or to which such sale, lease, transfer, conveyance or other disposition or assignment shall be made (collectively, the “Successor”) is a corporation, limited liability company or limited partnership organized and existing under the laws of Canada or any province thereof or the United States of America or of any state of the United States of America or the District of Columbia, and the Successor expressly assumes, by operation of law or Supplemental Indenture, all of the obligations of the Issuer under the Notes and this Indenture; provided, that if the Successor is not a corporation, a Restricted Subsidiary that is a corporation expressly assumes as co-obligor all of the obligations of the Issuer under this Indenture and the Notes pursuant to a supplemental indenture to this Indenture executed and delivered to the Trustee (for greater certainty, the Issuer shall be considered to be the Successor in the event of a statutory amalgamation governed by the laws of Canada or any province thereof of the Issuer with any other Restricted Subsidiary);

(ii)

immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (i)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, no Default shall have occurred and be continuing;

(iii)

immediately after giving pro forma effect to such transaction and the assumption of the obligations as set forth in clause (i)(B) and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (A) the Issuer or its Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to Section 5.10(a) or (B) the Consolidated Interest Coverage Ratio for the Issuer or its Successor, as the case may be, and its Restricted Subsidiaries would be greater than or equal to such Consolidated Interest Coverage Ratio immediately prior to such transaction; and

(iv)

promptly after the consummation of such transaction, the Issuer shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, merger, consolidation or transfer and such agreement and/or supplemental indenture (if any) comply with this Indenture;

provided that clauses (ii), (iii) and (iv) above shall not apply in the case of any amalgamation, consolidation, or merger with or into, or sale, lease, transfer, conveyance or other disposal of or assignment of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (taken as a whole) to, another Person that is a Restricted Subsidiary.

For purposes of this Section 9.1(a), any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

(b)

Except in circumstances providing for the release of a Guarantor described under Section 12.10, no Guarantor will, and the Issuer will not permit any Guarantor to, directly or indirectly, in a single transaction or a series of related transactions, (A) amalgamate, consolidate or merge with or into or wind up or dissolve into another Person (whether or not the Guarantor is the surviving Person), or (B) sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of its assets to any Person (other than the Issuer or another Guarantor) unless either:

(i)

(1) such Guarantor will be the surviving or continuing Person; or (2) the Person (if other than such Guarantor) formed by or surviving any such amalgamation, consolidation, merger, winding-up or dissolution is another Guarantor or assumes, by operation of law or Supplemental Indenture, all of the obligations of such Guarantor under the Guarantee of such Guarantor and this Indenture;

(ii)	immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(iii)

except in the case of any amalgamation, consolidation, merger, sale, lease, transfer, conveyance, or other disposition of assets between or among the Issuer and any Guarantor, the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, sale, lease, transfer, conveyance or other disposition, and such agreements and/or supplemental indenture (if any), comply with this Indenture; or

(iv)	in the case of a sale or other disposition, the transaction does not violate Section 5.11.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c)

Upon any amalgamation, merger or consolidation of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with this Section 9.1, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Guarantee, as applicable, the surviving entity formed by such amalgamation, merger or consolidation or into which the Issuer or such Guarantor is merged or the Person to which the sale, conveyance, lease, transfer, disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under this Indenture, the Notes and the Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture and its Guarantee, as applicable.

(d)

Notwithstanding the foregoing, (i) any Restricted Subsidiary may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Issuer or another Restricted Subsidiary, and (ii) the Issuer or any Guarantor may consolidate, merge or amalgamate with or into or convey, transfer or lease, in one transaction or a series of transactions, all or part of its properties and assets to the Issuer or another Guarantor or merge with a Restricted Subsidiary of the Issuer solely for the purpose of reincorporating in Canada or a province thereof, a state of the United States or the District of Columbia, as long as the amount of Indebtedness of the Issuer or such Guarantor and its Restricted Subsidiaries is not increased thereby.

9.2	Vesting of Powers in Successor

Whenever the conditions of Section 9.1 have been duly observed and performed, the Trustee will execute and deliver a Supplemental Indenture as provided for in Section 11.5 and then:

(a)

the Successor Person will possess and from time to time may exercise each and every right and power of the Issuer or Guarantor under this Indenture in the name of the Issuer or Guarantor, as applicable, or otherwise, and any act or proceeding by any provision of this Indenture required to be done or performed by any directors or officers of the Issuer or Guarantor may be done and performed with like force and effect by the like directors or officers of such successor; and

(b)

the Issuer or Guarantor, as applicable, will be released and discharged from liability under this Indenture and the Trustee will execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 10

CONCERNING THE TRUSTEE

10.1	No Conflict of Interest

The Trustee represents to the Issuer that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 10.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture and the Notes of any series shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises.

10.2	Replacement of Trustee

(a)

The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Issuer 90 days’ notice in writing or such shorter notice as the Issuer may accept as sufficient. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 10.2. The validity and enforceability of this Indenture and of the Notes issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Issuer shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Holders in accordance with the provisions hereof. Failing such appointment by the Issuer, the retiring Trustee or any Holder may apply to a Judge of the Alberta Court of Queen’s Bench, on such notice as such Judge may direct at the Issuer’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Issuer or by the Court shall be subject to removal as aforesaid by the Holders and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 10.2 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

(b)

Any entity into which the Trustee may be merged or, with or to which it may be consolidated, amalgamated or sold, or any entity resulting from any merger, consolidation, sale or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Issuer, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the retiring Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Issuer or any Guarantor be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Issuer or such Guarantor, as applicable.

10.3	Duties of Trustee

In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances. Subject to the foregoing, the Trustee will be liable for its own wilful misconduct, bad faith and gross negligence. The Trustee will not be liable for any act or default on the part of any agent employed by it or a co-Trustee, or for having permitted any agent or co-Trustee to receive and retain any money payable to the Trustee, except as aforesaid.

10.4	Reliance Upon Declarations, Opinions, etc.

(a)

In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith and subject to Section 10.7, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 10.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may rely on an Opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Issuer.

(b)

The Trustee shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue or transfer of any Notes provided such issue or transfer is effected in accordance with the terms of this Indenture. The Trustee shall be entitled to process all transfers and redemptions upon the presumption that such transfer and redemption is permissible pursuant to all applicable laws and regulatory requirements if such transfer and redemption is effected in accordance with the terms of this Indenture. The Trustee shall have no obligation, other than to confer with the Issuer and its Counsel, to ensure that legends appearing on the Notes comply with regulatory requirements or securities laws of any applicable jurisdiction.

10.5	Evidence and Authority to Trustee, Opinions, etc.

(a)

The Issuer shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Issuer or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the authentication and delivery of Notes hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Issuer, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Trustee in accordance with the terms of this Section 10.5, or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Issuer written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice. Such evidence shall consist of:

(i)	an Officers’ Certificate, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(ii)

in the case of a condition precedent the satisfaction of which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an Opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(iii)

in the case of any such condition precedent the satisfaction of which is subject to review or examination by auditors or accountants, an opinion or report of the Issuer’s Auditors whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture, provided that, notwithstanding anything to the contrary in this Indenture, the foregoing clause (ii) shall not apply to the execution of any supplement adding a new Guarantor under this Indenture.

(b)

Whenever such evidence relates to a matter other than the authentication and delivery of Notes and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other appraiser or any other individual whose qualifications give authority to a statement made by such individual; provided that if such report or opinion is furnished by a director, officer or employee of the Issuer it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with Section 10.5(a).

(c)

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in this Indenture shall include (i) a statement by the individual giving the evidence that he or she has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (ii) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (iii) a statement that, in the belief of the individual giving such evidence, he or she has made such examination or investigation as is necessary to enable him or her to make the statements or give the opinions contained or expressed therein, and (iv) a statement whether in the opinion of such individual the conditions precedent in question have been complied with or satisfied.

(d)

In addition to its obligations under Section 5.6, the Issuer shall furnish or cause to be furnished to the Trustee at any time if the Trustee reasonably so requires, an Officers’ Certificate certifying that the Issuer has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would constitute a Default or an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Issuer shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Issuer or as a result of any obligation imposed by this Indenture.

10.6	Officers’ Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith, may rely upon an Officers’ Certificate.

10.7	Experts, Advisers and Agents

Subject to Section 10.4, the Trustee may:

(a)

employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuator, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Issuer, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)

employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Issuer.

10.8	Trustee May Deal in Notes

Subject to Sections 10.1 and 10.3, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in Notes and generally contract and enter into financial transactions with the Issuer or otherwise, without being liable to account for any profits made thereby. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Alberta Court of Queen’s Bench for permission to continue as Trustee hereunder or resign.

10.9	Investment of Monies Held by Trustee

(a)

Unless otherwise provided in this Indenture, any monies held by the Trustee, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in any of the securities, accounts, notes certificates and deposits described in paragraphs (b) and (c) of the definition of Cash Equivalents; provided that such securities are expressed to mature within 90 days after their purchase by the Trustee or such shorter period as required or selected by the Issuer to facilitate any payments expected to be made under this Indenture, after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of and Premium, if any, and interest on the Notes to be due and payable, the Trustee shall so invest such monies pursuant to an Issuer Order given in a reasonably timely manner. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank of Canada or, with the consent of the Issuer, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest, if any, then current on similar deposits.

(b)

Unless and until the Trustee shall have declared the principal of and Premium, if any, and interest on any Notes to be due and payable, the Trustee shall pay over to the Issuer all interest received by the Trustee in respect of any investments or deposits made pursuant to the provisions of this Section 10.9.

10.10	Trustee Not Ordinarily Bound

Except as provided in Section 6.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 10.3, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Issuer of any of the obligations herein imposed upon the Issuer or of the covenants on the part of the Issuer herein contained, nor in any way to supervise or interfere with the conduct of the Issuer’s business, unless the Trustee shall have been required to do so in writing by the Holders of not less than 25% of the aggregate principal amount of the Notes then outstanding or by any Extraordinary Resolution of the Holders passed in accordance with the provisions contained in Article 8, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

10.11	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

10.12	Trustee Not Bound to Act on Issuer’s Request

Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Issuer until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

10.13	Conditions Precedent to Trustee’s Obligations to Act Hereunder

(a)

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Holders hereunder shall be conditional upon any one or more Holders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(b)

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

(c)

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Holders of Notes at whose instance it is acting to deposit with the Trustee such Notes held by them for which Notes the Trustee shall issue receipts.

10.14	Authority to Carry on Business

The Trustee represents to the Issuer that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in all provinces of Canada but if, notwithstanding the provisions of this Section 10.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Section 10.2.

10.15	Compensation and Indemnity

(a)

The Issuer shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Issuer and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)

The Issuer hereby indemnifies and saves harmless the Trustee and its directors, officers, employees and shareholders from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the gross negligence, wilful misconduct or bad faith of the Trustee. This indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defence. The Trustee may have separate Counsel and the Issuer shall pay the reasonable fees and expenses of such Counsel. The Issuer need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

(c)	The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence, wilful misconduct or bad faith on the part of the Trustee.

10.16	Acceptance of Trust

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

10.17	Anti-Money Laundering

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice sent to all parties hereto; provided that (a) the written notice shall describe the circumstances of such non-compliance; and (b) if such circumstances are rectified to the Trustee’s satisfaction within such 10 day period, then such resignation shall not be effective.

10.18	Privacy

(a)

The parties hereto acknowledge that the Trustee may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(i)	to provide the services required under this Indenture and other services that may be requested from time to time;

(ii)	to help the Trustee manage its servicing relationships with such individuals;

(iii)	to meet the Trustee’s legal and regulatory requirements; and

(iv)	if social insurance numbers are collected by the Trustee, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

(b)

Each party acknowledges and agrees that the Trustee may receive, collect, use and disclose personal information provided to it or acquired by it in the course of providing services under this Indenture for the purposes described above and, generally, in the manner and on the terms described in its privacy code, which the Trustee shall make available on its website or upon request, including revisions thereto. The Trustee may transfer some of that personal information to service providers in the United States for data processing and/or storage. Further, each party agrees that it shall not provide or cause to be provided to the Trustee any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

ARTICLE 11

AMENDMENT, SUPPLEMENT AND WAIVER

11.1	Ordinary Consent

Except as provided in Sections 11.2 and 11.3, this Indenture, the Guarantees or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and (subject to Section 6.2) any existing Default under, or compliance with any provision of, this Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding.

11.2	Special Consent

Notwithstanding Section 11.1, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)	reduce, or change the maturity of, the principal of any Note;

(b)	reduce the rate of or extend the time for payment of interest on any Note;

(c)

reduce any Premium payable upon redemption of the Notes or change the date on which any Notes are subject to redemption (other than the notice provisions) or waive any payment with respect to the redemption of the Notes; provided, however, that solely for the avoidance of doubt, and without any other implication, any purchase or repurchase of Notes (including pursuant to Sections 5.11 and 5.14) shall not be deemed a redemption of the Notes;

(d)	make any Note payable in money or currency other than that stated in the Notes;

(e)	modify or change any provision of this Indenture or the related definitions to affect the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders;

(f)	reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

(g)

waive a default in the payment of principal of or Premium, if any, or interest on any Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

(h)

impair the rights of Holders to receive payments of principal of or Premium, if any, or interest on the Notes on or after the due date therefor or to institute suit for the enforcement of any payment on the Notes;

(i)	release any Guarantor from any of its obligations under its Guarantee or this Indenture, except as permitted by this Indenture; or

(j)	make any change in Sections 11.1, 11.2 or 11.3.

11.3	Without Consent

Notwithstanding Sections 11.1 and 11.2, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may from time to time amend or supplement this Indenture, the Notes or the Guarantees:

(a)	to cure any ambiguity, defect or inconsistency;

(b)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)

to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders in the case of an amalgamation, merger, consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, or winding-up or dissolution or sale, lease, transfer, conveyance or other disposition or assignment in accordance with Article 9;

(d)	to add any Guarantee or to effect the release of any Guarantor from any of its obligations under its Guarantee or the provisions of this Indenture (to the extent in accordance with this Indenture);

(e)	to make any change that would provide any additional rights or benefits to the Holders or would not materially adversely affect the rights of any Holder;

(f)	to secure the Notes or any Guarantees or any other obligation under this Indenture;

(g)	to evidence and provide for the acceptance of appointment by a successor Trustee;

(h)

to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” in the Offering Memorandum was intended to be a substantially verbatim recitation of a provision of this Indenture, the Guarantees or the Notes as determined in good faith by the Issuer and set forth in an Officers’ Certificate; or

(i)	to provide for the issuance of Additional Notes in accordance with this Indenture.

11.4	Form of Consent

It is not necessary for the consent of the Holders under Section 11.1 or 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

11.5	Notice of Amendments

After an amendment or waiver under this Indenture becomes effective, the Issuer shall deliver to Holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

11.6	Supplemental Indentures

(a)

Subject to the provisions of this Indenture, the Issuer and the Trustee may from time to time execute, acknowledge and deliver Supplemental Indentures which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(i)

making such amendments not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which in the opinion of the Trustee relying on an Opinion of Counsel will not be materially prejudicial to the interests of Holders;

(ii)

rectifying typographical, clerical or other manifest errors contained in this Indenture or any Supplemental Indenture, or making any modification to this Indenture or any Supplemental Indenture which, in the Opinion of Counsel, are of a formal, minor or technical nature and that are not materially prejudicial to the interests of the Holders;

(iii)	to give effect to any amendment or supplement to this Indenture or the Notes made in accordance with Sections 11.1, 11.2 or 11.3;

(iv)

evidencing the succession, or successive successions, of others to the Issuer or any Guarantor and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture; or

(v)

for any other purpose not inconsistent with the terms of this Indenture; provided that in the opinion of the Trustee (relying on an Opinion of Counsel) the rights of neither the Holders nor the Trustee are materially prejudiced thereby.

(b)

Unless this Indenture expressly requires the consent or concurrence of Holders, the consent or concurrence of Holders shall not be required in connection with the execution, acknowledgement or delivery of a Supplemental Indenture contemplated by this Indenture.

(c)

Upon receipt by the Trustee of (i) an Issuer Order accompanied by a Board Resolution authorizing the execution of any Supplemental Indenture, and (ii) an Officers’ Certificate stating that any amended or Supplemental Indenture complies with this Section 11.6, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

ARTICLE 12

SUBSIDIARY GUARANTEES

12.1	Guarantee

(a)

Each Guarantor and, by its acceptance hereof, each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law or Canadian or United States federal, provincial or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effect the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 12.1(c), result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any such federal, provincial or state law.

(b)

Each Guarantor hereby, jointly and severally, fully, absolutely, unconditionally and irrevocably guarantees, to each Holder, and to the Trustee in its individual capacity and on behalf of each Holder, the punctual payment and performance when due of all present and future Indenture Obligations which, for purposes of its Guarantee, shall also be deemed to include (to the extent not otherwise included) all commissions, fees, charges, costs, liabilities and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Guarantee, and agrees to indemnify and hold harmless each Holder and the Trustee from all losses, damages, costs, expenses and liabilities suffered or incurred by the Holders and the Trustee resulting or arising from or relating to any failure by the Issuer to unconditionally and irrevocably pay in full or fully perform the Indenture Obligations as and when due; provided that the amount of such indemnification shall not exceed the amount of such Indenture Obligations. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the Issuer to such Holder or the Trustee under the Notes or this Indenture but for the fact that they are unenforceable, reduced, limited, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer. Each Guarantee shall be a guarantee of payment and not of collection.

(c)

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, among themselves and not for the purpose of limiting the full, absolute, unconditional and irrevocable nature of their guarantee, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the portion of the Consolidated Tangible Assets that is attributable to each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging its obligations pursuant to its Guarantee.

12.2	Guarantee Absolute

Each Guarantor guarantees that the Notes shall be paid or performed strictly in accordance with the terms of the Notes and this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder with respect thereto. The obligations of each Guarantor under its Guarantee are independent of the obligations of the Issuer under the Notes and this Indenture, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce its Guarantee, irrespective of whether any action is brought against the Issuer or any other Guarantor or whether the Issuer or any other Guarantor is joined in any such action or actions. The liability of each Guarantor under its Guarantee shall be absolute and unconditional and the liability and obligations of such Guarantor hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a)	any lack of validity or enforceability of this Indenture or the Notes with respect to the Issuer or any Guarantor or any agreement or instrument relating thereto;

(b)

any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Indenture Obligations resulting from the extension of additional credit to the Issuer or otherwise;

(c)	the failure to give notice to the Guarantor of the occurrence of a Default or an Event of Default under the provisions of this Indenture or the Notes;

(d)	any taking, release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Indenture Obligations;

(e)

any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Notes;

(f)

any change in the corporate structure or other legal structure, or termination, dissolution, amalgamation, consolidation or merger of the Issuer or any Guarantor with or into any other Person, the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Issuer or any Guarantor, the marshalling of the assets and liabilities of the Issuer or any Guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with the creditors, or readjustment of, or other similar proceedings affecting the Issuer or any Guarantor, or any of the assets of any of them;

(g)	the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Notes to any other Person; or

(h)

any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defence available to, or a discharge of, the Issuer or a Guarantor, other than payment in full of the Indenture Obligations of the Issuer; it being the intent of each Guarantor that its obligations hereunder shall not be discharged except by payment and performance of all such Indenture Obligations.

The Guarantee of each Guarantor shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations of the Issuer is rescinded or must otherwise be returned by any Holder or the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made. Each Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand: (i) the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and (ii) in the event of any acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee. This Section shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This Section shall survive the termination of this Indenture.

12.3	Waivers

(a)

Each Guarantor hereby expressly waives (to the extent permitted by applicable law) notice of the acceptance of its Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Issuer of any of the terms, covenants, conditions and provisions of this Indenture or the Notes or any other notice whatsoever to or upon the Issuer or such Guarantor with respect to the Indenture Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Notes and all of the provisions herein and therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment and protest.

(b)

Without prejudice to any of the rights or recourse which the Trustee or the Holders may have against the Issuer, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

(i)	initiate or exhaust any rights, remedies or recourse against the Issuer, any Guarantor or any other Person;

(ii)	value, realize upon, or dispose of any security of the Issuer or any other Person held by the Trustee or the Holders; or

(iii)	initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity, before requiring, becoming entitled to or demanding payment from such Guarantor under this Guarantee.

12.4	Subrogation

Each Guarantor shall not exercise any rights that it may acquire by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, until all the Indenture Obligations of the Issuer shall have been paid in full in cash. If any amount shall be paid to any Guarantor on account of any such subrogation rights at any time when all such Indenture Obligations shall not have been paid in full in cash, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee, on behalf of the Holders, to be credited and applied to the Indenture Obligations, whether matured or unmatured.

12.5	No Waiver; Remedies

No failure on the part of any Holder or the Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

12.6	Continuing Guarantee; No Right of Set-Off; Independent Obligation

(a)

This Guarantee is a continuing guarantee of the payment and performance of all of Indenture Obligations and shall remain in full force and effect until the payment in full in cash of all such Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders under this Indenture or the Notes; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders.

(b)

Each Guarantor hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise), in lawful currency of Canada.

(c)

Each Guarantor guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any lack of validity or enforceability of any of such terms or the rights of the Holders with respect thereto.

(d)

Each Guarantor’s liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to such Guarantor in the manner prescribed in this Indenture.

12.7	Guarantors May Consolidate, Etc., on Certain Terms

Nothing contained in this Indenture or in any of the Notes shall prevent any amalgamation, consolidation, or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor, which amalgamation, consolidation, merger, sale, or conveyance is otherwise not prohibited by this Indenture.

12.8	Benefits Acknowledged

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

12.9	Expenses

Each Guarantor agrees to pay any and all costs and expenses (including reasonable counsel fees and expenses on a solicitor-client full indemnity basis) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees.

12.10	Release of Guarantee

A Guarantor shall be released from its obligations under its Guarantee and its obligations under this Indenture after the occurrence of any of the following:

(a) (i)

any sale, exchange or transfer (by amalgamation, merger, consolidation or otherwise) of the Equity Interests of such Guarantor after which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, exchange or transfer does not violate the applicable provisions of this Indenture;

(ii)	the proper designation of any of its Restricted Subsidiaries that is a Guarantor as an Unrestricted Subsidiary;

(iii)	if that Guarantor ceases to guarantee or be liable for any Triggering Indebtedness, except if the release or discharge thereof results from a demand for payment under such guarantee; or

(iv)	legal or covenant defeasance or satisfaction and discharge of this Indenture as provided under Article 7; and

(b)

the Issuer delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the release of such Guarantor’s Guarantee have been complied with.

Upon delivery to the Trustee the documents required by Section 12.10(b), the Trustee shall execute any documents reasonably requested by the Issuer in writing in order to evidence the release of any Guarantor from its obligations under its Guarantee.

ARTICLE 13

NOTICES

13.1	Notice to Issuer

Any notice to the Issuer under the provisions of this Indenture shall be valid and effective if delivered to the Issuer at Parkland Corporation, Suite 1800, 240 4th Avenue SW, Calgary, Alberta T2P 4H4, Attention: Chief Financial Officer, or if given by registered letter, postage prepaid, to such office and so addressed and if mailed, shall be deemed to have been effectively given five days following the mailing thereof. The Issuer may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Issuer for all purposes of this Indenture.

13.2	Notice to Holders

(a)

Any notice to the Holder(s) under the provisions of this Indenture shall be valid and effective if (i) delivered by hand or courier to the Holder(s) at its or their address(es) in the register maintained hereunder by the Trustee; (ii) sent by electronic mail to the Holder(s) at its or their electronic addresses in the register maintained hereunder by the Trustee and if the sole registered holder is CDS or its nominee, at such electronic mail address utilized by CDS for such notices at the applicable time; (iii) mailed by registered letter, postage prepaid, to the Holder(s) at its or their address(es) in the register maintained hereunder by the Trustee, and, subject as provided in this Section 13.2, will be deemed to have been given at the time of delivery or sending by electronic mail or on the third Business Day after mailing. Any delivery made or electronic mail sent on a day other than a Business Day, or after 5:00 p.m. (Calgary time) on a Business Day, will be deemed to be received on the next following Business Day. Accidental error or omission in giving notice or accidental failure to mail notice to any Holder or the inability of the Issuer to give or mail any notice due to anything beyond the reasonable control of the Issuer shall not invalidate any action or proceeding founded thereon.

(b)

If any notice given by mail in accordance with Section 13.2(a) would be unlikely to reach the Holders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Issuer shall give such notice by publication at least once in a daily newspaper of general national circulation in Canada. Any notice given to Holders by such publication shall be deemed to have been given on the day on which such publication shall have been effected at least once in each of the newspapers in which publication was required.

(c)

All notices with respect to any Note may be given to whichever one of the Holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all Holders of any Persons interested in such Note.

13.3	Notice to Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if (a) delivered to the Trustee at its principal office in the City of Calgary, at 800, 324-8th Avenue SW, Calgary, Alberta T2P 2Z2, Attention: Manager, Corporate Trust; (b) sent by facsimile to [*]; (c) mailed by registered letter, postage prepaid, to the Trustee at 800, 324-8th Avenue SW, Calgary, Alberta T2P 2Z2, Attention: Manager, Corporate Trust; (d) sent by email to [*], and, subject as provided in this Section 13.3, will be deemed to have been given at the time of delivery or sending by facsimile or on the third Business Day after mailing. Any delivery made or facsimile sent on a day other than a Business Day, or after 5:00 p.m. (Calgary time) on a Business Day, will be deemed to be received on the next following Business Day. The Trustee may from time to time notify the Issuer of a change in address or facsimile number which thereafter, until changed by like notice, will be the address or facsimile number of the Trustee for all purposes of this Indenture.

13.4	Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 13.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 13.3.

ARTICLE 14

MISCELLANEOUS

14.1	Copies of Indenture

Any Holder may obtain a copy of this Indenture without charge by writing to the Issuer, Parkland Corporation, Suite 1800, 240 4th Avenue SW, Calgary, Alberta T2P 4H4, Attention: Chief Financial Officer.

14.2	Force Majeure

Except for the payment obligations of the Issuer contained herein, neither the Issuer nor the Trustee shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, economic sanctions or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section 14.2.

14.3	Service of Process

Each Guarantor that is organized outside of Canada hereby appoints the Issuer as its agent for service of process in any suit, action or proceeding with respect to this Indenture, the Notes or the Guarantees.

14.4	Time of Essence.

Time shall be of the essence of this Indenture.

ARTICLE 15

EXECUTION AND FORMAL DATE

15.1	Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. Delivery of an executed signature page to this Indenture by any party hereto by facsimile transmission, PDF or other form of electronic transmission, including through DocuSign and similar applications, shall be as effective as delivery of a manually executed copy of this Indenture by such party.

15.2	Formal Date

For the purpose of convenience, this Indenture may be referred to as bearing the formal date of June 16, 2021, irrespective of the actual date of execution hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

ISSUER:

PARKLAND CORPORATION

By:	/s/ Marcel Teunissen
Name: Marcel Teunissen
Title: Chief Financial Officer

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

TRUSTEE:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Angela Fletcher
Name: Angela Fletcher
Title: Corporate Trust Officer

By:	/s/ Corentin Leverrier
Name: Corentin Leverrier
Title: Corporate Trust Officer

GUARANTORS:

PARKLAND ACQUISITION LTD.

By:	/s/ Marcel Teunissen
Name: Marcel Teunissen
Title: Senior Vice President, Chief
Financial Officer

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

PARKLAND REFINING LTD.

By:	/s/ Marcel Teunissen
Name: Marcel Teunissen
Title: Senior Vice President, Chief
Financial Officer

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

LES PÉTROLES PARKLAND LIMITÉE

By:	/s/ Marcel Teunissen
Name: Marcel Teunissen
Title: Senior Vice President, Chief
Financial Officer

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

ELBOW RIVER MARKETING LTD.

By:	/s/ Marcel Teunissen
Name: Marcel Teunissen
Title: Vice-Chair

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

2280254 ALBERTA LTD.

By:	/s/ Marcel Teunissen
Name: Marcel Teunissen
Title: Senior Vice President and
Chief Financial Officer

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

2306163 ALBERTA LTD.

By:	/s/ Marcel Teunissen
Name: Marcel Teunissen
Title: Senior Vice President and Chief
Financial Officer

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

PARKLAND (U.S.) HOLDING CORP.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

PARKLAND (U.S.) ACQUISITION CORP.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

PARKLAND (U.S.) FINANCING CORP.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

PARKLAND CANADA (HOLDINGS) ULC

By:	/s/ Marcel Teunissen
Name: Marcel Teunissen
Title: Senior Vice President and Chief Financial Officer

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

ESTRELLA HOLDINGS LIMITED

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice-President

PARKLAND (U.S.) SUPPLY CORP.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

PARKLAND (US) 1 LLC

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President and Manager

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

PARKLAND (US) 2 LLC

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President and Manager

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

PARKLAND US LP by RHINEHART OIL CO., LLC as General Partner

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President and Manager

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

KELLERSTRASS ENTERPRISES, LLC

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President and Manager

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

KELLERSTRASS EQUIPMENT LEASING, LLC

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President and Manager

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

TROPIC ACQUISITION CORP.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

TROPIC OIL COMPANY, LLC

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President and Manager

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

TROPIC TRANSPORTATION, LLC

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President and Manager

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

SOL INVESTMENTS SEZC

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice-President

SOL AVIATION SERVICES LIMITED

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice-President

SOL PETROLEUM CAYMAN LIMITED

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President

SOL PETROLEUM BERMUDA LIMITED

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President

SOL ST. LUCIA LTD.

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President,
Finance

SOL PUERTO RICO LIMITED

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President,
Finance

ANTILLES SHIPPING COMPANY SEZC

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President

ANTILLES TRADING COMPANY SEZC

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President

SOL ANTILLES AND GUIANAS LIMITED

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President,
Finance

SOL EC LTD.

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President,
Finance

SOL (DR) LIMITED

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President

SOL AUTOMARKET LIMITED

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President

ESSO REPUBLICA DOMINICANA, S.R.L.

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Manager

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Manager

SOL GUYANA INC.

By:	/s/ Pierre Magnan
Name: Pierre Magnan
Title: Director and President

By:	/s/ Scott Stickland
Name: Scott Stickland
Title: Director and Vice President

SPF ENERGY, INC.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Dan Dunstan
Name: Dan Dunstan
Title: Secretary

FARSTAD OIL, INC.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

SUPERPUMPER, INC.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Dan Dunstan
Name: Dan Dunstan
Title: Secretary

HARTS GAS AND FOOD, L.L.C.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President and Manager

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

MVP (U.S.) HOLDINGS CORP.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

MISSOURI VALLEY PETROLEUM, INC.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

PARKLAND REFINING (B.C.) LTD.

By:	/s/ Marcel Teunissen
Name: Marcel Teunissen
Title: Chief Financial Officer

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

RHINEHART ACQUISITION CORP.

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

RHINEHART OIL CO., LLC

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President and Manager

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

H&H SUB, LLC

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

CONRAD & BISHOFF, LLC

By:	/s/ Doug Haugh
Name: Doug Haugh
Title: President

By:	/s/ Steve Kovacs
Name: Steve Kovacs
Title: Vice President, Treasury

APPENDIX A

FORM OF NOTE

(Face of 3.875% Senior Note)

3.875% Senior Notes due 2026

[CANADIAN PRIVATE PLACEMENT LEGEND]

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS NOTE MUST NOT TRADE THIS NOTE BEFORE [INSERT DATE THAT IS FOUR MONTHS AND A DAY AFTER THE APPLICABLE ISSUE DATE].

[GLOBAL NOTE LEGEND]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL NOTE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO PARKLAND CORPORATION (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTES ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THIS NOTE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS NOTE.

[144A U.S. LEGEND]

THE NOTES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF PARKLAND CORPORATION (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) INSIDE THE UNITED STATES IN

Appendix A - 1

ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (E) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION, AND IN THE CASE OF (D) OR (E), AFTER AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER HAS BEEN FURNISHED TO THE ISSUER.

IF THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION (AND, IF REQUIRED BY COMPUTERSHARE TRUST COMPANY OF CANADA, AN OPINION OF COUNSEL), IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE ISSUER, TO THE EFFECT THAT THE SALE OF THESE SECURITIES IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

Unrestricted Note CUSIP: 70137WAJ7

Unrestricted Note ISIN: CA70137WAJ77

Restricted Note CUSIP: 70137WAK4

Restricted Note ISIN: CA70137WAK41

3.875% Senior Notes due 2026

No. ●	C$●

PARKLAND CORPORATION (including any successor thereto) promises to pay to       or its registered assigns, the principal sum of       Canadian dollars (as may be increased or decreased as set forth on the Schedule of Increases and Decreases attached hereto) on June 16, 2026.

Interest Payment Dates: June 16 and December 16, beginning December 16, 2021. The first payment of interest on December 16, 2021 will be in an amount equal to $1937.50 per $1,000 principal amount of the Notes.

Record Dates: June 1 and December 1 (whether or not a Business Day)

Reference is made to further provisions of this Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

Appendix A - 2

Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to herein or be valid or obligatory for any purpose.

PARKLAND CORPORATION

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the

within-mentioned Indenture:

Dated:

COMPUTERSHARE TRUST

COMPANY OF CANADA, as Trustee

By:
Name:
Title:

Appendix A - 3

(Back of 3.875% Senior Note)

3.875% Senior Notes due 2026

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest. Parkland Corporation, a corporation amalgamated under the laws of the Province of Alberta and any successor thereto (“Parkland” or the “Issuer”) promises to pay interest on the principal amount of this 3.875% Senior Note due 2026 (a “Note”) at a fixed rate of 3.875% per annum. The Issuer will pay interest in Canadian dollars (except as otherwise provided herein) semi-annually in arrears on June 16 and December 16 in each year, commencing on December 16, 2021 (each an “Interest Payment Date”) or if any such day is not a Business Day, on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest shall accrue solely as a result of such delayed payment. Interest on the Notes shall accrue from the most recent date to which interest has been paid, or, if no interest has been paid, from and including the date of issuance to, but excluding, the next interest payment date. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue instalments of interest (without regard to any applicable grace period), at the same rate to the extent lawful. Interest on the Notes shall be payable in equal semi-annual amounts; provided that for any Interest Period that is shorter than a full semi-annual interest period, interest shall be computed on the basis of a year of 365 days or 366 days, as applicable, and the actual number of days elapsed in the relevant period and will accrue from day to day. For purposes of disclosure under the Interest Act (Canada), whenever interest is calculated under this Note on the basis of a year which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as an annual rate by multiplying such rate of interest by a fraction, the numerator of which is the actual number of days in such calendar year, and the denominator of which is the number of days in the deemed year.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the electronic transfer of such funds shall, to the extent of the sum represented thereby (plus the amount of any taxes deducted or withheld), satisfy and discharge all liability for interest on this Note.

2. Method of Payment. The Issuer will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on June 1 and December 1 preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.15 of the Indenture with respect to defaulted interest.

The principal hereof may become or be declared due and payable before the Stated Maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

Appendix A - 4

Any payments of principal of this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The final principal amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes. Payments in respect of Global Notes will be made by wire transfer of immediately available funds to the Depository.

3. Transfer Agent, Paying Agent and Registrar. Initially, Computershare Trust Company of Canada shall act as transfer agent, Paying Agent and Registrar of the Notes. The Issuer may change any transfer agent, Paying Agent or Registrar without notice to any Holder, and the Issuer and/or any Restricted Subsidiaries may act as transfer agent or Registrar.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of June 16, 2021 (the “Indenture”) among the Issuer, the Guarantors thereto and the Trustee. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which this Note and other Notes of the Issuer are or are to be issued and held and the rights and remedies of the holder of this Note and other Notes and of the Issuer and of the Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Note by acceptance hereof assents. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The payment of principal and interest on the Notes and all other amounts under the Indenture is unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Guarantors.

The Initial Notes issued on the Issue Date are senior obligations of the Issuer in an aggregate principal amount of $600 million. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

5. Optional Redemption. This Note may be redeemed at the option of the Issuer on the terms and conditions set out in the Indenture at the Redemption Price therein. The right is reserved to the Issuer to purchase Notes (including this Note) for cancellation in accordance with the provisions of the Indenture.

6. Mandatory Redemption. Except as provided in the Indenture, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to Notes.

7. Repurchase at Option of Holder.

(a)

Upon the occurrence of a Change of Control Triggering Event, the Issuer may be required to offer to purchase Notes, in whole or in part, at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase.

(b)

After the occurrence of certain Asset Sales, the Issuer may be required to offer to purchase Notes, in whole or in part, at a purchase price in cash equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase.

Appendix A - 5

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof. This Note may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in Calgary, Alberta and in such other place or places and/or by such other Registrars (if any) as the Issuer with the approval of the Trustee may designate. No transfer of this Note shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Note for cancellation. Thereupon a new Note or Notes in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. The Indenture contains provisions making binding upon all Holders of Notes outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions and instruments signed by the Holders of a specified majority of Notes outstanding, which resolutions or instruments may have the effect of amending the terms of this Note or the Indenture.

11. Trustee’s Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not a trustee.

12. No Recourse Against Others. No director, officer, employee or natural person incorporator of the Issuer or any Guarantor, any shareholder of the Issuer or an annuitant under a plan of which a shareholder of the Issuer is a trustee or carrier will have any liability for any indebtedness, obligations or liabilities of the Issuer under the Notes or the Indenture or of any Guarantor under its Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees, to the extent permitted by applicable law.

13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Parkland Corporation

Suite 1800, 240 4th Avenue SW

Calgary, Alberta T2P 4H4

Facsimile: [*]

Attention: Chief Financial Officer

Appendix A - 6

14. Governing Law. This Note and the Indenture are governed by, and are to be construed and enforced in accordance with, the laws of the Province of Alberta.

Appendix A - 7

(FORM OF TRUSTEE’S CERTIFICATE)

This Note is one of the Parkland Corporation 3.875% Senior Notes due 2026 referred to in the Indenture within mentioned.

COMPUTERSHARE TRUST COMPANY

OF CANADA

By:
(Authorized Officer)

(FORM OF REGISTRATION PANEL)

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

Appendix A - 8

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto          , whose address and social insurance number, if applicable are set forth below, this Note (or $____________ principal amount hereof) of PARKLAND CORPORATION standing in the name(s) of the undersigned in the register maintained by the Issuer with respect to such Note and does hereby irrevocably authorize and direct the Trustee to transfer such Note in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:

(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*

If less than the full principal amount of the within Note is to be transferred, indicate in the space provided the principal amount (which must be $2,000 or an integral multiple of $1,000 in excess thereof) to be transferred.

1. The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Note in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank of trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2. The registered holder of this Note is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Note.

Signature of Guarantor

Authorized Officer	Signature of transferring registered holder

Name of Institution

Appendix A - 9

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange or Redemption	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee

Appendix A - 10

*	This schedule should be included only if the Note is issued in global form.

APPENDIX B

FORM OF CERTIFICATE OF TRANSFER

PARKLAND CORPORATION

Suite 1800, 240 4th Avenue SW

Calgary, Alberta T2P 4H4

Attention: Chief Financial Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

800, 324 – 8th Avenue SW

Calgary, Alberta T2P 2Z2

Attention: Corporate Trust

Re: Transfer of Notes

Reference is hereby made to the Indenture, dated as of June 16, 2021 (the “Indenture”), among Parkland Corporation, a corporation existing under the laws of the Province of Alberta (the “Issuer”), and Computershare Trust Company of Canada, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $       in such Note[s] or interests (the “Transfer”), to ________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. £ Check if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the 144A U.S. Legend printed on the Restricted Global Note and/or the Definitive Note and in the Indenture and under the U.S. Securities Act.

Appendix B - 1

2. £ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)

£ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 of Regulation S under the U.S. Securities Act and the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the U.S. Securities Act, and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note (i) will no longer be subject to the restrictions on transfer enumerated in the 144A U.S. Legend printed on the Restricted Global Notes, on the Restricted Definitive Notes and in the Indenture and (ii) will be subject to the restrictions on Transfer enumerated in the Canadian Private Placement Legend printed on the Unrestricted Global Note and/or the Unrestricted Definitive Note and in the Indenture and the U.S. Securities Act.

(b)

£ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the U.S. Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the 144A U.S. Legend are not required in order to maintain compliance with the U.S. Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the 144A U.S. Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

3. £ Check if Transferee will take delivery of a beneficial interest in a Restricted Global Note pursuant to a provision of the U.S. Securities Act other than Rule 144A, Rule 144 or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the U.S. Securities Act and any applicable blue sky securities laws of any state of the United States and the securities laws of any other applicable jurisdiction, and accordingly the Transferor hereby further certifies that (check one):

(a)

£ such Transfer is being effected in accordance with an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws, and attached hereto is a written opinion of U.S. counsel or other evidence in form and substance reasonably satisfactory to the Issuer to that effect; or

Appendix B - 2

(b)	£ such Transfer is being effected to the Issuer or a subsidiary thereof.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

By:
Name:
Title:

Dated:

Signature guarantee*:

*	Participant in a recognized Signature guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Appendix B - 3

ANNEX A TO CERTIFICATE OF TRANSFER

Re: 3.875% Senior Notes due 2026 of Parkland Corporation

The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)	£ a beneficial interest in the:

(i)	£ Restricted Global Note (CUSIP 70137WAK4), or

(ii)	£ Unrestricted Global Note (CUSIP 70137WAJ7), or

(b)	£ a Restricted Definitive Note, or

(c)	£ an Unrestricted Definitive Note.

After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	£ a beneficial interest in the:

(i)	£ Restricted Global Note (CUSIP 70137WAK4), or

(ii)	£ Unrestricted Global Note (CUSIP 70137WAJ7 ), or

(b)	£ a Restricted Definitive Note; or

(c)	£ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Appendix B - 4

APPENDIX C

FORM OF SUPPLEMENTAL INDENTURE FOR GUARANTEE

SUPPLEMENTAL INDENTURE

This Supplemental Indenture and Guarantee, dated as of    , 20    (this “Supplemental Indenture” or “Guarantee”), among      (the “New Guarantor”), Parkland Corporation (together with its successors and assigns, the “Issuer”) and Computershare Trust Company of Canada, as trustee, transfer agent, paying agent and registrar under such Indenture (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of June 16, 2021 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 3.875% Senior Notes due 2026 of the Issuer (the “Notes”);

WHEREAS Section 5.17 of the Indenture provides that (a) if any of Issuer’s Restricted Subsidiaries that is not a Guarantor incurs or guarantees any Triggering Indebtedness, or (b) the Issuer elects to make a Restricted Subsidiary a Guarantor, then the Issuer shall cause the applicable Restricted Subsidiary to execute and deliver a Guarantee pursuant to which such Restricted Subsidiary will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the Indenture Obligations on the same terms and conditions as those set forth in the Indenture;

WHEREAS, pursuant to Section 11.3(d) of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to add an additional Guarantor, subject to compliance with Sections 5.17 and 11.6 of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and rateable benefit of the Holders as follows:

ARTICLE 1 - DEFINITIONS

1.1 Defined Terms

As used in this Supplemental Indenture, capitalized terms defined in the Indenture or in the preamble or recitals thereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Appendix C - 1

ARTICLE 2 - AGREEMENT TO BE BOUND; GUARANTEE

2.1 Agreement to be Bound

The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

2.2 Guarantee

The New Guarantor hereby fully, unconditionally and irrevocably guarantees, jointly and severally with each other Guarantor, to each Holder and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Indenture Obligations.

ARTICLE 3 - MISCELLANEOUS

3.1 Notices

All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below:

[Name of New Guarantor    ]

[Address of New Guarantor   ]

[              ]

Fax: [            ]

Attention: [          ]

3.2 Parties

Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

3.3 Governing Law

This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

3.4 Service of Process

The New Guarantor hereby appoints the Issuer as its agent for service of process in any suit, action or proceeding with respect to this Supplemental Indenture and the Notes. [Include if New Guarantor is organized outside of Canada]

Appendix C - 2

3.5 Severability Clause

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

3.6 Ratification of Indenture; Supplemental Indenture; Part of Indenture; No Liability of Trustee

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee does not make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or the New Guarantor’s Guarantee.

3.7 Counterparts

The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

3.8 Headings

The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Remainder of Page Left Blank.]

Appendix C - 3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

PARKLAND CORPORATION

By:
Name:
Title:

[NEW GUARANTOR], as Guarantor

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:
Name:
Title:

Appendix C - 4